                                                                     Exhibit 4.1

                                                                  EXECUTION COPY



================================================================================




                                   ARMKEL, LLC
                              ARMKEL FINANCE, INC.

                    9 1/2% Senior Subordinated Notes due 2009




                                 _______________


                                    INDENTURE



                          Dated as of August 28, 2001.



                                 _______________





                              THE BANK OF NEW YORK,

                                   as Trustee




================================================================================

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----
                                   ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

SECTION 1.01.  Definitions ............................................     1
SECTION 1.02.  Other Definitions ......................................    25
SECTION 1.03.  Incorporation by Reference of Trust Indenture Act ......    26
SECTION 1.04.  Rules of Construction ..................................    27

                                   ARTICLE 2

                                 The Securities
                                 --------------

SECTION 2.01.  Amount of Securities; Issuable in Series ...............    28
SECTION 2.02.  Form and Dating ........................................    29
SECTION 2.03.  Execution and Authentication ...........................    29
SECTION 2.04.  Registrar and Paying Agent .............................    30
SECTION 2.05.  Paying Agent to Hold Money in Trust ....................    31
SECTION 2.06.  Holder Lists ...........................................    31
SECTION 2.07.  Transfer and Exchange ..................................    31
SECTION 2.08.  Replacement Securities .................................    32
SECTION 2.09.  Outstanding Securities .................................    33
SECTION 2.10.  Temporary Securities ...................................    33
SECTION 2.11.  Cancelation ............................................    33
SECTION 2.12.  Defaulted Interest .....................................    34
SECTION 2.13.  CUSIP and ISIN Numbers .................................    34

                                   ARTICLE 3

                                   Redemption
                                   ----------

SECTION 3.01.  Notices to Trustee .....................................    34
SECTION 3.02.  Selection of Securities To Be Redeemed .................    35
SECTION 3.03.  Notice of Redemption ...................................    35
SECTION 3.04.  Effect of Notice of Redemption .........................    36
SECTION 3.05.  Deposit of Redemption Price ............................    36
SECTION 3.06.  Securities Redeemed in Part ............................    36


                                    ARTICLE 4

                                    Covenants
                                    ---------

SECTION 4.01.  Payment of Securities .......................................... 37
SECTION 4.02.  SEC Reports .................................................... 37
SECTION 4.03.  Limitation on Indebtedness ..................................... 37
SECTION 4.04.  Limitation on Restricted Payments .............................. 41
SECTION 4.05.  Limitation on Restrictions on Distributions from Restricted
               Subsidiaries ................................................... 46
SECTION 4.06.  Limitation on Sales of Assets and Subsidiary Stock ............. 48
SECTION 4.07.  Limitation on Transactions with Affiliates ..................... 52
SECTION 4.08.  Change of Control .............................................. 53
SECTION 4.09.  Compliance Certificate ......................................... 55
SECTION 4.10.  Further Instruments and Acts ................................... 55
SECTION 4.11.  Future Subsidiary Guarantors ................................... 55
SECTION 4.12.  Limitation on the Sale or Issuance of Preferred Stock of
               Restricted Subsidiaries ........................................ 56
SECTION 4.13.  Limitation on Ability of Company to Release Funds From Escrow... 56

                                    ARTICLE 5

                                Successor Company
                                -----------------

SECTION 5.01.  When Company and Sub Co-Issuer May Merge or Transfer
               Assets ......................................................... 57

                                    ARTICLE 6

                              Defaults and Remedies
                              ---------------------

SECTION 6.01.  Events of Default .............................................. 58
SECTION 6.02.  Acceleration ................................................... 60
SECTION 6.03.  Other Remedies ................................................. 61
SECTION 6.04.  Waiver of Past Defaults ........................................ 61
SECTION 6.05.  Control by Majority ............................................ 61
SECTION 6.06.  Limitation on Suits ............................................ 62
SECTION 6.07.  Rights of Holders to Receive Payment ........................... 62
SECTION 6.08.  Collection Suit by Trustee ..................................... 62
SECTION 6.09.  Trustee May File Proofs of Claim ............................... 62
SECTION 6.10.  Priorities ..................................................... 63
SECTION 6.11.  Undertaking for Costs .......................................... 63
SECTION 6.12.  Waiver of Stay or Extension Laws ............................... 64

                                    ARTICLE 7

                                    Trustee
                                    -------

SECTION 7.01.  Duties of Trustee ........................................   64
SECTION 7.02.  Rights of Trustee ........................................   65
SECTION 7.03.  Individual Rights of Trustee .............................   66
SECTION 7.04.  Trustee's Disclaimer .....................................   66
SECTION 7.05.  Notice of Defaults .......................................   66
SECTION 7.06.  Reports by Trustee to Holders ............................   67
SECTION 7.07.  Compensation and Indemnity ...............................   67
SECTION 7.08.  Replacement of Trustee ...................................   68
SECTION 7.09.  Successor Trustee by Merger ..............................   69
SECTION 7.10.  Eligibility; Disqualification ............................   69
SECTION 7.11.  Preferential Collection of Claims Against Company ........   70

                                    ARTICLE 8

                        Discharge of Indenture; Defeasance
                        ----------------------------------

SECTION 8.01.  Discharge of Liability on Securities; Defeasance .........   70
SECTION 8.02.  Conditions to Defeasance .................................   71
SECTION 8.03.  Application of Trust Money ...............................   72
SECTION 8.04.  Repayment to Company .....................................   73
SECTION 8.05.  Indemnity for Government Obligations .....................   73
SECTION 8.06.  Reinstatement ............................................   73

                                    ARTICLE 9

                                   Amendments
                                   ----------

SECTION 9.01.  Without Consent of Holders ...............................   74
SECTION 9.02.  With Consent of Holders ..................................   75
SECTION 9.03.  Compliance with Trust Indenture Act ......................   76
SECTION 9.04.  Revocation and Effect of Consents and Waivers ............   76
SECTION 9.05.  Notation on or Exchange of Securities ....................   77
SECTION 9.06.  Trustee to Sign Amendments ...............................   77
SECTION 9.07.  Payment for Consent ......................................   77

                                     ARTICLE 10

                                    Subordination
                                    -------------
SECTION 10.01.  Agreement To Subordinate .........................................   77
SECTION 10.02.  Liquidation, Dissolution, Bankruptcy .............................   78
SECTION 10.03.  Default on Senior Indebtedness ...................................   78
SECTION 10.04.  Acceleration of Payment of Securities ............................   79
SECTION 10.05.  When Distribution Must Be Paid Over ..............................   79
SECTION 10.06.  Subrogation ......................................................   80
SECTION 10.07.  Relative Rights ..................................................   80
SECTION 10.08.  Subordination May Not Be Impaired by Company .....................   80
SECTION 10.09.  Rights of Trustee and Paying Agent ...............................   80
SECTION 10.10.  Distribution or Notice to Representative .........................   81
SECTION 10.11.  Article 10 Not To Prevent Events of Default or Limit Right To
                 Accelerate ......................................................   81
SECTION 10.12.  Trust Monies Not Subordinated ....................................   81
SECTION 10.13.  Trustee Entitled To Rely .........................................   81
SECTION 10.14.  Trustee To Effectuate Subordination ..............................   82
SECTION 10.15.  Trustee Not Fiduciary for Holders of Senior Indebtedness .........   82
SECTION 10.16.  Reliance by Holders of Senior Indebtedness on Subordination
                 Provisions ......................................................   82

                                     ARTICLE 11

                                 Subsidiary Guarantees
                                 ---------------------

SECTION 11.01.  Subsidiary Guarantees ............................................   82
SECTION 11.02.  Limitation on Liability ..........................................   85
SECTION 11.03.  Successors and Assigns ...........................................   86
SECTION 11.04.  No Waiver ........................................................   86
SECTION 11.05.  Modification .....................................................   86
SECTION 11.06.  Execution of Supplemental Indenture for Future Subsidiary
                 Guarantors ......................................................   86
SECTION 11.07.  Non-Impairment ...................................................   86

                                     ARTICLE 12

                        Subordination of the Subsidiary Guarantees
                        ------------------------------------------

SECTION 12.01.  Agreement To Subordinate .........................................   87
SECTION 12.02.  Liquidation, Dissolution, Bankruptcy .............................   87

SECTION 12.03.  Default on Designated Senior Indebtedness of a Subsidiary
                 Guarantor .............................................................  87
SECTION 12.04.  Demand for Payment .....................................................  89
SECTION 12.05.  When Distribution Must Be Paid Over ....................................  89
SECTION 12.06.  Subrogation ............................................................  89
SECTION 12.07.  Relative Rights ........................................................  89
SECTION 12.08.  Subordination May Not Be Impaired by a Subsidiary Guarantor ............  90
SECTION 12.09.  Rights of Trustee and Paying Agent .....................................  90
SECTION 12.10.  Distribution or Notice to Representative ...............................  90
SECTION 12.11.  Article 12 Not To Prevent Events of Default or Limit Right To
                 Accelerate ............................................................  90
SECTION 12.12.  Trustee Entitled To Rely ...............................................  90
SECTION 12.13.  Trustee To Effectuate Subordination ....................................  91
SECTION 12.14.  Trustee Not Fiduciary for Holders of Senior Indebtedness of a
                 Subsidiary Guarantor ..................................................  91
SECTION 12.15.  Reliance by Holders of Senior Indebtedness of a Subsidiary
                 Guarantor on Subordination Provisions .................................  91
SECTION 12.16.  Defeasance .............................................................  92

                                         ARTICLE 13

                                        Miscellaneous
                                        -------------

SECTION 13.01.  Trust Indenture Act Controls ...........................................  92
SECTION 13.02.  Notices ................................................................  92
SECTION 13.03.  Communication by Holders with Other Holders ............................  93
SECTION 13.04.  Certificate and Opinion as to Conditions Precedent .....................  94
SECTION 13.05.  Statements Required in Certificate or Opinion ..........................  94
SECTION 13.06.  When Securities Disregarded ............................................  94
SECTION 13.07.  Rules by Trustee, Paying Agent and Registrar ...........................  95
SECTION 13.08.  Legal Holidays .........................................................  95
SECTION 13.09.  Governing Law ..........................................................  95
SECTION 13.10.  No Recourse Against Others .............................................  95
SECTION 13.11.  Successors .............................................................  95
SECTION 13.12.  Multiple Originals .....................................................  95
SECTION 13.13.  Table of Contents; Headings ............................................  95

Appendix A  - Provisions Relating to Original Securities, Additional
                 Securities and Exchange Securities
Exhibit A   - Form of Initial Security
Exhibit B   - Form of Exchange Security
Exhibit C   - Form of Supplemental Indenture
Exhibit D   - Form of Transferee Letter of Representation

                     INDENTURE dated as of August 28, 2001, among Armkel, LLC, a
               Delaware limited liability company (the "Company"), Armkel Finance, Inc., a Delaware corporation ("Sub Co-Issuer"), and The Bank of New York, a New York banking corporation, as trustee (the "Trustee").

          Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of (a) the Company's 9
1/2% Senior Subordinated Notes due 2009 issued on the date hereof (the "Original Securities"), (b) any Additional Securities (as defined herein) that may be issued on any Issue Date (all such Securities in clauses (a) and (b) being referred to collectively as the "Initial Securities"), and
(c) if and when issued as provided in the Registration Agreement (as defined in Appendix A hereto (the "Appendix")), the Company's 9 1/2% Senior Subordinated Notes due 2009 issued in a Registered Exchange Offer in exchange for any Initial Securities (the "Exchange Securities", and together with the Initial Securities, the "Securities"). Except as otherwise provided herein, the Securities will be limited to $450,000,000 in aggregate principal amount outstanding, of which $225,000,000 in aggregate principal amount will be initially issued on the date hereof.
Subject to the conditions and in compliance with the covenants set forth herein, the Company and Sub Co-Issuer may issue up to $225,000,000 aggregate principal amount of Additional Securities.

                                    ARTICLE 1

                   Definitions and Incorporation by Reference
                   ------------------------------------------

          SECTION 1.01. Definitions.
                        ------------

          "Acquisition" means the acquisition by the Company of the consumer products businesses of Carter-Wallace, Inc. pursuant to the Acquisition Agreement and the substantially concurrent sale pursuant to the Product Line Purchase Agreement.

          "Acquisition Agreement" means the Asset Purchase Agreement between the Company and Carter-Wallace Inc., dated as of May 7, 2001, as the same may be amended, modified or supplemented from time to time.

          "Additional Assets" means (a) any property or assets (other than Indebtedness and Capital Stock) to be used by the Company or a Restricted Subsidiary in a Permitted Business or (b) the Capital Stock of a Restricted Subsidiary or of a Person that becomes a Restricted Subsidiary as a result of the acquisition of such Capital Stock by the Company or another Restricted Subsidiary.

          "Additional Securities" means up to $225 million aggregate principal amount of 9 1/2% Senior Subordinated Notes due 2009 issued under the terms of this Indenture subsequent to the Closing Date.

          "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing. For purposes of Sections 4.07 only, "Affiliate" shall also mean any beneficial owner of shares representing 5% or more of the total voting power of the Voting Stock (on a fully diluted basis) of the Company or of rights or warrants to purchase such Voting Stock (whether or not currently exercisable) and any Person who would be an Affiliate of any such beneficial owner pursuant to the first sentence hereof.

          "Asset Disposition" means any sale, lease, transfer or other disposition (or series of related sales, leases, transfers or dispositions) by the Company or any Restricted Subsidiary, including any disposition by means of a merger, consolidation or similar transaction (each referred to for the purposes of this definition as a "disposition"), of (a) any shares of Capital Stock of a Restricted Subsidiary (other than directors' qualifying shares or shares required by applicable law to be held by a Person other than the Company or a Restricted Subsidiary), (b) all or substantially all the assets of any division or line of business of the Company or any Restricted Subsidiary or (c) any other assets of the Company or any Restricted Subsidiary outside of the ordinary course of business of the Company or such Restricted Subsidiary, other than, in the case of (a), (b) and (c) above, (i) a disposition by a Restricted Subsidiary to the Company or to another Restricted Subsidiary or by the Company to a Restricted Subsidiary, (ii) for purposes of the provisions described under
Section 4.06 only, a disposition subject to Section 4.04, (iii) any transaction or series of related transactions for which the Company or its Restricted Subsidiaries receive aggregate consideration of less than $5 million, (iv) the sale, lease, conveyance, disposition or other transfer of all or substantially all of the assets of the Company as permitted under Section 5.01, (v) the sale or discount, in each case without recourse, of accounts receivable arising in the ordinary course of business, but only in connection with the compromise or collection thereof, (vi) the factoring of accounts receivable arising in the ordinary course of business pursuant to arrangements customary in the industry,
(vii) the licensing of intellectual property, (viii) disposals or replacements of obsolete equipment in the ordinary course of business, (ix) sales of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" to a Receivables Entity, (x) transfers of accounts receivable and related assets of the type specified in the definition of "Qualified Receivables Transaction" (or a fractional undivided interest therein) by a Receivables Entity in a Qualified Receivables Transaction, (xi) leases or subleases to third persons not interfering in any material respect with the business of the Company or any of its Restricted Subsidiaries, (xii) the sale or other disposition of the Company's manufacturing facility located in Cranbury, New Jersey and all properties and assets associated with such facility, and (xiii) a sale or other disposition of assets pursuant to the Product Line Purchase Agreement.

          "Average Life" means, as of the date of determination, with respect to any Indebtedness or Preferred Stock, the quotient obtained by dividing (a) the sum of the products of the numbers of years from the date of determination to the dates of each successive scheduled principal payment of such Indebtedness or scheduled redemption or similar payment with respect to such Preferred Stock multiplied by the amount of such payment by (b) the sum of all such payments.

          "Bank Indebtedness" means any and all amounts payable under or in respect of the Credit Agreement and any Refinancing Indebtedness with respect thereto, as amended from time to time, including principal, premium (if any), interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company or any Subsidiary whether or not a claim for post-filing interest is allowed in such proceedings), fees, charges, expenses, reimbursement obligations, guarantees and all other amounts payable thereunder or in respect thereof. It is understood and agreed that Refinancing Indebtedness in respect of the Credit Agreement may be Incurred from time to time after termination of the Credit Agreement.

          "Business Day" means each day which is not a Legal Holiday.

          "Capital Stock" of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.

          "Capitalized Lease Obligations" means an obligation that is required to be classified and accounted for as a capital lease for financial reporting purposes in accordance with GAAP, and the amount of Indebtedness represented by such obligation shall be the amount of such obligation required to be reflected as a liability on a balance sheet prepared in accordance with GAAP; and the Stated Maturity thereof shall be the date of the last payment of rent or any other similar amount due under such lease prior to the first date upon which such lease may be prepaid by the lessee without payment of a penalty.

          "Carter-Wallace Agreements" means the Cranbury Facilities Sharing Agreement and Lease between the Company and Carter-Wallace, Inc., to be dated on or about the Effective Date, the Transition Services Agreement between the Company and Carter-Wallace, to be dated on or about the Effective Date, the Insurance Claims

Agreement between the Company and Carter-Wallace, to be dated on or about the Effective Date, the Indemnification Agreement between the Company and Carter-Wallace, to be dated on or about the Effective Date; the Acquisition Agreement, the Consumer Products Transitional License Agreement between the Company and Carter-Wallace, to be dated on or about the Effective Date, and the Company Patent License Agreement between the Company and Carter-Wallace, to be dated on or about the Effective Date, in each case, as the same may be amended, modified or supplemented from time to time.

          "C&D" means Church & Dwight Co., Inc.

          "C&D Agreements" means the Product Line Purchase Agreement between the Company and C&D dated as of July 26, 2001 and effective as of May 7, 2001, the Management Services Agreement between the Company and C&D, to be dated on or about the Effective Date, the Manufacturing and Distribution Agreement between the Company and C&D, to be dated on or about the Effective Date, the Arrid Manufacturing Agreement between the Company and C&D, to be dated on or about the Effective Date, and the Advisory Services Agreement relating to the Acquisition between the Company and C&D, to be dated on or about the Effective Date, in each case, as the same may be amended, modified or supplemented from time to time.

          "Change of Control" means the occurrence of any of the following events:

          (a) any "person" (as such term is used in Section 13(d) and 14(d) of the Exchange Act), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the Company, provided that so long as the Company is a Subsidiary of a Parent, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of the Company unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent; or

          (b) during any period of two consecutive years, individuals who at the beginning of such period constituted the Governing Board of the Company (together with any new individuals whose election by such Governing Board of the Company or whose nomination for election by the members or shareholders of the Company was approved by any Permitted Holder or a vote of a majority of the individuals of the Company then still in office who were either on the Governing Board at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Governing Board of the Company; or

          (c) the adoption of a plan relating to the liquidation or dissolution of the Company; or

          (d) the Company merges or consolidates with or into, or sells or transfers (in one or a series of related transactions) all or substantially all of the assets of the Company and its Restricted Subsidiaries to another Person (other than one or more Permitted Holders) and any "person" (as defined in clause (a) above), other than one or more Permitted Holders, is or becomes the "beneficial owner" (as so defined), directly or indirectly, of more than 50% of the total voting power of the Voting Stock of the surviving Person in such merger or consolidation, or the transferee Person in such sale or transfer of assets, as the case may be, provided that so
                                                             --------
     long as such surviving or transferee Person is a Subsidiary of a Parent, no Person shall be deemed to be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such surviving or transferee Person unless such Person shall be or become a "beneficial owner" of more than 50% of the total voting power of the Voting Stock of such Parent.

          "Closing Date" means the date of this Indenture.

          "Code" means the Internal Revenue Code of 1986, as amended.

          "Company" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor and, for purposes of any provision contained herein and required by the TIA, each other obligor on the indenture securities.

          "Consolidated Coverage Ratio" as of any date of determination means the ratio of (a) the aggregate amount of Consolidated EBITDA of the Company and its Restricted Subsidiaries for the period of the most recent four consecutive fiscal quarters ending prior to the date of such determination for which consolidated financial statements of the Company are available to (b) Consolidated Interest Expense for such four fiscal quarters (in each case, determined, for each fiscal quarter (or portion thereof) of the four fiscal quarters ending prior to the Effective Date, on a pro forma basis to give effect to the Acquisition as if it had occurred at the beginning of such four-quarter period), and subject and giving effect to the following adjustments, (i) if since the beginning of such period the Company or any Restricted Subsidiary has Incurred any Indebtedness that remains outstanding on such date of determination or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio is an Incurrence of Indebtedness, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Indebtedness as if such Indebtedness had been Incurred on the first day of such period (except that in making such computation, the amount of Indebtedness under any revolving credit facility outstanding on the date of such calculation shall be computed based on (A) the average daily balance of such Indebtedness during such four fiscal quarters or such shorter period for which such facility wasoutstanding or (B) if such facility was created after the end of such four fiscal quarters, the average daily balance of such Indebtedness during the period from the date of creation of such facility to the date of such calculation), (ii) if since the beginning of such period the Company or any Restricted Subsidiary has repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged any Indebtedness (each, a "Discharge") or if the transaction giving rise to the need to calculate the Consolidated Coverage Ratio involves a Discharge of Indebtedness (in each case other than Indebtedness Incurred under any revolving credit facility unless such Indebtedness has been permanently repaid), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving effect on a pro forma basis to such Discharge of such Indebtedness, including with the proceeds of such new Indebtedness, as if such Discharge had occurred on the first day of such period, (iii) if since the beginning of such period the Company or any Restricted Subsidiary shall have disposed of any company, any business or any group of assets constituting an operating unit of a business (any such disposition, a "Sale"), the Consolidated EBITDA for such period shall be reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the assets that are the subject of such Sale for such period or increased by an amount equal to the Consolidated EBITDA (if negative) attributable thereto for such period and Consolidated Interest Expense for such period shall be reduced by an amount equal to (A) the Consolidated Interest Expense attributable to any Indebtedness of the Company or any Restricted Subsidiary repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged with respect to the Company and its continuing Restricted Subsidiaries in connection with such Sale for such period (including but not limited to through the assumption of such Indebtedness by another Person) plus
(B) if the Capital Stock of any Restricted Subsidiary is sold, the Consolidated Interest Expense for such period attributable to the Indebtedness of such Restricted Subsidiary to the extent the Company and its continuing Restricted Subsidiaries are no longer liable for such Indebtedness after such Sale, (iv) if since the beginning of such period the Company or any Restricted Subsidiary (by merger, consolidation or otherwise) shall have made an Investment in any Person that thereby becomes a Restricted Subsidiary, or otherwise acquired any company, any business or any group of assets constituting an operating unit of a business, including any such Investment or acquisition occurring in connection with a transaction causing a calculation to be made hereunder (any such Investment or acquisition, a "Purchase"), Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto (including the Incurrence of any related Indebtedness) as if such Purchase occurred on the first day of such period and (v) if since the beginning of such period any Person became a Restricted Subsidiary or was merged or consolidated with or into the Company or any Restricted Subsidiary, and since the beginning of such period such Person shall have Discharged any Indebtedness or made any Sale or Purchase that would have required an adjustment pursuant to clause (ii), (iii) or (iv) above if made by the Company or a Restricted Subsidiary during such period, Consolidated EBITDA and Consolidated Interest Expense for such period shall be calculated after giving pro forma effect thereto as if such Discharge, Sale or Purchase occurred on the first day of such period.

     For purposes of this definition, whenever pro forma effect is to be given to any Sale, Purchase or other transaction, or the amount of income or earnings relating thereto and the amount of Consolidated Interest Expense associated with any Indebtedness Incurred or repaid, repurchased, redeemed, defeased or otherwise acquired, retired or discharged in connection therewith, the pro forma calculations in respect thereof (including without limitation in respect of anticipated cost savings or synergies relating to any such Sale, Purchase or other transaction) shall be as determined in good faith by a responsible financial or accounting Officer of the Company. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest expense on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Interest Rate Agreement applicable to such Indebtedness to the extent of the remaining term of such Interest Rate Agreement). If any Indebtedness bears, at the option of the Company or a Restricted Subsidiary, a rate of interest based on a prime or similar rate, a eurocurrency interbank offered rate or other fixed or floating rate, and such Indebtedness is being given pro forma effect, the interest expense on such Indebtedness shall be calculated by applying such optional rate as the Company or such Restricted Subsidiary may designate. If any Indebtedness that is being given pro forma effect was Incurred under a revolving credit facility, the interest expense on such Indebtedness shall be computed based upon the average daily balance of such Indebtedness during the applicable period. Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate determined in good faith by a responsible financial or accounting officer of the Company to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

                  "Consolidated EBITDA" means, for any period, the Consolidated Net Income for such period, plus the following to the extent deducted in calculating such Consolidated Net Income: (i) provision for all taxes (whether or not paid, estimated or accrued) based on income, profits or capital, (ii) Consolidated Interest Expense, (iii) depreciation, amortization (including but not limited to amortization of goodwill and intangibles and amortization and write-off of financing costs) and any non-cash impairment charges related to goodwill, other intangibles or long-lived assets, (iv) any expenses or charges related to any Equity Offering, Investment or Indebtedness permitted by this Indenture (whether or not consummated or incurred), (v) the amount of any minority interest expense, (vi) the amount, up to $1 million per year, paid to Kelso in respect of management, monitoring, consulting and advisory fees and
(vii) any non-cash charges resulting from any write-up of assets of the Company or any of its Subsidiaries in accordance with Statement of Financial Accounting Standards No. 141, "Business Combinations."

          "Consolidated Interest Expense" means, for any period, (i) the total interest expense of the Company and its Restricted Subsidiaries to the extent deducted in calculating Consolidated Net Income, net of any interest income of the Company and its Restricted Subsidiaries, including without limitation any such interest expense consisting of (a) interest expense attributable to Capitalized Lease Obligations, (b) amortization of debt discount, (c) the interest portion of any deferred payment obligation, (d) commissions, discounts and other fees and charges owed with respect to letters of credit and bankers' acceptance financing and (e) to the extent not otherwise included in such interest expense, Receivables Fees, plus (ii) Preferred Stock dividends paid in cash in respect of Disqualified Stock of the Company held by Persons other than the Company or a Restricted Subsidiary and minus (iii) to the extent otherwise included in such interest expense, amortization or write-off of financing costs, in each case under clauses (i) through (iii) as determined on a Consolidated basis in accordance with GAAP; provided, that gross interest expense shall be
                               --------
determined after giving effect to any net payments made or received by the Company and its Restricted Subsidiaries with respect to Interest Rate Agreements.

          "Consolidated Net Income" means, for any period, the net income (loss) of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided, that there shall not be included in such Consolidated
                 --------
Net Income:

          (a) any net income of any Person if such Person is not a Restricted Subsidiary or is accounted for by the equity method of accounting, except that the Company's equity in the net income (but not loss) of any such Person for such period shall be included in such Consolidated Net Income up to the aggregate amount actually distributed by such Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution (subject, in the case of a dividend or other distribution to a Restricted Subsidiary, to the limitations contained in clause (c) below),

          (b) any net income (loss) of any Person acquired by the Company or a Restricted Subsidiary in a pooling of interests transaction for any period prior to the date of such acquisition,

          (c) any net income (loss) of any Restricted Subsidiary that is not a Subsidiary Guarantor if such Restricted Subsidiary is subject to restrictions, directly or indirectly, on the payment of dividends or the making of similar distributions by such Restricted Subsidiary, directly or indirectly, to the Company by operation of the terms of such Restricted Subsidiary's charter or any agreement, instrument, judgment, decree, order, statute or governmental rule or regulation applicable to such Restricted Subsidiary or its stockholders (other than (i) restrictions that have been waived or otherwise released and (ii) restrictions pursuant to the Securities or this Indenture), except that the Company's equity in the net income (but not loss) of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of any dividend or distribution that was or that could have been made by such Restricted Subsidiary during such period to the Company or another Restricted Subsidiary and the Company's equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income up to the amount of loans, advances or other contributions, if any, made to such Restricted Subsidiary by the Company or any other Restricted Subsidiary during such period.

               (d) any gain or loss realized upon the sale or other disposition of any asset of the Company or any Restricted Subsidiary (including pursuant to any sale/leaseback transaction) that is not sold or otherwise disposed of in the ordinary course of business (as determined in good faith by the Governing Board) and any gain or loss realized upon the sale or other disposition of any Capital stock of any Person,

               (e) any extraordinary, unusual or nonrecurring gain, loss or charge,

               (f) the cumulative effect of a change in accounting principles,

               (g) all deferred financing costs written off and premiums paid in connection with any early extinguishment of Indebtedness,

               (h) any unrealized gains or losses in respect of Currency Agreements,

               (i) any unrealized foreign currency transaction gains or losses in respect of Indebtedness of any Person denominated in a currency other than the functional currency of such Person, and

               (j) any non-cash compensation charge arising from any grant of stock, stock options or other equity- based awards.

          In the case of any unusual or nonrecurring gain, loss or charge not included in Consolidated Net Income pursuant to clause (e) above in any determination thereof, the Company will deliver an Officers' Certificate to the Trustee promptly after the date on which Consolidated Net Income is so determined, setting forth the nature and amount of such unusual or nonrecurring gain, loss or charge.

          "Consolidated Net Worth" means the total of the amounts shown on the balance sheet of the Company and its Restricted Subsidiaries, determined on a Consolidated basis, as of the end of the most recent fiscal quarter of the Company ending at least 45 days prior to the taking of any action for the purpose of which the determination is being made, as (a) the par or stated value of all outstanding Capital Stock of the Company plus (b) paid-in capital or capital surplus relating to such Capital Stock plus (c) any retained earnings or earned surplus less (i) any accumulated deficit and (ii) any amounts attributable to Disqualified Stock.

                  "Consolidation" means the consolidation of the accounts of each of the Restricted Subsidiaries with those of the Company in accordance with GAAP consistently applied; provided, however, that "Consolidation" shall not
                           --------  -------
include consolidation of the accounts of any Unrestricted Subsidiary, but the interest of the Company or any Restricted Subsidiary in an Unrestricted Subsidiary shall be accounted for as an investment. The term "Consolidated" has a correlative meaning.

                  "Credit Agreement" means the credit agreement to be dated on or about the Effective Date, as amended, restated, supplemented, waived, replaced (whether or not upon termination, and whether with the original lenders or otherwise), refinanced, restructured or otherwise modified from time to time, among the Company, the lenders named therein, The Chase Manhattan Bank, as administrative agent (except to the extent that any such amendment, restatement, supplement, waiver, replacement, refinancing, restructuring or other modification thereto would be prohibited by the terms of this Indenture, unless otherwise agreed to by the Holders of at least a majority in aggregate principal amount of Securities at the time outstanding).

                  "Currency Agreement" means with respect to any Person any foreign exchange contract, currency swap agreements or other similar agreement or arrangement to which such Person is a party or of which it is a beneficiary.

                  "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

                  "Designated Senior Indebtedness" of the Company means (a) the Bank Indebtedness and (b) any other Senior Indebtedness of the Company that, at the date of determination, has an aggregate principal amount outstanding of, or under which, at the date of determination, the holders thereof are committed to lend up to, at least $25 million and is specifically designated by the Company (with the consent of the Representative of the Bank Indebtedness if there is any Bank Indebtedness outstanding at this time) in the instrument evidencing or governing such Senior Indebtedness as "Designated Senior Indebtedness" for purposes of this Indenture. "Designated Senior Indebtedness" of Sub Co-Issuer or a Subsidiary Guarantor has a correlative meaning.

                  "Disqualified Stock" means, with respect to any Person, any Capital Stock which by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable or exercisable) or upon the happening of any event (a) matures or is mandatorily redeemable pursuant to a sinking fund obligation or otherwise,
(b) is convertible or exchangeable for Indebtedness or Disqualified Stock (excluding Capital Stock convertible or exchangeable solely at the option of the Company or a Restricted Subsidiary; provided, however, that any such conversion
                                    --------  -------
or exchange shall be deemed an Incurrence of Indebtedness or Disqualified Stock, as applicable) or (c) is redeemable at the option of the holder thereof, in whole or in part, in the case of each of clauses (a), (b) and (c), on or prior to the first anniversary of the Stated Maturity of the Securities; provided,
                                                                   --------
however, that any Capital Stock that would not constitute Disqualified Stock but
-------
for provisions thereof giving holders thereof the right to require such Person to repurchase or redeem such Capital Stock upon the occurrence of an "asset sale" or "change of control" occurring prior to the first anniversary of the Stated Maturity of the Securities shall not constitute Disqualified Stock.

          "Domestic Subsidiary" means any Restricted Subsidiary of the Company other than a Foreign Subsidiary.

          "Effective Date" means the date of closing of the Acquisition.

          "Effective Time" means the time of closing of the Acquisition.

          "Equity Offering" means (i) a sale of Capital Stock (other than Disqualified Stock) that is a sale of Capital Stock of the Company, or (ii) a capital contribution to the Company or any of its Restricted Subsidiaries.

          "Exchange Act" means the Securities Exchange Act of 1934.

          "Escrow Agreement" means the Escrow Agreement among the Company, Sub Co-Issuer and The Bank of New York, as Escrow Agent.

          "Fair Market Value" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction. The Fair Market Value of property or assets other than cash which involves (a) an aggregate amount in excess of $1 million, shall be set forth in a resolution approved by at least a majority of the Governing Board and (b) an aggregate amount in excess of $25 million, shall have been determined in writing by a nationally recognized appraisal, accounting or investment banking firm.

          "Financing Disposition" means any sale, transfer, conveyance or other disposition of property or assets by the Company or any Subsidiary thereof to any Receivables Entity, or by any Receivables Subsidiary, in each case in connection with the Incurrence by a Receivables Entity of Indebtedness, or obligations to make payments to the obligor on Indebtedness, which may be secured by a Lien in respect of such property or assets.

          "Foreign Subsidiary" means any Restricted Subsidiary of the Company that is not organized under the laws of the United States of America or any State thereof or the District of Columbia.

          "GAAP" means generally accepted accounting principles in the United States of America as in effect as of the Closing Date, including those set forth in (a) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (b) statements and pronouncements of the Financial Accounting Standards Board, (c) such other statements by such other entities as approved by a significant segment of the accounting profession and (d) the rules and regulations of the SEC governing the inclusion of financial statements in periodic reports required to be filed pursuant to Section 13 of the Exchange Act, including opinions and pronouncements in staff accounting bulletins and similar written statements from the accounting staff of the SEC. All ratios and computations based on GAAP contained in this Indenture shall be computed in conformity with GAAP.

          "Governing Board" of the Company or any other Person means (i) the managing member or members or any controlling committee or members of the Company or such Person, for so long as the Company or such Person is a limited liability company, (ii) the board of directors of the Company or such Person, if the Company or such Person is a corporation or (iii) any similar governing body.

          "Governing Board Approval" means (i) the written approval provided by a majority of the members of a Governing Board, so long as the Governing Board is comprised of an equal number of representatives designated by C&D and Kelso or (ii) in the event there is not an equal number of such representatives, the written approval by a majority of directors who do not have a personal stake in the transaction being voted upon.

          "Guarantee" means any obligation, contingent or otherwise, of any Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for purposes of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); provided, however, that the term
                                          --------  -------
"Guarantee" shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning. The term "Guarantor" shall mean any Person Guaranteeing any obligation.

          "Hedging Obligations" of any Person means the obligations of such Person pursuant to any Interest Rate Agreement or Currency Agreement.

          "Holder" means the Person in whose name a Security is registered on the Registrar's books.

          "Incur" means issue, assume, Guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness or Capital Stock of a
            --------  -------
Person existing at the time such Person becomes a Subsidiary (whether by merger, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term "Incurrence" when used as a noun shall have a correlative meaning. The accretion of principal of a non-interest bearing or other discount security shall not be deemed the Incurrence of Indebtedness.

          "Indebtedness" means, with respect to any Person on any date of determination, without duplication:

          (a) the principal of and premium (if any) in respect of indebtedness of such Person for borrowed money;

          (b) the principal of and premium (if any) in respect of obligations of such Person evidenced by bonds, debentures, notes or other similar instruments;

          (c) all obligations of such Person in respect of letters of credit or other similar instruments (including reimbursement obligations with respect thereto);

          (d) all obligations of such Person to pay the deferred and unpaid purchase price of property or services (except Trade Payables and other accrued current liabilities arising in the ordinary course of business), which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto or the completion of such services;

          (e) all Capitalized Lease Obligations of such Person;

          (f) the amount of all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock or, with respect to any Subsidiary of such Person, any Preferred Stock (but excluding, in each case, any accrued dividends);

          (g) all Indebtedness of other Persons secured by a Lien on any asset of such Person, whether or not such Indebtedness is assumed by such Person; provided, however, that the amount of Indebtedness of such Person shall be
     --------  -------
     the lesser of (A) the Fair Market Value of such asset at such date of determination and (B) the amount of such Indebtedness of such other Persons;

          (h) Hedging Obligations of such Person; and

          (i) all obligations of the type referred to in clauses (a) through (h) of other Persons and all dividends of other Persons for the payment of which, in either case, such Person is responsible or liable, directly or indirectly, as obligor, guarantor or otherwise, including by means of any Guarantee; provided, however, that Indebtedness shall not include any
                --------  -------
     obligation of the Company or any Subsidiary in respect of the Acquisition Agreement or any liability for Federal, state, provincial, foreign, local or other taxes owed or owing by such Person.

     The amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date.

          "Indenture" means this Indenture as amended or supplemented from time to time.

          "Interest Rate Agreement" means with respect to any Person any interest rate protection agreement, interest rate future agreement, interest rate option agreement, interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, interest rate hedge agreement or other similar agreement or arrangement to which such Person is party or of which it is a beneficiary.

          "Investment" in any Person means any direct or indirect advance, loan (other than advances to customers in the ordinary course of business that are recorded as accounts receivable on the balance sheet of the lender) or other extension of credit (including by way of Guarantee or similar arrangement) or capital contribution to (by means of any transfer of cash or other property to others or any payment for property or services for the account or use of others), or any purchase or acquisition of Capital Stock, Indebtedness or other similar instruments issued by such Person. For purposes of the definition of "Unrestricted Subsidiary" and Section 4.04:

          (1) "Investment" shall include the Company's pro rata portion (proportionate to the Company's direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of any Subsidiary of the Company at the time that such Subsidiary is designated an Unrestricted

          Subsidiary; provided, however, that upon a redesignation of such
                      --------  -------
          Subsidiary as a Restricted Subsidiary, the Company shall be deemed to continue to have a permanent "Investment" in an Unrestricted Subsidiary in an amount (if positive) equal to (A) the Company's "Investment" in such Subsidiary at the time of such redesignation less
          (B) the Company's pro rata portion (proportionate to the Company's direct or indirect equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

               (2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

               "Issue Date", with respect to any Initial Securities, means the date on which such Initial Securities are originally issued.

               "Kelso" means Kelso & Company, LLP.

               "Kelso Agreements" means the Kelso Financial Advisory Services Agreement between the Company and Kelso, to be dated on or about the Effective Date, and the Investment Banking Services Agreement relating to the Acquisition between the Company and Kelso, to be dated on or about the Effective Date, in each case, as the same may be amended, modified or supplemented from time to time.

               "Lien" means any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

               "Merger Agreement" means the Agreement and Plan of Merger, dated as of May 7, 2001, among Carter-Wallace, Inc., CPI Development Corporation, MCC Acquisition Holdings Corporation, MCC Merger Sub Corporation and MCC Acquisition Sub Corporation, as the same may be amended, modified or supplemented from time to time.

               "Net Available Cash" from an Asset Disposition means cash payments received (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or otherwise and proceeds from the sale or other disposition of any securities received as consideration, but only as and when received, but excluding any other consideration received in the form of assumption by the acquiring Person of Indebtedness or other obligations relating to the properties or assets that are the subject of such Asset Disposition or received in any other non-cash form) therefrom, in each case net of (a) all legal, title and recording tax expenses, commissions and other fees and expenses incurred, and the Tax Distributions with respect to such Asset Disposition, (b) all payments made on any Indebtedness which is secured by any assets subject to such Asset Disposition, in accordance with the terms of any Lien upon or other security agreement of any kind with respect to such assets, or which must by its terms, or in order to obtain a necessary consent to such Asset Disposition, or by applicable law be repaid out of the proceeds from such Asset Disposition, (c) all distributions and other payments required to be made to minority interest holders in Subsidiaries or joint ventures as a result of such Asset Disposition and (d) appropriate amounts to be provided by the seller as a reserve, in accordance with GAAP, against any liabilities associated with the property or other assets disposed of in such Asset Disposition and retained by the Company or any Restricted Subsidiary after such Asset Disposition.

          "Net Cash Proceeds", with respect to any issuance or sale of Capital Stock, means the cash proceeds of such issuance or sale net of attorneys' fees, accountants' fees, underwriters' or placement agents' fees, discounts or commissions and brokerage, consultant and other fees actually incurred in connection with such issuance or sale and net of taxes paid or payable as a result thereof.

          "Officer" means the Chairman of the Board, the Chief Executive Officer, the Chief Financial Officer, the President, any Vice President, the Treasurer or the Secretary of the Company or Sub Co-Issuer. "Officer" of a Subsidiary Guarantor has a correlative meaning.

          "Officers' Certificate" means a certificate signed by two Officers.

          "Opinion of Counsel" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company, Sub Co-Issuer, a Subsidiary Guarantor or the Trustee.

          "Parent" means any Person of which the Company at any time is or becomes a Subsidiary after the Closing Date.

          "Permitted Business" means any business engaged in by the Company or any Restricted Subsidiary on the Effective Date and any Related Business.

          "Permitted Holders" means Kelso, C&D, their respective affiliates, and any Person acting in the capacity of an underwriter in connection with a public or private offering of the Company's Capital Stock or securities convertible into or exchangeable or exercisable for such Capital Stock.

          "Permitted Investment" means an Investment by the Company or any Restricted Subsidiary in (a) the Company, a Restricted Subsidiary or a Person that will, upon the making of such Investment, become a Restricted Subsidiary; provided, however, that the primary business of such Restricted Subsidiary is a
--------  -------
Permitted Business, (b) another Person if as a result of such Investment such other Person is merged or consolidated with or into, or transfers or conveys all or substantially all its assets to, the Company or a Restricted Subsidiary; provided, however, that such
                                                   --------  -------
Person's primary business is a Permitted Business, (c) Temporary Cash Investments, (d) receivables owing to the Company or any Restricted Subsidiary if created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms; provided, however, that
                                                        --------  -------
such trade terms may include such concessionary trade terms as the Company or any such Restricted Subsidiary deems reasonable under the circumstances, (e) payroll, travel and similar advances to cover matters that are expected at the time of such advances ultimately to be treated as expenses for accounting purposes and that are made in the ordinary course of business, (f) loans or advances to employees made in the ordinary course of business and not exceeding $5 million in the aggregate outstanding at any time, (g) stock, obligations or securities received in settlement of debts created in the ordinary course of business and owing to the Company or any Restricted Subsidiary or in satisfaction of judgments or upon bankruptcy or insolvency of creditors or customers, (h) any Person to the extent such Investment represents the non-cash portion of the consideration received for an Asset Disposition that was made pursuant to and in compliance with Section 4.06, (i) Investments existing on the Effective Date, (j) Currency Agreements and Interest Rate Agreements entered into by the Company or any of its Restricted Subsidiaries for bona fide business reasons and not for speculative purposes, and otherwise in compliance with this Indenture, (k) guarantees by the Company or any of its Restricted Subsidiaries of Indebtedness otherwise permitted to be incurred by the Company or any of its Restricted Subsidiaries under this Indenture, (l) any Investment by the Company or a Restricted Subsidiary of the Company in a Receivables Entity or any Investment by a Receivables Entity in any other Person in connection with the Qualified Receivables Transaction, (m) that portion of any Investment where the consideration provided is Capital Stock of the Company (other than Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor), or
(n) other Investments in an aggregate amount outstanding at any time not to exceed $15 million.

          "Permitted Liens" means the following types of Liens:

          (a) Liens securing the Securities and the Guarantees;

          (b) Liens securing indebtedness incurred in reliance on Section 4.03(b)(iv); provided that such Liens do not extend to or cover any
                  --------
     property or assets of the Company or of any Restricted Subsidiary other than the property or assets that secured such Indebtedness prior to the time the applicable Restricted Subsidiary became a Restricted Subsidiary;

          (c) Liens existing at the Effective Time, together with any Liens securing Refinancing Indebtedness Incurred to refinance Indebtedness secured by Liens existing on the Effective Date; provided that the Liens
                                                      --------
     securing the Refinancing

          Indebtedness shall not extend to property other than that pledged under the Liens securing the Indebtedness being refinanced;

               (d) Liens in favor of the Company on the property or assets, or any proceeds, income or profit therefrom, of any Restricted Subsidiary; and

               (e) other Liens provided that the maximum aggregate amount of outstanding obligations secured thereby shall not at any time exceed $5 million.

               "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

               "Preferred Stock", as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) that is preferred as to the payment of dividends, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.

               "principal" of a Security means the principal of the Security plus the premium, if any, payable on the Security which is due or overdue or is to become due at the relevant time.

               "Product Line Purchase Agreement" means the Amended and Restated Product Line Purchase Agreement, dated as of July 26, 2001 and effective as of May 7, 2001, by and between the Company and C&D, providing for the Company's sale of assets relating to the Arrid Extra Dry, Arrid XX and Lady's Choice antiperspirant and deodorant product lines (in the United States and Canada), and the assets relating to the Lambert-Kay line of pet products, to C&D and C&D's assumption of related liabilities, as the same may be amended, modified or supplemented from time to time.

               "Purchase Agreement" means (a) the Purchase Agreement dated August 14, 2001 , among the Company, Sub Co-Issuer and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

               "Purchase Money Indebtedness" means Indebtedness (a) consisting of the deferred purchase price of an asset, conditional sale obligations, obligations under any title retention agreement and other purchase money obligations, in each case where the maturity of such Indebtedness does not exceed the anticipated useful life of the asset being financed, and (b) Incurred to finance the acquisition by the Company or a Restricted Subsidiary of such asset, including additions and improvements; provided,
                                             --------
however, that such Indebtedness is incurred within 180 days after the
-------
acquisition by the Company or such Restricted Subsidiary of such asset.

               "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the Company or any of its Subsidiaries pursuant to which the Company or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Receivables Entity (in the case of a transfer by the Company or any of its Subsidiaries) and (b) any other Person (in the case of a transfer by a Receivables Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising in the future) of the Company or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable.

               "Receivable" means a right to receive payment arising from a sale or lease of goods or services by a Person pursuant to an arrangement with another Person pursuant to which such other Person is obligated to pay for goods or services under terms that permit the purchase of such goods and services on credit.

               "Receivables Entity" means (i) any Receivables Subsidiary or (ii) any other Person that is engaged in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time), other accounts and/or other receivables, and/or related assets.

               "Receivables Fees" means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing.

               "Receivables Financing" means any financing of Receivables of the Company or any Restricted Subsidiary that have been transferred to a Receivables Entity in a Financing Disposition.

               "Receivables Repurchase Obligation" means any obligation of a seller of receivables to repurchase receivables (including Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles)) arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller.

               "Receivables Subsidiary" means a Subsidiary of the Company that
(a) is engaged solely in the business of acquiring, selling, collecting, financing or refinancing Receivables, accounts (as defined in the Uniform Commercial Code as in effect in any jurisdiction from time to time) and other accounts and receivables (including any thereof constituting or evidenced by chattel paper, instruments or general intangibles), all proceeds thereof and all rights (contractual and other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and (b) is designated as a "Receivables Subsidiary" by the Governing Board.

               "Refinance" means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, redeem, defease or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

               "Refinancing Indebtedness" means Indebtedness that is Incurred to refund, refinance, replace, renew, repay or extend (including pursuant to any defeasance or discharge mechanism) any Indebtedness of the Company or any Restricted Subsidiary existing on the Closing Date or Incurred in compliance with this Indenture (including Indebtedness of the Company that Refinances Refinancing Indebtedness); provided, however, that:
                           --------  -------

               (a) if the Indebtedness being refinanced is Subordinated Obligations, the Refinancing Indebtedness has an Average Life at the time such Refinancing Indebtedness is Incurred that is equal to or greater than the Average Life of the Indebtedness being refinanced,

               (b) such Refinancing Indebtedness is Incurred in an aggregate principal amount (or if issued with original issue discount, an aggregate issue price) that is equal to or less than the sum of (x) the aggregate principal amount (or if issued with original issue discount, the aggregate accreted value) then outstanding of the Indebtedness being Refinanced plus (y) fees, underwriting discounts, interest, premiums and other costs and expenses in connection with the issuance of the Refinancing Indebtedness and repayment of the Indebtedness being refinanced, and

               (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Securities, such Refinancing Indebtedness is subordinated in right of payment to the Securities at least to the same extent as the Indebtedness being Refinanced;

provided further, however, that Refinancing Indebtedness shall not include:
-------- -------  -------

               (i) Indebtedness of a Restricted Subsidiary (other than a Subsidiary Guarantor) that Refinances Indebtedness of the Company or

               (ii) Indebtedness of the Company or a Restricted Subsidiary that Refinances Indebtedness of an Unrestricted Subsidiary.

               "Related Business" means any business related, ancillary or complementary to the businesses of the Company and the Restricted Subsidiaries on the Effective Date.

               "Representative" means the trustee, agent or representative (if any) for an issue of Senior Indebtedness.

               "Restricted Subsidiary" means Sub Co-Issuer and any other Subsidiary of the Company other than an Unrestricted Subsidiary.

               "SEC" means the Securities and Exchange Commission.

               "Secured Indebtedness" means any Indebtedness of the Company or Sub Co-Issuer secured by a Lien. "Secured Indebtedness" of a Subsidiary Guarantor has a correlative meaning.

               "Securities" means the Securities issued under this Indenture.

               "Securities Act" means the Securities Act of 1933.

               "Senior Indebtedness" of the Company, Sub Co-Issuer or any Subsidiary Guarantor means the principal of, premium (if any) and accrued and unpaid interest on (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization of the Company, Sub Co-Issuer or any Subsidiary Guarantor, regardless of whether or not a claim for post-filing interest is allowed in such proceedings), and fees, indemnity expenses, reimbursement obligations and other amounts owing in respect of, Bank Indebtedness and all other Indebtedness of the Company, Sub Co-Issuer or any Subsidiary Guarantor, as applicable, whether outstanding on the Closing Date or thereafter Incurred, unless in the instrument creating or evidencing the same or pursuant to which the same is outstanding it is provided that such obligations are superior in right of payment to the Securities or such Subsidiary Guarantor's Guarantee, as applicable; provided, however, that Senior
                                      --------  -------
Indebtedness of the Company or any Subsidiary Guarantor shall not include (a) any obligation of the Company or Sub Co-Issuer to any Subsidiary of the Company or of such Subsidiary Guarantor to the Company, Sub Co-Issuer or any other Subsidiary of the Company, (b) any liability for Federal, state, local or other taxes owed or owing by the Company, Sub Co-Issuer or such Subsidiary Guarantor, as applicable, (c) any accounts payable or other liability to trade creditors arising in the ordinary course of business (including Guarantees thereof or instruments evidencing such liabilities), (d) any Indebtedness or obligation of the Company, Sub Co-Issuer or such Subsidiary Guarantor, as applicable, (and any accrued and unpaid interest in respect thereof) that by its terms is subordinate or junior in any respect to any other Indebtedness or obligation of the Company, Sub Co-Issuer or such Subsidiary Guarantor, as applicable, including any Senior Subordinated Indebtedness and any Subordinated Obligations of the Company or such Subsidiary Guarantor, as applicable, (e) any obligations represented by any Capital Stock or (f) that portion of any Indebtedness Incurred in violation of Section 4.03 of this Indenture but, as to any such Indebtedness, no such violation shall be deemed to exist for purposes of this clause (f) if the holder(s) of such Indebtedness or their representative shall have received an Officers' Certificate to the effect that the Incurrence of such Indebtedness does not (or, in the case of revolving credit indebtedness, that the Incurrence of the entire committed amount thereof at the date on which the initial borrowing thereunder is made would not) violate such provisions of this Indenture.

                    "Senior Subordinated Indebtedness" of the Company means the Securities and any other Indebtedness of the Company that specifically provides that such Indebtedness is to rank equally in right of payment with the Securities and is not subordinated by its terms in right of payment to any Indebtedness of the Company which is not Senior Indebtedness. "Senior Subordinated Indebtedness" of Sub Co-Issuer or a Subsidiary Guarantor has a correlative meaning.

                    "Significant Subsidiary" means any Restricted Subsidiary that would be a "Significant Subsidiary" of the Company within the meaning of Rule 1-02 under Regulation S-X promulgated by the SEC.

                    "Standard Receivable Obligations" means representations, warranties, covenants, indemnities and other obligations (including Guarantees and Indebtedness) which are reasonably customary in a Financing Disposition (as determined by the Company in good faith), including, without limitation, those relating to the servicing of the assets of a Receivables Entity, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Receivable Obligation.

                    "Stated Maturity" means, with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency beyond the control of the issuer unless such contingency has occurred).

                  "Subordinated Obligation" means any Indebtedness of the Company (whether outstanding on the Closing Date or thereafter Incurred) that is subordinate or junior to any extent in right of payment to the Securities pursuant to a written agreement. "Subordinated Obligation" of Sub Co-Issuer or a Subsidiary Guarantor has a correlative meaning.

                  "Subsidiary" of any Person means any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of the Governing Board, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by
(a) such Person, (b) such Person and one or more Subsidiaries of such Person or
(c) one or more Subsidiaries of such Person.

                  "Subsidiary Guarantee" means each Guarantee of the obligations with respect to the Securities issued by a Subsidiary of the Company pursuant to the terms of this Indenture.

                  "Subsidiary Guarantor" means any Subsidiary that has a Subsidiary Guarantee.

                  "Tax Distribution" means any distribution by the Company to its members at the times of and in amounts equal to the taxes that would be payable calculated as if the Company and its domestic non-corporate Subsidiaries are collectively a U.S. corporation subject to Federal, state, provincial, foreign and local taxes at a combined effective corporate tax rate of 42%. In the case of dispositions by the members or any of their respective Affiliates of any asset or Subsidiary which was distributed by the Company to its members in accordance with Section 4.04(b)(xi) and (b)(xii), the members shall be entitled to receive or retain an amount for taxes calculated in accordance with the principles of the preceding sentence assuming a combined effective tax rate of 42%.

                  "Temporary Cash Investments" means any of the following: (a) any investment in direct obligations of the United States of America or any agency thereof or obligations Guaranteed by the United States of America or any agency thereof, (b) investments in time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits aggregating in excess of $250,000,000 (or the foreign currency equivalent thereof) and whose long-term debt is rated "A" (or such similar equivalent rating) or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) repurchase obligations with a term of not more than 30 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above, (d) investments in commercial paper, maturing not more than 90 days after the date of acquisition, issued by a corporation (other than an Affiliate of the Company) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of "P-1" (or higher) according to Moody's Investors Service, Inc. ("Moody's") or "A-1" (or higher) according to Standard and Poor's Ratings Service, a division of The McGraw-Hill Companies, Inc. ("S&P"), and (e) investments in securities with maturities of six months or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least "A" by S&P or "A" by Moody's.

               "TIA" means the Trust Indenture Act of 1939 (15 U.S.C.(S)(S)
                                                               -----
 77aaa-77bbbb) as in effect on the Closing Date.

               "Trade Payables" means, with respect to any Person, any accounts payable or any indebtedness or monetary obligation to trade creditors created, assumed or Guaranteed by such Person arising in the ordinary course of business in connection with the acquisition of goods or services.

               "Transaction Documents" means the C&D Agreements, the Kelso Agreements, the Carter-Wallace Agreements, the agreements relating to the Acquisition and contemporaneous sale of assets to C&D, the financing thereof, the services provided or to be provided in connection therewith (including pursuant to the Kelso Agreements and the C&D Agreements), and the various ancillary documents, commitment letters and agreements relating thereto, as the same may be amended, modified or supplemented from time to time.

               "Trustee" means the party named as such in this Indenture until a successor replaces it and, thereafter, means the successor.

               "Trust Officer" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

               "Uniform Commercial Code" means the New York Uniform Commercial Code as in effect from time to time.

               "Unrestricted Subsidiary" means (a) any Subsidiary of the Company that at the time of determination shall be designated an Unrestricted Subsidiary by the Governing Board in the manner provided below and (b) any Subsidiary of an

Unrestricted Subsidiary. The Governing Board may designate any Subsidiary of the Company (including any newly acquired or newly formed Subsidiary of the Company) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Capital Stock or Indebtedness of, or owns or holds any Lien on any property of, the Company or any other Subsidiary of the Company that is not a Subsidiary of the Subsidiary to be so designated; provided, however,
                                                           --------  -------
that either (i) the Subsidiary to be so designated has total Consolidated assets of $1,000 or less or (ii) if such Subsidiary has Consolidated assets greater than $1,000, then such designation would be permitted under Section 4.04. The Governing Board may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such
            --------  -------
designation (a) the Company could Incur $1.00 of additional Indebtedness under
Section 4.03(a) and (b) no Default shall have occurred and be continuing. Any such designation of a Subsidiary as a Restricted Subsidiary or Unrestricted Subsidiary by the Governing Board shall be evidenced to the Trustee by promptly filing with the Trustee a copy of the resolution of the Governing Board giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing provisions.

                    "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

                    "Voting Stock" of a Person means all classes of Capital Stock or other interests (including partnership interests and limited liability company interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, members of the Governing Board, managers or trustees thereof.

                    "Wholly Owned Subsidiary" means a Restricted Subsidiary of the Company all the Capital Stock of which (other than directors' qualifying shares or similar immaterial equity interests) is owned by the Company or another Wholly Owned Subsidiary.

                        SECTION 1.02. Other Definitions.
                                      ------------------

                                                                     Defined in
Term                                                                   Section
----                                                                   -------
"Affiliate Transaction" .............................................  4.07(a)
"Appendix" ..........................................................  Preamble
"Bankruptcy Law" ....................................................  6.01
"beneficial owner" ..................................................  1.01
"Blockage Notice" ...................................................  10.03
"Change of Control Offer" ...........................................  4.08(b)
"covenant defeasance option" ........................................  8.01(b)
"Cranbury Assets" ...................................................  4.04(b)
"Custodian" .........................................................  6.01
"Definitive Securities" .............................................  Appendix A
"Discharge" .........................................................  1.01
"Event of Default" ..................................................  6.01
"Exchange Securities" ...............................................  Preamble
"Global Securities" .................................................  Appendix A
"Guarantee Blockage Notice" .........................................  12.03
"Guarantee Payment Blockage Period" .................................  12.03
"Guaranteed Obligations" ............................................  11.01
"incorporated provision" ............................................  13.01
"Initial Securities" ................................................  Preamble
"legal defeasance option" ...........................................  8.01(b)
"Legal Holiday" .....................................................  13.08
"Notice of Default" .................................................  6.01
"Offer" .............................................................  4.06(b)
"Offer Amount" ......................................................  4.06(c)(ii)
"Offer Period" ......................................................  4.06(c)(ii)
"Original Securities" ...............................................  Preamble
"pay its Guarantee" .................................................  12.03
 "pay the Securities" ...............................................  10.03
"Paying Agent" ......................................................  2.04
"Payment Blockage Period" ...........................................  10.03
"protected purchaser" ...............................................  2.08
"Purchase" ..........................................................  1.01
"Purchase Date" .....................................................  4.06(c)(i)
"Registration Agreement" ............................................  Appendix A
"Registered Exchange Offer" .........................................  Appendix A
"Registrar" .........................................................  2.04
"Restricted Payment" ................................................  4.04(a)
"Securities Custodian" ..............................................  Appendix A

                                                                      Defined in
Term                                                                   Section
----                                                                   -------
"Sale" ............................................................   1.01
"Special Redemption Date" .........................................   Exhibits A and B
"Special Redemption Price" ........................................   Exhibits A and B
"Sub Co-Issuer" ...................................................   Preamble
"Successor Company" ...............................................   5.01(a)
"Successor Grantor" ...............................................   5.01(b)


                    SECTION 1.03. Incorporation by Reference of Trust Indenture
                                  ---------------------------------------------
Act. This Indenture is subject to the mandatory provisions of the TIA, which are
---
incorporated by reference in and made a part of this Indenture. The following TIA terms have the following meanings:

                    "Commission" means the SEC.

                    "indenture securities" means the Securities and the Subsidiary Guarantees.

                    "indenture security holder" means a Holder.

                    "indenture to be qualified" means this Indenture.

                    "indenture trustee" or "institutional trustee" means the Trustee.

                    "obligor" on the indenture securities means the Company, the Subsidiary Guarantors and any other obligor on the indenture securities.

                    All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule have the meanings assigned to them by such definitions.

                    SECTION 1.04. Rules of Construction. Unless the context
                                  ---------------------
otherwise requires:

                    (a) a term has the meaning assigned to it;

                    (b) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

                    (c) "or" is not exclusive;

                    (d) "including" means including without limitation;

                    (e) words in the singular include the plural and words in
               the plural include the singular;

                    (f) unsecured Indebtedness shall not be deemed to be
               subordinate or junior to Secured Indebtedness merely by virtue of its nature as unsecured Indebtedness;

                    (g) the principal amount of any noninterest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the issuer dated such date prepared in accordance with GAAP; and

                    (h) the principal amount of any Preferred Stock shall be (i)
               the maximum liquidation value of such Preferred Stock or (ii) the maximum mandatory redemption or mandatory repurchase price with respect to such Preferred Stock, whichever is greater.

                                    ARTICLE 2

                                 The Securities
                                 --------------

                    SECTION 2.01. Amount of Securities; Issuable in Series. The
                                  ----------------------------------------
aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is $450,000,000. The Securities may be issued in one or more series. All Securities of any one series shall be substantially identical except as to denomination.

                    With respect to any Additional Securities issued after the Closing Date (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 hereof or the Appendix), there shall be (a) established in or pursuant to a resolution of the Governing Board and (b) (i) set forth or determined in the manner provided in an Officers' Certificate or (ii) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Securities:

                    (1) whether such Additional Securities shall be issued as
               part of a new or existing series of Securities and the title of such Additional Securities (which shall distinguish the Additional Securities of the series from Securities of any other series);

                    (2) the aggregate principal amount of such Additional
               Securities which may be authenticated and delivered under this Indenture, which shall be in an aggregate principal amount not to exceed $225,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities of the same series pursuant to Section 2.07, 2.08, 2.09, 2.10 or 3.06 or the Appendix and except for Securities which, pursuant to Section 2.03, are deemed never to have been authenticated and delivered hereunder);

                  (3) the issue price and issuance date of such Additional Securities, including the date from which interest on such Additional Securities shall accrue;

                  (4) if applicable, that such Additional Securities shall be issuable in whole or in part in the form of one or more Global Securities and, in such case, the respective depositaries for such Global Securities, the form of any legend or legends which shall be borne by such Global Securities in addition to or in lieu of those set forth in Exhibit A hereto and any circumstances in addition to or in lieu of those set forth in Section 2.3 of the Appendix in which any such Global Security may be exchanged in whole or in part for Additional Securities registered, or any transfer of such Global Security in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Security or a nominee thereof; and

                  (5) if applicable, that such Additional Securities shall not be issued in the form of Initial Securities as set forth in Exhibit A, but shall be issued in the form of Exchange Securities as set forth in Exhibit B.

                  If any of the terms of any Additional Securities are established by action taken pursuant to a resolution of the Governing Board, a copy of an appropriate record of such action shall be certified by the Secretary or any Assistant Secretary of the Company and Sub Co-Issuer and delivered to the Trustee at or prior to the delivery of the Officers' Certificate or the indenture supplemental hereto setting forth the terms of the Additional Securities.

                  SECTION 2.02. Form and Dating. Provisions relating to the
                                ---------------
Original Securities, the Additional Securities and the Exchange Securities are set forth in the Appendix, which is hereby incorporated in and expressly made a part of this Indenture. The (a) Original Securities and the Trustee's certificate of authentication and (b) any Additional Securities (if issued as Transfer Restricted Securities) and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit A hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Exchange Securities and any Additional Securities issued other than as Transfer Restricted Securities and the Trustee's certificate of authentication shall each be substantially in the form of Exhibit B hereto, which is hereby incorporated in and expressly made a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company, Sub Co-Issuer or any Subsidiary Guarantor is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company and Sub Co-Issuer). Each Security shall be dated the date of its authentication. The Securities shall be issuable only in registered form without interest coupons and only in denominations of $1,000 and integral multiples thereof.

                  SECTION 2.03. Execution and Authentication. One Officer or
                                ----------------------------
assistant secretary of the Company and one Officer or assistant secretary of the Sub Co-Issuer shall sign the Securities for the Company and Sub Co-Issuer by manual or facsimile signature.

                  If an Officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates the Security, the Security shall be valid nevertheless.

                  A Security shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Security. The signature shall be conclusive evidence that the Security has been authenticated under this Indenture.

                  The Trustee shall authenticate and make available for delivery Securities as set forth in the Appendix.

                  The Trustee may appoint an authenticating agent reasonably acceptable to the Company and Sub Co-Issuer to authenticate the Securities. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Company. Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

                  SECTION 2.04. Registrar and Paying Agent. (a) The Company and
                                --------------------------
Sub Co-Issuer shall maintain an office or agency where Securities may be presented or surrendered for registration of transfer or for exchange (the "Registrar") and an office or agency where Securities may be presented or surrendered for payment (the "Paying Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company and Sub Co-Issuer may have one or more co-registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent, and the term "Registrar" includes any co-registrars. The Company and Sub Co-Issuer initially appoint the Trustee as (i) Registrar and Paying Agent in connection with the Securities and (ii) the Securities Custodian with respect to the Global Securities.

                  (b) The Company and Sub Co-Issuer shall enter into an appropriate agency agreement with any Registrar or Paying Agent not a party to this Indenture, which shall implement the provisions of this Indenture that relate to such agent. The Company and Sub Co-Issuer shall notify the Trustee of the name and address of any such agent. If the Company or Sub Co-Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company, Sub Co-Issuer or any of the Company's domestically organized Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

          (c) The Company or Sub Co-Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i)
--------  -------
acceptance of an appointment by a successor as evidenced by an appropriate agreement entered into by the Company or Sub Co-Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee or
(ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above. The Registrar or Paying Agent may resign at any time upon written notice to the Company, Sub Co-Issuer and the Trustee.

          (d) The Trustee is authorized to enter into a letter of representation with the Depositary in the form provided to the Trustee by the Company or the Sub Co-Issuer and to act in accordance with such letter.

          SECTION 2.05. Paying Agent to Hold Money in Trust. Prior to each due
                        -----------------------------------
date of the principal of and interest on any Security, the Company and Sub Co-Issuer shall deposit with the Paying Agent (or if the Company, Sub Co-Issuer or a Wholly Owned Subsidiary is acting as Paying Agent, segregate and hold in trust for the benefit of the Persons entitled thereto) a sum sufficient to pay such principal and interest when so becoming due. The Company and Sub Co-Issuer shall require each Paying Agent (other than the Trustee) to agree in writing, subject to Articles 4 and 12, that the Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by the Paying Agent for the payment of principal of and interest on the Securities, and shall notify the Trustee of any default by the Company or Sub Co-Issuer in making any such payment. If the Company, Sub Co-Issuer or a Subsidiary of the Company acts as Paying Agent, it shall segregate the money held by it as Paying Agent and hold it as a separate trust fund. The Company and Sub Co-Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by the Paying Agent. Upon complying with this Section, the Paying Agent shall have no further liability for the money delivered to the Trustee.

          SECTION 2.06. Holder Lists. The Trustee shall preserve in as current a
                        ------------
form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company and/or Sub Co-Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing before each interest payment date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

          SECTION 2.07. Transfer and Exchange. The Securities shall be issued in
                        ---------------------
registered form and shall be transferable only upon the surrender of a Security for registration of transfer and in compliance with the Appendix. When a Security is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements therefor are met. When Securities are presented to the Registrar with a request to exchange them for an equal principal amount of Securities of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, the Company and Sub Co-Issuer shall execute and the Trustee shall authenticate Securities at the Registrar's request. The Company and Sub Co-Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section. The Company and Sub Co-Issuer shall not be required to make and the Registrar need not register transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities for a period of 15 days before a selection of Securities to be redeemed.

          Prior to the due presentation for registration of transfer of any Security, the Company, Sub Co-Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest, if any, on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, Sub Co-Issuer, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

          Any Holder of a Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interest in such Global Security may be effected only through a book-entry system maintained by (a) the Holder of such Global Security (or its agent) or (b) any Holder of a beneficial interest in such Global Security, and that ownership of a beneficial interest in such Global Security shall be required to be reflected in a book entry.

          All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

          SECTION 2.08. Replacement Securities. If a mutilated Security is
                        ----------------------
surrendered to the Registrar or if the Holder of a Security claims that the Security has been lost, destroyed or wrongfully taken, the Company and Sub Co-Issuer shall issue and the Trustee shall authenticate a replacement Security if the Trustee's requirements are met, such that the Holder (a) satisfies the Company, Sub Co-Issuer or the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Company, Sub Co-Issuer or the Trustee prior to the Security being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a "protected purchaser") and (c) satisfies any other reasonable requirements of the Trustee. If required by the Trustee, the Company or Sub Co-Issuer, such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee to protect the Company, Sub Co-Issuer, the Trustee, the Paying Agent and the Registrar from any loss that any of them may suffer if a Security is replaced. The Company, Sub Co-Issuer and the Trustee may charge the Holder for their expenses in replacing a Security. In the event any such mutilated, lost, destroyed or wrongfully taken Security has become or is about to become due and payable, the Company or Sub Co-Issuer in their discretion may pay such Security instead of issuing a new Security in replacement thereof.

          Every replacement Security is an additional obligation of the Company and Sub Co-Issuer.

          The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Securities.

          SECTION 2.09. Outstanding Securities. Securities outstanding at any
                        ----------------------
time are all Securities authenticated by the Trustee except for those canceled by it, those delivered to it for cancelation and those described in this Section as not outstanding. Subject to Section 13.06, a Security does not cease to be outstanding because the Company, Sub Co-Issuer or an Affiliate of the Company holds the Security.

          If a Security is replaced pursuant to Section 2.08, it ceases to be outstanding unless the Trustee, the Company and Sub Co-Issuer receive proof satisfactory to them that the replaced Security is held by a protected purchaser.

          If the Paying Agent segregates and holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Securities (or portions thereof) to be redeemed or maturing, as the case may be, and the Paying Agent is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Securities (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

          SECTION 2.10. Temporary Securities. In the event that Definitive
                        --------------------
Securities are to be issued under the terms of this Indenture, until such Definitive Securities are ready for delivery, the Company and Sub Co-Issuer may prepare and the Trustee shall authenticate temporary Securities. Temporary Securities shall be substantially in the form of Definitive Securities but may have variations that the Company and Sub Co-Issuer consider appropriate for temporary Securities. Without unreasonable delay, the Company and Sub Co-Issuer shall prepare and the Trustee shall authenticate Definitive Securities and make them available for delivery in exchange for temporary Securities upon surrender of such temporary Securities at the office or agency of the Company or Sub Co-Issuer, without charge to the Holder.

          SECTION 2.11. Cancelation. The Company and Sub Co-Issuer at any time
                        -----------
may deliver Securities to the Trustee for cancelation. The Registrar and the Paying Agent shall forward to the Trustee any Securities surrendered to them for registration of transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or Paying Agent, and no one else shall cancel all Securities surrendered for registration of transfer, exchange, payment or cancelation and shall dispose of canceled Securities in accordance with its customary procedures or deliver canceled Securities to the Company and Sub Co-Issuer pursuant to written direction by an Officer. The Company and Sub Co-Issuer may not issue new Securities to replace Securities it has redeemed, paid or delivered to the Trustee for cancelation. The Trustee shall not authenticate Securities in place of canceled Securities other than pursuant to the terms of this Indenture.

          SECTION 2.12. Defaulted Interest. If the Company and Sub Co-Issuer
                        ------------------
default in a payment of interest on the Securities, the Company or Sub Co-Issuer shall pay the defaulted interest (plus interest on such defaulted interest to the extent lawful) in any lawful manner. The Company or Sub Co-Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date. The Company and Sub Co-Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly mail or cause to be mailed to each Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

          SECTION 2.13. CUSIP and ISIN Numbers. The Company and Sub Co-Issuer in
                        ----------------------
issuing the Securities may use "CUSIP" and ISIN numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP" and ISIN numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any
                                                    --------  -------
such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company or Sub Co-Issuer shall promptly notify the Trustee of any change in the CUSIP and ISIN numbers.

                                    ARTICLE 3

                                   Redemption
                                   ----------

          SECTION 3.01. Notices to Trustee. If the Company or Sub Co-Issuer
                        ------------------
elect to redeem Securities pursuant to paragraph 5(a) of the Securities or are required to redeem Securities pursuant to paragraph 5(b) of the Securities, the Company shall notify the Trustee in writing of the redemption date, the principal amount of Securities to be redeemed and that such redemption is being made pursuant to paragraph 5(a) or 5(b), as applicable, of the Securities.

          The Company shall give notice to the Trustee provided for in this Section and pursuant to paragraph 5(a) of the Securities at least 35 but not more than 60 days before the redemption date or if the Company and Sub Co-Issuer redeem Securities pursuant to paragraph 5(b) of the Securities, the Company shall give the Trustee prompt written notice thereof at least 10 days before the Special Redemption Date, unless the Trustee consents to a shorter period, which consent will not be unreasonably withheld. Such notice shall be accompanied by an Officers' Certificate and an Opinion of Counsel from the Company and Sub Co-Issuer to the effect that such redemption will comply with the conditions herein. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          SECTION 3.02. Selection of Securities To Be Redeemed. If, pursuant to
                        --------------------------------------
paragraph 5(a) of the Securities, fewer than all the Securities are to be redeemed, the Trustee shall select the Securities to be redeemed in compliance with the requirements of the principal national securities exchange, if any, on which the Securities are listed, or if such Securities are not then listed on a national securities exchange, on a pro rata basis, by lot or by such other method as the Trustee in its sole discretion shall deem to be fair and appropriate. The Trustee shall make the selection from outstanding Securities not previously called for redemption. The Trustee may select for redemption portions of the principal of Securities that have denominations larger than $1,000. Securities and portions of them the Trustee selects shall be in amounts of $1,000 or a whole multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company and Sub Co-Issuer promptly of the Securities or portions of Securities to be redeemed.

          SECTION 3.03. Notice of Redemption. (a) At least 30 days but not more
                        --------------------
than 60 days before a date for redemption of Securities (except in the case of a redemption pursuant to paragraph 5(b) of the Securities, in which case, the notice shall be mailed within the time period specified in such paragraph), the Company shall mail a notice of redemption by first-class mail to each Holder of Securities to be redeemed at such Holder's registered address.

          The notice shall identify the Securities to be redeemed and shall state:

          (i) the redemption date;

          (ii) the redemption price and the amount of accrued interest, if any, to be paid, to the redemption date;

          (iii) the name and address of the Paying Agent;

          (iv) that Securities called for redemption must be surrendered to the Paying Agent to collect the redemption price plus accrued interest, if any;

          (v) if fewer than all the outstanding Securities are to be redeemed, the certificate numbers and principal amounts of the particular Securities to be redeemed and the identification of such series;

          (vi) that, unless the Company or Sub Co-Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Securities (or portion thereof) called for redemption ceases to accrue on and after the redemption date; and

          (vii) the paragraph of the Securities pursuant to which redemption is being made.

          (b) The notice, if mailed in a manner provided herein, shall be conclusively presumed to have been sent, whether or not the Holder receives such notice.

          (c) At the Company's and Sub Co-Issuer's request, the Trustee shall give the notice of redemption in the Company's and Sub Co-Issuer's name and at the Company's and Sub Co-Issuer's expense. In such event, the Company and Sub Co-Issuer shall provide the Trustee with the information required by this Section at least 30 days before the redemption date.

          SECTION 3.04. Effect of Notice of Redemption. Once notice of
                        ------------------------------
redemption is mailed, Securities called for redemption become due and payable on the redemption date and at the redemption price stated in the notice. Upon surrender to the

Trustee or Paying Agent, such Securities called for redemption shall be paid at the redemption price stated in the notice, plus accrued interest, to the redemption date; provided, however, that if the redemption date is after a
                 --------  -------
regular record date and on or prior to the interest payment date, the accrued interest shall be payable to the Holder of the redeemed Securities registered on the relevant record date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

          SECTION 3.05. Deposit of Redemption Price. Prior to 10:00 a.m., New
                        ---------------------------
York City time, on the redemption date, the Company and Sub Co-Issuer shall deposit with the Paying Agent (or, if the Company, Sub Co-Issuer or a Wholly Owned Subsidiary is the Paying Agent, shall segregate and hold in trust) money sufficient in the aggregate to pay the redemption price of and accrued interest on all Securities or portions thereof to be redeemed on that date other than Securities or portions of Securities called for redemption that have been delivered by the Company and Sub Co-Issuer to the Trustee for cancelation. On and after the redemption date, interest shall cease to accrue on Securities or portions thereof called for redemption so long as the Company and Sub Co-Issuer has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest on, the Securities to be redeemed, whether or not such Securities are presented for payment, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

          SECTION 3.06. Securities Redeemed in Part. Upon surrender of a
                        ---------------------------
Security that is redeemed in part, the Company and Sub Co-Issuer shall execute and the Trustee shall authenticate for the Holder (at the Company's expense) a new Security equal in principal amount to the unredeemed portion of the Security surrendered.

                                    ARTICLE 4

                                    Covenants

          SECTION 4.01. Payment of Securities. The Company and Sub Co-Issuer
                        ---------------------
shall promptly pay the principal of and interest on the Securities on the dates and in the manner provided in the Securities and in this Indenture. Principal and interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds in accordance with this Indenture money sufficient to pay all principal and interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture.

          The Company and Sub Co-Issuer shall pay interest on overdue principal at the rate specified therefor in the Securities, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

          SECTION 4.02. SEC Reports. Notwithstanding that the Company and Sub
                        -----------
Co-Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act, the Company will file, to the extent permitted under the Exchange Act, with the SEC from and after the effective date of any registration statement filed with the SEC in connection with the registration of Securities, and provide the Trustee and, upon request, Holders and prospective Holders within 15 days after it files them with the SEC, copies of its annual report and the information, documents and other reports that are specified in Sections 13 and 15(d) of the Exchange Act. The Company and Sub Co-Issuer also will comply with the other provisions of Section 314(a) of the TIA.

          Following the Effective Date, and prior to the date on which the Company becomes subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act, the Company will provide, without charge, upon the written request of (i) any Holder or (ii) a prospective Holder (in each case, with a copy to the Trustee), with a business description, financial statements and management's discussion and analysis that are substantially similar to those that would be included in Forms 10-K, 10-Q and 8-K, not later than the time such reports would be filed with the SEC if the Company were subject to such reporting requirements.

          SECTION 4.03. Limitation on Indebtedness. (a) The Company shall not,
                        --------------------------
and shall not permit any Restricted Subsidiary to, Incur, directly or indirectly, any Indebtedness; provided, however, that the Company or any
                              --------  -------
Subsidiary Guarantor may Incur Indebtedness if on the date of such Incurrence and after giving effect thereto, the Consolidated Coverage Ratio would be greater than 2.00 to 1 if such Indebtedness is Incurred on or prior to December 31, 2003 or 2.25 to 1 if such Indebtedness is Incurred thereafter.

          (b) Notwithstanding Section 4.03(a), the Company and its Restricted Subsidiaries may Incur the following Indebtedness:

          (i) Bank Indebtedness Incurred pursuant to the Credit Agreement in an aggregate principal amount not to exceed $350 million at any time outstanding;

          (ii) Indebtedness of the Company owed to and held by any Restricted Subsidiary or Indebtedness of a Restricted Subsidiary owed to and held by the Company or any Restricted Subsidiary; provided, however, that (1) any
                                               --------  -------
     subsequent issuance or transfer of any Capital Stock or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any subsequent transfer of any such Indebtedness (except to the Company or a Restricted Subsidiary) shall be deemed, in each case, to constitute the Incurrence of such Indebtedness by the issuer thereof, (2) if the Company is the obligor on such Indebtedness, such Indebtedness is expressly subordinated to the Securities at least to the same extent that the Securities are subordinated to Senior Indebtedness of the Company and (3) if a Restricted Subsidiary that is a Subsidiary Guarantor is the obligor on such Indebtedness and such Indebtedness is owed to and held by a Wholly Owned Subsidiary that is not a Subsidiary Guarantor, such Indebtedness is expressly subordinated to the Subsidiary Guarantee of such Restricted Subsidiary at least to the same extent that such Subsidiary Guarantee is subordinated to Senior Indebtedness of such Subsidiary Guarantor;

          (iii) Indebtedness (1) represented by the Securities (not including any Additional Securities) and the Subsidiary Guarantees, (2) outstanding on the Closing Date (other than the Indebtedness described in clauses (i) and (ii) above), (3) consisting of Refinancing Indebtedness Incurred in respect of any Indebtedness described in clauses (i) or (ii) above or this clause (iii) (including Indebtedness that is Refinancing Indebtedness) or
     Section 4.03(a) and (4) consisting of Guarantees of any Indebtedness permitted under clauses (i) and (ii) of this paragraph (b);

          (iv) (1) Indebtedness of a Restricted Subsidiary Incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by or became a Restricted Subsidiary of the Company (other than Indebtedness Incurred in contemplation of, in connection with, as consideration in, or to provide all or any portion of the funds or credit support utilized to consummate, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Subsidiary of or was otherwise acquired by the Company); provided, however,
                                                              --------  -------
     that on the date that such Restricted Subsidiary is acquired by the Company, the Company would have been able to Incur $1.00 of additional Indebtedness pursuant to Section 4.03(a) after giving effect to the Incurrence of such Indebtedness pursuant to this clause (iv) and (2) Refinancing Indebtedness Incurred by a Restricted Subsidiary in respect of Indebtedness Incurred by such Restricted Subsidiary pursuant to this clause
     (iv);

          (v) Indebtedness (1) in respect of performance bonds, bankers' acceptances, letters of credit and surety or appeal bonds provided by the Company and the Restricted Subsidiaries in the ordinary course of their business or other similar instruments or obligations issued, or relating to liabilities or obligations Incurred by the Company and the Restricted Subsidiaries in the ordinary course of their business (including those issued to governmental entities in connection with self-insurance under applicable workers' compensation statutes), (2) in respect of the financing of insurance premiums by the Company or any Restricted Subsidiary in the ordinary course of their business, and (3) under Interest Rate Agreements entered into for bona fide hedging purposes of the Company in the ordinary course of business; provided, however, that such
                         --------  -------

     Interest Rate Agreements do not increase the Indebtedness of the Company outstanding at any time other than as a result of fluctuations in interest rates or by reason of fees, indemnities and compensation payable thereunder;

          (vi) Purchase Money Indebtedness and Capitalized Lease Obligations (in an aggregate principal amount not in excess of $20 million at any time outstanding);

          (vii) Indebtedness of any Foreign Subsidiary Incurred for working capital purposes;

          (viii) Guarantees by the Company or any Restricted Subsidiary of Indebtedness or any other obligation or liability of the Company or any Restricted Subsidiary not incurred in violation of this Section 4.03;

          (ix) Indebtedness of a Receivables Subsidiary secured by a Lien on all or part of the assets disposed of in, or otherwise Incurred in connection with, a Financing Disposition (which Indebtedness is, except for Standard Receivables Obligations, otherwise without recourse to the Company or any Restricted Subsidiary of the Company (other than such Receivables Subsidiary));

          (x) Indebtedness of the Company or any Restricted Subsidiary under Currency Agreements entered into, in the judgment of the Company, to protect the Company or such Restricted Subsidiary from fluctuations in currency exchange rates and not entered into for speculative purposes;

          (xi) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds in the ordinary course of business; provided, however, that such Indebtedness is extinguished within five
     --------  -------
     business days of Incurrence; or

          (xii) Indebtedness (other than Indebtedness permitted to be Incurred after the Effective Date pursuant to Section 4.03(a) or any other clause of this Section 4.03(b)) in an aggregate principal amount on the date of Incurrence that, when added to all other Indebtedness Incurred pursuant to this clause (xii) and to remain outstanding immediately after such incurrence, shall not exceed $20 million.

          (c) Notwithstanding the foregoing, the Company shall not Incur any Indebtedness pursuant to Section 4.03(b) above if the proceeds thereof are used, directly or indirectly, to repay, prepay, redeem, defease, retire, refund or refinance any Subordinated Obligations unless such Indebtedness shall be subordinated to the Securities to at least the same extent as such Subordinated Obligations. The Company shall not Incur any Indebtedness if such Indebtedness is subordinate or junior in ranking in any respect to any Senior Indebtedness unless such Indebtedness is Senior Subordinated Indebtedness or is expressly subordinated in right of payment to Senior Subordinated Indebtedness. In addition, the Company shall not Incur after the Closing Date any Secured Indebtedness, other than Secured Indebtedness secured by Permitted Liens, which is not Senior Indebtedness unless contemporaneously therewith effective provision is made to secure the Securities equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to the Securities) such Secured Indebtedness for so long as such Secured Indebtedness is secured by a Lien. A Subsidiary Guarantor shall not Incur any Indebtedness if such Indebtedness is by its terms expressly subordinate or junior in ranking in any respect to any Senior Indebtedness of such Subsidiary Guarantor unless such Indebtedness is Senior Subordinated Indebtedness of such Subsidiary Guarantor or is expressly subordinated in right of payment to Senior Subordinated Indebtedness of such Subsidiary Guarantor. In addition, a Subsidiary Guarantor shall not Incur any Secured Indebtedness, other than Secured Indebtedness secured by Permitted Liens, that is not Senior Indebtedness of such Subsidiary Guarantor unless contemporaneously therewith effective provision is made to secure the Subsidiary Guarantee of such Subsidiary Guarantor equally and ratably with (or on a senior basis to, in the case of Indebtedness subordinated in right of payment to such Subsidiary Guarantee) such Secured Indebtedness for as long as such Secured Indebtedness is secured by a Lien.

     (d) For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness denominated in a foreign currency, the Dollar-equivalent principal amount of such Indebtedness Incurred pursuant thereto shall be calculated based on the relevant currency exchange rate in effect on the date that such Indebtedness was Incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness, provided that (i) the Dollar-equivalent principal amount of any such
-------- ----
Indebtedness outstanding on the Closing Date shall be calculated based on the relevant currency exchange rate in effect on the Closing Date, (ii) if such Indebtedness is Incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such Refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced and (iii) the Dollar-equivalent principal amount of Indebtedness denominated in a foreign currency and that is incurred pursuant to the Bank Indebtedness shall be calculated based on the relevant currency exchange rate in effect on, at the Company's option, (i) the Closing Date, (ii) any date on which any of the respective commitments with respect to the Bank Indebtedness shall be reallocated between or among facilities or subfacilities thereunder, or on which such rate is otherwise calculated for any purpose thereunder, or (iii) the date of such Incurrence. The principal amount of any Indebtedness Incurred to refinance other Indebtedness, if Incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing. For purposes of determining the outstanding principal amount of any particular Indebtedness Incurred pursuant to this Section 4.03:

          (1) Indebtedness Incurred pursuant to the Credit Agreement prior to or on the Effective Date shall be treated as Incurred pursuant to Section 4.03(b)(i),

          (2) Indebtedness permitted by this Section 4.03 need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this Section permitting such Indebtedness, and

          (3) in the event that Indebtedness meets the criteria of more than one of the types of Indebtedness described in this Section, the Company, in its sole discretion, may classify such Indebtedness and only shall be required to include the amount of such Indebtedness in one of such clauses but may include the same in more than one of such clauses.

          SECTION 4.04. Limitation on Restricted Payments. (a) The Company shall
                        ---------------------------------
not, and shall not permit any Restricted Subsidiary, directly or indirectly, to
(i) declare or pay any dividend or make any distribution on or in respect of its Capital Stock (including any payment in connection with any merger or consolidation involving the Company or any Subsidiary of the Company) to the holders of its Capital Stock in their capacity as such, except (x) dividends or distributions payable solely in its Capital Stock (other than Disqualified Stock or, in the case of a Subsidiary, Preferred Stock) and (y) dividends or distributions payable to the Company or a Restricted Subsidiary (and, if such Restricted Subsidiary has shareholders or equity owners other than the Company or other Restricted Subsidiaries, to its other shareholders or equity owners on a pro rata basis), (ii) purchase, repurchase, redeem, retire or otherwise acquire for value any Capital Stock of the Company or any Restricted Subsidiary held by Persons other than the Company or a Restricted Subsidiary, (iii) purchase, repurchase, redeem, retire, defease or otherwise acquire for value, prior to scheduled maturity, scheduled repayment or scheduled sinking fund payment any Subordinated Obligations (other than the purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations acquired in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of acquisition) or (iv) make any Investment (other than a Permitted Investment) in any Person, (any such dividend, distribution, payment, purchase, redemption, repurchase, defeasance, other acquisition, retirement or Investment (other than the exceptions thereto listed in Section 4.04(b)) being herein referred to as a "Restricted Payment") if at the time the Company or such Restricted Subsidiary makes such Restricted
Payment:

          (1) a Default shall have occurred and be continuing (or would result therefrom);

          (2) the Company could not Incur at least $1.00 of additional Indebtedness under Section 4.03(a); or

          (3) the aggregate amount of such Restricted Payment and all other Restricted Payments (the amount so expended, if other than in cash, to be determined in good faith by the Governing Board, whose determination shall be conclusive and evidenced by a resolution of the Governing Board) declared or made subsequent to the Closing Date would exceed the sum, without duplication of,

               (A) 50% of the Consolidated Net Income less, so long as the Company is treated as a pass-through entity for United States Federal income tax purposes, the amount of Tax Distributions based on such period, accrued during the period (treated as one accounting period) from the beginning of the fiscal quarter immediately following the fiscal quarter during which the Closing Date occurs to the end of the most recent fiscal quarter ending at least 45 days prior to the date of such Restricted Payment (or, in case such Consolidated Net Income shall be a deficit, minus 100% of such deficit);

               (B) the aggregate Net Cash Proceeds and Fair Market Value of property or assets received by the Company as capital contributions to the Company or from the issue or sale of its Capital Stock (other than Disqualified Stock) in each case, subsequent to the Closing Date (other than an issuance or sale to (x) a Subsidiary of the Company or (y) an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries, except to the extent that Consolidated Net Worth increases as a result of such issue or sale to such plan or trust);

               (C) the amount by which Indebtedness of the Company or its Restricted Subsidiaries is reduced on the Company's balance sheet upon the conversion or exchange (other than by a Subsidiary of the Company) subsequent to the Closing Date of any Indebtedness of the Company or its Restricted Subsidiaries issued after the Closing Date which is convertible or exchangeable for Capital Stock (other than Disqualified Stock) of the Company (less the amount of any cash or the Fair Market

               Value of other property distributed by the Company or any Restricted Subsidiary upon such conversion or exchange) plus the amount of cash, property or assets (determined as provided above) received by the Company or any Restricted Subsidiary upon such conversion or exchange);

                    (D) the amount equal to the net reduction in Investments in
               Unrestricted Subsidiaries resulting from (x) payments of dividends, repayments of the principal of loans or advances or other transfers of assets to the Company or any Restricted Subsidiary from Unrestricted Subsidiaries or (y) the redesignation of Unrestricted Subsidiaries as Restricted Subsidiaries (valued in each case as provided in the definition of "Investment") not to exceed, in the case of any Unrestricted Subsidiary, the amount of Investments previously made by the Company or any Restricted Subsidiary in such Unrestricted Subsidiary, which amount was included in the calculation of the amount of Restricted Payments; and

                    (E) in the case of any disposition or repayment or return of all or any portion of any Investment other than a Permitted Investment (without duplication of any amount deducted in calculating the amount of Investment at any time outstanding included in the amount of Restricted Payments), an amount in the aggregate equal to the lesser of the return of capital, repayment or other proceeds with respect to all such Investments and the initial amount of all such Investments.

               (b) The provisions of Section 4.04(a) shall not prohibit:

               (i) any purchase, repurchase, redemption, retirement, prepayment, repayment or defeasance or other acquisition for value of Capital Stock of the Company or Subordinated Obligations made by exchange for, or out of the proceeds of the substantially concurrent sale of, Capital Stock of the Company (other than Disqualified Stock and other than Capital Stock issued or sold to a Subsidiary of the Company or an employee stock ownership plan or other trust established by the Company or any of its Subsidiaries) except to the extent that Consolidated Net Worth increases as a result of such issue or sale to such plan or trust); provided, however, that (1) such purchase,
                               --------  -------
          repurchase, redemption, retirement or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments and (2) the Net Cash Proceeds from such sale applied in the manner set forth in this clause (i) shall be excluded from the calculation of amounts under Section 4.04(a)(iv)(3)(B);

          (ii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations of the Company made by exchange for, or out of the proceeds of the substantially concurrent sale of, Indebtedness of the Company that is permitted to be Incurred pursuant to Section 4.03(b); provided, however,
                                                           --------  -------
     that such prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value shall be excluded in the calculation of the amount of Restricted Payments;

          (iii) any prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Subordinated Obligations from Net Available Cash to the extent permitted by Section 4.06; provided, however, that such prepayment, repayment, purchase,
           --------  -------
     repurchase, redemption, retirement, defeasance or other acquisition for value, shall be excluded in the calculation of the amount of Restricted Payments;

          (iv) dividends paid within 60 days after the date of declaration thereof if at such date of declaration such dividend would have complied with this Section 4.04; provided, however, that such dividends shall be
                             --------  -------
     included in the calculation of the amount of Restricted Payments;

          (v) any purchase, repurchase, redemption, retirement or other acquisition for value of shares of, or options to purchase shares of, common stock or membership interests of the Company or any of its Subsidiaries from employees, former employees, directors or former directors, members or former members of the Governing Board of the Company or any of its Subsidiaries (or permitted transferees of such employees, former employees, directors or former directors, members or former members of the Governing Board), pursuant to the terms of agreements (including employment agreements) or plans (or amendments thereto) approved by the Governing Board under which such individuals purchase or sell or are granted the option to purchase or sell, shares of such common stock or membership interests or upon death, resignation or termination of employment; provided, however, that the aggregate amount of such purchases,
                 --------  -------
     repurchases, redemptions, retirements and other acquisitions for value will not exceed $5 million in any calendar year; provided that any unused
                                                 --------
     amounts in one year can be carried forward the next year, but cannot be carried forward to any succeeding year; provided further, however, that
                                             ----------------  -------
     such purchases, repurchases, redemptions, retirements and other acquisitions for value shall be included in the calculation of the amount of Restricted Payments;

          (vi) Tax Distributions for so long as the Company is treated as a pass-through entity for United States Federal income tax purposes; provided, however, that such Tax Distributions shall be excluded in the
     --------  -------
     calculation of the amount of Restricted Payments;

          (vii) Restricted Payments (including loans and advances) in an aggregate amount at any time not to exceed $5 million (net of repayments of any such loans or advances);

          (viii) the payment of fees and compensation as permitted under Section 4.07(b)(v) or 4.07(b)(vii) provided that such payments shall be excluded in
                                -------- ----
     the calculation of the amount of Restricted Payments;

          (ix) repurchases of Capital Stock deemed to occur upon the exercise of stock options if such Capital Stock represents a portion of the exercise price thereof; provided that such repurchases shall be excluded in the
                    -------- ----
     calculation of the amount of Restricted Payments;

          (x) Restricted Payments made pursuant to, or contemplated by, the provisions of any Transaction Document as such provisions are described in, or referred to, in the offering memorandum, and as the same may be amended or replaced by a Governing Board Approval; provided that such payments
                                                -------- ----
     shall be excluded in the calculation of the amount of Restricted Payments;

          (xi) dividends or other distributions made to members of the Company or any of their respective Affiliates in connection with the direct or indirect sale of the Capital Stock or other ownership interests in, or all or substantially all of the assets of, any entity which immediately prior to such distribution was a Subsidiary of the Company; provided the Net Available Cash (assuming such sale is an Asset Disposition for purposes of the definition of Net Available Cash) from such sale is used in compliance with Section 4.06 (including the provisos at the end of paragraph (a) thereof); provided further that such dividends or other distributions shall
               -------- -------
     be excluded in the calculation of the amount of Restricted Payments;

          (xii) dividends or other distributions made to members of the Company or any of their respective Affiliates in connection with the direct or indirect sale of (A) the Capital Stock or other ownership interests in, or all or substantially all of the assets of, any entity which immediately prior to such distribution was a Subsidiary of the Company substantially all the assets of which are comprised of the manufacturing facility located in Cranbury, New Jersey and all properties and assets associated with such facility (the "Cranbury Assets") or (B) the Cranbury Assets; provided the
                                                                  --------
     Net Available Cash (assuming such sale were an Asset Disposition for purposes of the definition of Net Available Cash) from such sale is paid to the Company; provided, further, however, that the amount so paid to the
                  --------  -------  -------
     Company shall be excluded from the calculation of the amount of Restricted Payments under Section 4.04(a)(iv)(3)(B) and provided, further, that such
                                                  --------  -------
     dividends or other distributions shall be excluded in the calculation of the amount of Restricted Payments;

          (xiii) the distribution of Capital Stock of an Unrestricted Subsidiary to holders of Capital Stock of the Company, provided that such distribution
                                                 --------
     is made promptly following the formation of, and investment in, such Unrestricted Subsidiary, and provided further that such distribution (but
                                  ----------------
     not such investment) shall be excluded in the calculation of the amount of Restricted Payments; or

          (xiv) the Company or any Restricted Subsidiary from purchasing all (but not less than all), excluding directors' qualifying shares, of the Capital Stock or other ownership interests in a Subsidiary of the Company which Capital Stock or other ownership interests were not theretofore owned by the Company or a Restricted Subsidiary of the Company.

          SECTION 4.05. Limitation on Restrictions on Distributions from
                        ------------------------------------------------
Restricted Subsidiaries. The Company shall not, and shall not permit any
-----------------------
Restricted Subsidiary to, create or otherwise cause or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary, other than a Subsidiary Guarantor, to (a) pay dividends or make any other distributions on its Capital Stock or pay any Indebtedness or other obligations owed to the Company, (b) make any loans or advances to the Company or (c) transfer any of its property or assets to the Company, except:

          (i) any encumbrance or restriction pursuant to applicable law or an agreement in effect at or entered into on the Closing Date or at the Effective Time (including this Indenture) and any encumbrance or restriction pursuant to any agreement governing Bank Indebtedness;

          (ii) any encumbrance or restriction with respect to a Restricted Subsidiary pursuant to an agreement relating to any Indebtedness Incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company (other than Indebtedness Incurred as consideration in, in contemplation of, or to provide all or any portion of the funds or credit support utilized to consummate the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary or was otherwise acquired by the Company) and outstanding on such date;

          (iii) any encumbrance or restriction pursuant to an agreement effecting a Refinancing of Indebtedness Incurred pursuant to an agreement referred to in clause (c) (i) or (c) (ii) of this Section 4.05 or this clause (iii) or contained in any amendment to an agreement referred to in clause (c)(i) or (c)(ii) of this Section 4.05 or this clause (iii); provided, however, that the encumbrances and
     --------  -------
     restrictions contained in any such Refinancing agreement or amendment are not materially less favorable taken as a whole, as determined by the Governing Board, to the Holders than the encumbrances and restrictions contained in such predecessor agreements;

          (iv) in the case of clause (c), any encumbrance or restriction (1) that restricts the subletting, assignment or transfer of any property or asset or right and is contained in any lease, license or other contract entered into in the ordinary course of business or (2) contained in security agreements securing Indebtedness of a Restricted Subsidiary to the extent such encumbrance or restriction restricts the transfer of the property subject to such security agreements;

          (v) with respect to a Restricted Subsidiary, any restriction imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Capital Stock or assets of such Restricted Subsidiary pending the closing of such sale or disposition;

          (vi) any encumbrances or restrictions contained in any credit facility extended to any Foreign Subsidiary of the Company to meet such Subsidiary's working capital needs;

          (vii) Indebtedness or other contractual requirements of a Receivables Entity in connection with a Qualified Receivables Transaction; provided
                                                                    --------
     that such restrictions apply only to such Receivables Entity;

          (viii) restrictions on the transfer of assets pursuant to any Permitted Lien;

          (ix) any agreement or instrument relating to any Indebtedness permitted to be Incurred subsequent to the Effective Date pursuant to
     Section 4.03, if (x) either (i) the encumbrance or restriction applies only in the event of a payment default or a default with respect to a financial covenant contained in the terms of such agreement or instrument or (ii) the Company in good faith determines that such encumbrance or restriction will not cause the Company not to have the funds necessary to pay the principal of or interest on the Securities and (y) the encumbrance or restriction is not materially more disadvantageous to the Holders of the Securities than is customary in comparable financings (as determined by the Company in good faith); and

          (x) any agreement or instrument governing Capital Stock of any Person other than a Wholly Owned Subsidiary that is acquired after the Effective Date.

          SECTION 4.06. Limitation on Sales of Assets and Subsidiary Stock. (a)
                        --------------------------------------------------
The Company shall not, and shall not permit any Restricted Subsidiary to, make any

Asset Disposition unless (i) the Company or such Restricted Subsidiary or the direct or indirect equity owners of the Company receives consideration (including by way of relief from, or by any other Person assuming sole responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Disposition at least equal to the fair value, as determined in good faith by the Governing Board, of the shares and assets subject to such Asset Disposition, (ii) at least 75% of the consideration thereof received is in the form of cash and (iii) an amount equal to 100% of the Net Available Cash from such Asset Disposition is applied by the Company or the direct or indirect equity owners of the Company (or such Restricted Subsidiary, as the case may be)
(1) first, to the extent the Company elects (or is required by the terms of any
    -----
Indebtedness), to prepay, repay, purchase, repurchase, redeem, retire, defease or otherwise acquire for value Senior Indebtedness of the Company or Indebtedness (other than obligations in respect of Preferred Stock) of a Restricted Subsidiary (in each case other than Indebtedness owed to the Company or an Affiliate of the Company and other than obligations in respect of Disqualified Stock) within 365 days after the later of the date of such Asset Disposition or the receipt of such Net Available Cash; (2) second, to the extent
                                                           ------
of the balance of Net Available Cash after application in accordance with clause
(1), to the extent the Company or such Restricted Subsidiary elects, to reinvest in Additional Assets to be owned by the Company or a Restricted Subsidiary (including by means of an Investment in Additional Assets by a Restricted Subsidiary with Net Available Cash) within 365 days from the later of such Asset Disposition or the receipt of such Net Available Cash, or, if such reinvestment in Additional Assets is a project authorized by the Governing Board that will take longer than 365 days to complete, the period of time necessary to complete such project; (3) third, to the extent of the balance of such Net Available Cash
                  -----
after application in accordance with clauses (1) and (2), to make an Offer (as defined in Section 4.06(b) below) to purchase the Securities pursuant to and subject to the conditions of Section 4.06(b); provided, however, that if the
                                              --------  -------
Company elects (or is required by the terms of any other Senior Subordinated Indebtedness), such Offer may be made ratably to purchase the Securities and other Senior Subordinated Indebtedness of the Company, and (4) fourth, to the extent of the balance of such Net Available Cash after application in accordance with clauses (1), (2) and (3), for any general corporate purpose permitted by the terms of this Indenture; provided, however, that in connection with any
                             --------  -------
prepayment, repayment, purchase, repurchase, redemption, retirement, defeasance or other acquisition for value of Indebtedness pursuant to clause (1), (2) or
(4) above, the Company or such Restricted Subsidiary shall retire such Indebtedness and shall cause the related loan commitment (if any) to be permanently reduced in an amount equal to the principal amount so prepaid, repaid, purchased, repurchased, redeemed, retired, defeased or otherwise acquired for value; provided, further, however, that any application of proceeds
                    --------  -------  -------
made pursuant to clause (1), (2), (3) or (4) above by any direct or indirect owners of the Company shall be excluded from the calculation of the amount of Restricted Payments as described in clause 4.04(a)(iv)(3)(B) above. Notwithstanding the foregoing provisions of this Section 4.06, the Company and the Restricted Subsidiaries shall not be required to apply any Net Available Cash in accordance with this Section 4.06(a) except to the extent that the aggregate Net Available Cash from all Asset Dispositions that is not applied in accordance with this Section 4.06(a) exceeds $10 million.

          For the purposes of this Section 4.06, the following are deemed to be cash: (A) the assumption of Indebtedness of the Company (other than in respect of Disqualified Stock of the Company) or any Restricted Subsidiary (other than obligations in respect of Disqualified Stock and Preferred Stock of a Restricted Subsidiary that is a Subsidiary Guarantor) and the release of the Company or such Restricted Subsidiary from all liability on such Indebtedness in connection with such Asset Disposition and (B) securities received by the Company or any Restricted Subsidiary from the transferee that are within 60 days converted by the Company or such Restricted Subsidiary into cash.

          Notwithstanding the immediately preceding paragraphs of this Section 4.06, the Company and its Restricted Subsidiaries will be permitted to consummate an Asset Disposition without complying with such paragraphs to the extent that (1) at least 75% of the consideration for such Asset Disposition constitutes Additional Assets; and (2) such Asset Disposition is for at least fair value, as determined in good faith by the Governing Board; provided that
                                                                -------- ----
the Net Available Cash from any consideration not constituting Additional Assets received by the Company or any of its Restricted Subsidiaries in connection with any Asset Disposition permitted to be consummated under this paragraph shall be subject to the provisions of the two preceding paragraphs; provided, that at the
                                                           --------  ----
time of entering into such transaction or immediately after giving effect thereto, no Default or Event of Default shall have occurred or be continuing or would occur as a consequence thereof.

          (b) In the event of an Asset Disposition that requires the purchase of Securities pursuant to Section 4.06(a)(iii)(3), the Company and Sub Co-Issuer shall be required (i) to purchase Securities tendered pursuant to an offer by the Company and Sub Co-Issuer for the Securities (the "Offer") at a purchase price of 100% of their principal amount plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) in accordance with the procedures (including prorating in the event of oversubscription) set forth in this Indenture and (ii) to purchase other Senior Subordinated Indebtedness of the Company and Sub Co-Issuer on the terms and to the extent contemplated thereby (provided that in no event shall the Company and Sub Co-Issuer offer to purchase such other Senior Subordinated Indebtedness of the Company and Sub Co-Issuer at a purchase price in excess of 100% of its principal amount (without premium), plus accrued and unpaid interest thereon). If the aggregate purchase price of Securities (and other Senior Subordinated Indebtedness) tendered pursuant to the Offer is less than the Net Available Cash allotted to the purchase of the Securities (and other Senior Subordinated Indebtedness), the Company and Sub Co-Issuer shall apply the remaining Net Available Cash in accordance with Section 4.06(a)(iii)(4). The Company and Sub Co-Issuer shall not be required to make an Offer for Securities (and other Senior

Subordinated Indebtedness) pursuant to this Section 4.06 if the Net Available Cash available therefor (after application of the proceeds as provided in clauses (1) and (2) of Section 4.06(a)(iii)) is less than $10 million for any particular Asset Disposition (which lesser amount shall be carried forward for purposes of determining whether an Offer is required with respect to the Net Available Cash from any subsequent Asset Disposition).

          (c) (i) Promptly, and in any event within 10 days after the Company and Sub Co-Issuer become obligated to make an Offer, the Company and Sub Co-Issuer shall be obligated to deliver to the Trustee and send, by first-class mail to each Holder, a written notice stating that the Holder may elect to have his Securities purchased by the Company and Sub Co-Issuer either in whole or in part (subject to prorating as hereinafter described in the event the Offer is oversubscribed) in integral multiples of $1,000 of principal amount, at the applicable purchase price. The notice shall specify a purchase date not less than 30 days nor more than 60 days after the date of such notice (the "Purchase Date") and shall contain such information concerning the business of the Company which the Company and Sub Co-Issuer in good faith believe will enable such Holders to make an informed decision (which at a minimum shall include (1) the most recently filed Annual Report on Form 10-K, if any, (including audited consolidated financial statements) of the Company, the most recent subsequently filed Quarterly Report on Form 10-Q, if any, and any Current Report on Form 8-K, if any, of the Company filed subsequent to such Quarterly Report, other than Current Reports describing Asset Dispositions otherwise described in the offering materials (or corresponding successor reports), (2) a description of material developments, if any, in the Company's business subsequent to the date of the latest of such reports, and (3) if material, appropriate pro forma financial information) and all instructions and materials necessary to tender Securities pursuant to the Offer, together with the address referred to in clause (iii).

          (ii) The Company and Sub Co-Issuer shall deliver to the Trustee an Officers' Certificate as to (1) the amount of the Offer (the "Offer Amount"),
(2) the allocation of the Net Available Cash from the Asset Dispositions pursuant to which such Offer is being made and (3) the compliance of such allocation with the provisions of Section 4.06(a). On the Purchase Date, the Company and Sub Co-Issuer shall also irrevocably deposit with the Trustee or with a paying agent (or, if the Company and Sub Co-Issuer are acting as their own paying agent, segregate and hold in trust) an amount equal to the Offer Amount. The Trustee (or the Paying Agent, if not the Trustee) shall, on the date of purchase, mail or deliver payment to each tendering Holder in the amount of the purchase price. In the event that the Offer Amount delivered by the Company and Sub Co-Issuer to the Trustee is greater than the purchase price of the Securities (and other Senior Subordinated Indebtedness) tendered, the Trustee shall deliver the excess to the Company and Sub Co-Issuer immediately after the expiration of the period for which the Offer remains open (the "Offer Period") for application in accordance with this Section 4.06. Upon the expiration of the Offer Period, the Company and Sub Co-Issuer shall deliver to the Trustee for cancelation the Securities or portions thereof that have been properly tendered to and are to be accepted by the Company and Sub Co-Issuer.

          (iii) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company and Sub Co-Issuer at the address specified in the notice at least three Business Days prior to the Purchase Date. Holders shall be entitled to withdraw their election if the Trustee, the Company or Sub Co-Issuer receives not later than one Business Day prior to the Purchase Date, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered by the Holder for purchase and a statement that such Holder is withdrawing his election to have such Security purchased. If at the expiration of the Offer Period the aggregate principal amount of Securities and any other Senior Subordinated Indebtedness included in the Offer surrendered by holders thereof exceeds the Offer Amount, the Company and Sub Co-Issuer shall select the Securities and other Senior Subordinated Indebtedness to be purchased on a pro rata basis (with such adjustments as may be deemed appropriate by the Company and Sub Co-Issuer so that only Securities and other Senior Subordinated Indebtedness in denominations of $1,000, or integral multiples thereof, shall be purchased). Holders whose Securities are purchased only in part will be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (iv) At the time the Company and Sub Co-Issuer deliver Securities to the Trustee which are to be accepted for purchase, the Company and Sub Co-Issuer shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company and Sub Co-Issuer pursuant to and in accordance with the terms of this Section. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (v) The Company and Sub Co-Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.06. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section 4.06, the Company and Sub Co-Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Section 4.06 by virtue thereof.

          SECTION 4.07. Limitation on Transactions with Affiliates. (a) The
                        ------------------------------------------
Company shall not, and shall not permit any Restricted Subsidiary to, directly or indirectly, enter into or conduct any transaction or series of related transactions (including, the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate of the Company (an "Affiliate Transaction") unless such

Affiliate Transaction is on terms (i) that are fair and reasonable to, and in the best interest of, the Company or such Restricted Subsidiary, as the case may be, as determined in good faith by the Governing Board, (ii) that, in the event that such Affiliate Transaction involves an aggregate amount in excess of $5 million, (1) are set forth in writing and (2) have been approved by a majority of the members of the Governing Board and (iii) that, in the event that such Affiliate Transaction involves an amount in excess of $20 million, have been determined by a nationally recognized appraisal, accounting or investment banking firm to be fair, from a financial point of view, to the Company or such Restricted Subsidiary, as the case may be.

          (b) The provisions of Section 4.07(a) shall not prohibit (i) any Restricted Payment permitted to be paid pursuant to Section 4.04, or any Permitted Investment described in clauses (e) and (f) thereof, (ii) any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock or equity options and stock or equity ownership plans approved by the Governing Board, (iii) the grant of stock or equity options or similar rights to employees and directors or members of the Governing Board of the Company or its Subsidiaries pursuant to plans and/or contracts approved by the Governing Board,
(iv) loans or advances to officers, directors or employees of the Company or its Subsidiaries in the ordinary course of business in accordance with past practices of the Company, but in any event not to exceed $5 million in the aggregate outstanding at any one time, (v) the payment of reasonable fees and compensation to, and the provision of indemnity on behalf of, directors, officers, employees, consultants or members of the Governing Board of the Company or its Subsidiaries as determined in good faith by the Company's Governing Board, (vi) any transaction between the Company and a Restricted Subsidiary or between Restricted Subsidiaries, (vii) any transaction or any payment pursuant to or contemplated by the provisions of any Transaction Document as such provisions are described in or referred to in the offering memorandum, and as the same may be amended or replaced by a Governing Board Approval, (viii) transactions effected as part of a Qualified Receivables Transaction, (ix) the granting or performance of registration rights under a written registration rights agreement approved by the Governing Board and containing customary terms, taken as a whole, (x) transactions with Persons solely in their capacity as holders of Indebtedness or Capital Stock of the Company or any of its Restricted Subsidiaries, where such Persons are treated no more favorably than holders of Indebtedness or Capital Stock of the Company or such Restricted Subsidiary generally, (xi) sales or purchases of products or services rendered in the ordinary course of business, (xii) sales of Capital Stock (other than Disqualified Stock or Preferred Stock of a Subsidiary that is not a Subsidiary Guarantor) for any consideration or any capital contribution or
(xiii) any agreement to do any of the foregoing.

          SECTION 4.08. Change of Control. (a) Upon a Change of Control, each
                        -----------------
Holder shall have the right to require that the Company and Sub Co-Issuer purchase
all or any part of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), in accordance with the terms contemplated in Section 4.08(b); provided, however,
                                                           --------  -------
that notwithstanding the occurrence of a Change of Control, the Company shall not be obligated to purchase the Securities pursuant to this Section 4.08 in the event that it has exercised its right to redeem all the Securities under paragraph 5(a) of the Securities. In the event that at the time of such Change of Control the terms of the Bank Indebtedness restrict or prohibit the repurchase of Securities pursuant to this Section 4.08, then prior to the mailing of the notice to Holders provided for in Section 4.08(b) below but in any event within 30 days following the date the Company obtains actual knowledge of any Change of Control, the Company shall (i) repay in full all Bank Indebtedness and all other Senior Indebtedness the terms of which require repayment upon a Change of Control or, if doing so will allow the purchase of the Securities, offer to repay in full all Bank Indebtedness and such other Senior Indebtedness and repay the Bank Indebtedness and such other Senior Indebtedness of each lender who has accepted such offer or (ii) obtain the requisite consent under the agreements governing the Bank Indebtedness and all other Senior Indebtedness the terms of which require repayment upon a Change of Control to permit the repurchase of the Securities as provided for in Section 4.08(b).

          (b) Within 30 days following the date the Company obtains actual knowledge of any Change of Control, the Company and Sub Co-Issuer shall mail a notice to each Holder with a copy to the Trustee (the "Change of Control Offer") stating:

          (i) that a Change of Control has occurred and that such Holder has the right to require the Company and Sub Co-Issuer to purchase all or a portion of such Holder's Securities at a purchase price in cash equal to 101% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase (subject to the right of Holders of record on the relevant record date to receive interest on the relevant interest payment date);

          (ii) the circumstances and relevant facts and financial information regarding such Change of Control;

          (iii) the purchase date (which shall be no earlier than 30 days nor later than 90 days from the date such notice is mailed); and

          (iv) the instructions determined by the Company and Sub Co-Issuer, consistent with this Section 4.08, that a Holder must follow in order to have its Securities purchased.

          (c) Holders electing to have a Security purchased shall be required to surrender the Security, with an appropriate form duly completed, to the Company and Sub Co-Issuer at the address specified in the notice at least three Business Days prior to the purchase date. Holders shall be entitled to withdraw their election if the Trustee, the Company or Sub Co-Issuer receives not later than one Business Day prior to the purchase date a telegram, telex, facsimile transmission or letter setting forth the name of the Holder, the principal amount of the Security which was delivered for purchase by the Holder and a statement that such Holder is withdrawing his election to have such Security purchased. Holders whose Securities are purchased only in part shall be issued new Securities equal in principal amount to the unpurchased portion of the Securities surrendered.

          (d) On the purchase date, all Securities purchased by the Company and Sub Co-Issuer under this Section shall be delivered to the Trustee for cancelation, and the Company and Sub Co-Issuer shall pay the purchase price plus accrued and unpaid interest to the Holders entitled thereto.

          (e) Notwithstanding the foregoing provisions of this Section, the Company and Sub Co-Issuer shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in Section 4.08(b) applicable to a Change of Control Offer made by the Company and Sub Co-Issuer and purchases all Securities validly tendered and not withdrawn under such Change of Control Offer.

          (f) At the time the Company delivers Securities to the Trustee which are to be accepted for purchase, the Company shall also deliver an Officers' Certificate stating that such Securities are to be accepted by the Company pursuant to and in accordance with the terms of this Section 4.08. A Security shall be deemed to have been accepted for purchase at the time the Trustee, directly or through an agent, mails or delivers payment therefor to the surrendering Holder.

          (g) Prior to any Change of Control Offer, the Company shall deliver to the Trustee an Officers' Certificate stating that all conditions precedent contained herein to the right of the Company to make such offer have been complied with.

          (h) The Company and Sub Co-Issuer shall comply, to the extent applicable, with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations in connection with the repurchase of Securities pursuant to this Section 4.08. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Section, the Company and Sub Co-Issuer shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.08 by virtue thereof.

          SECTION 4.09. Compliance Certificate. The Company and Sub Co-Issuer
                        ----------------------
shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company an Officers' Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company and Sub Co-Issuer they would normally have knowledge of any Default and whether or not the signers know of any Default that occurred during such period. If they do, the certificate shall describe the Default, its status and what action the Company and Sub Co-Issuer are taking or propose to take with respect thereto. The Company and Sub Co-Issuer also shall comply with Section 314(a)(4) of the TIA.

          SECTION 4.10. Further Instruments and Acts. Upon request of the
                        ----------------------------
Trustee, the Company and Sub Co-Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 4.11. Future Subsidiary Guarantors. The Company shall cause
                        ----------------------------
each existing and future Domestic Subsidiary of the Company (other than an Unrestricted Subsidiary) to become a Subsidiary Guarantor, and, if applicable, execute and deliver to the Trustee a supplemental indenture substantially in the form of Exhibit C pursuant to which such Domestic Subsidiary will Guarantee payment of the Securities. Each Subsidiary Guarantee shall be limited to an amount not to exceed the maximum amount that can be Guaranteed by that Subsidiary Guarantor, without rendering the Subsidiary Guarantee, as it relates to such Subsidiary Guarantor voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          The Subsidiary Guarantee of a Subsidiary Guarantor will be released:

          (1) in connection with any consolidation or merger if the Subsidiary Guarantor or surviving Person shall cease to be a Subsidiary of the Company, if the consolidation or merger complies with the covenants contained in this Article 4;

          (2) in connection with any sale or other disposition of all or substantially all of the assets of that Subsidiary Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale or other disposition complies with the covenants contained in this
     Article 4;

          (3) if the Subsidiary Guarantor is designated to be a Unrestricted Subsidiary in accordance with this Indenture;

          (4) in connection with any sale of all of the Capital Stock of a Subsidiary Guarantor to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, if the sale complies with this Indenture;

          (5) upon the release of such Subsidiary Guarantor from its liability in respect of the Bank Indebtedness of the Company and all other Subsidiary Guarantors; and

          (6) upon the legal defeasance of the Securities as described under
     Article 8.


          SECTION 4.12. Limitation on the Sale or Issuance of Preferred Stock of
                        --------------------------------------------------------
Restricted Subsidiaries. The Company will not permit any Restricted Subsidiary
-----------------------
to issue any shares of its Preferred Stock except to the Company or a Restricted Subsidiary.

          SECTION 4.13. Limitation on Ability of Company to Release Funds From
                        ------------------------------------------------------
Escrow. The Company and Sub Co-Issuer agree that (i) the terms of the Escrow
------
Agreement shall exclusively control the conditions under which and procedures pursuant to which Escrow Property (as defined in the Escrow Agreement) can be released and (ii) they will not attempt to release funds from escrow except in accordance with the Escrow Agreement.

                                    ARTICLE 5

                                Successor Company
                                -----------------

          SECTION 5.01. When Company and Sub Co-Issuer May Merge or Transfer
                        ----------------------------------------------------
Assets. (a) The Company and Sub Co-Issuer each shall not consolidate with or
------
merge with or into, or convey, transfer or lease all or substantially all its assets to, any Person, unless:

          (i) the resulting, surviving or transferee Person (the "Successor Company") shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company or Sub Co-Issuer) shall expressly assume, by a supplemental indenture hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of the Company or Sub Co-Issuer under the Securities and this Indenture;

          (ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Company or any

     Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Company or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing;

          (iii) immediately after giving effect to such transaction on a pro forma basis, the Successor Company would be able to Incur an additional $1.00 of Indebtedness pursuant to Section 4.03(a); and

          (iv) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indenture (if any) comply with this Indenture.

          The Successor Company shall succeed to, and be substituted for, and may exercise every right and power of, the Company or Sub Co-Issuer, as the case may be, under this Indenture.

          (b) The Company shall not permit any Subsidiary Guarantor to consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets to any Person unless: (i) the resulting, surviving or transferee Person (the "Successor Guarantor") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia, and such Person (if not such Subsidiary Guarantor) shall expressly assume, by a supplemental indenture, executed and delivered to the Trustee, in form satisfactory to the Trustee, all the obligations of such Subsidiary Guarantor under its Subsidiary Guarantee; and
(ii) immediately after giving effect to such transaction (and treating any Indebtedness which becomes an obligation of the Successor Guarantor or any Restricted Subsidiary as a result of such transaction as having been Incurred by the Successor Guarantor or such Restricted Subsidiary at the time of such transaction), no Default shall have occurred and be continuing.

          (c) Notwithstanding the foregoing, (i) any Restricted Subsidiary (other than Sub Co-Issuer, but including any Subsidiary Guarantor) may consolidate with, merge into or transfer all or substantially all of its assets to the Company, Sub Co-Issuer or any Subsidiary Guarantor, (ii) the Company or any Subsidiary Guarantor may merge with (x) an Affiliate incorporated solely for the purpose of reincorporating the Company in another jurisdiction or (y) a Restricted Subsidiary (including a Subsidiary Guarantor) so long as all assets of the Company and the Restricted Subsidiary immediately prior to such transaction are owned by such Restricted Subsidiary and its Restricted Subsidiaries immediately after the consummation thereof; and (iii) any Subsidiary Guarantor may consolidate with or merge with or into, or convey, transfer or lease all or substantially all of its assets so long as the transactions comply with the release provisions set forth in clause (1) or (2) of the second paragraph of Section 4.11.

                                    ARTICLE 6

                              Defaults and Remedies
                              ---------------------

          SECTION 6.01. Events of Default. An "Event of Default" occurs if:
                        -----------------

          (a) the Company or Sub Co-Issuer defaults in any payment of interest on any Security when the same becomes due and payable and such default continues for a period of 30 days;

          (b) the Company or Sub Co-Issuer defaults in the payment of the principal of any Security when the same becomes due and payable at its Stated Maturity, upon required redemption or repurchase, upon declaration of acceleration or otherwise, whether or not such payment shall be prohibited by
Article 10 or (ii) fail to redeem or purchase Securities when required pursuant to this Indenture or the Securities, whether or not such redemption or purchase shall be prohibited by Article 10 or Article 12;

          (c) the Company or Sub Co-Issuer fails to comply with Article 4 or defaults in the observance or performance of any other covenant or agreement contained in this Indenture (other than those referred to in (a) or (b) above) and such failure continues for 30 days after the Company receives written notice specifying the default (and demanding that such default be remedied) from the Trustee or Holders of at least 25% of the principal amount of the outstanding Securities;

          (d) the Company or Sub Co-Issuer fails to pay at final stated maturity (giving effect to any applicable grace periods and any extension thereof) the principal amount of any Indebtedness of the Company or any Restricted Subsidiary (other than a Receivables Entity) of the Company, or the acceleration of the final stated maturity of any such Indebtedness (which acceleration is not rescinded, annulled or otherwise cured within 20 days of receipt by the Company or such Restricted Subsidiary of notice of any such acceleration) if the aggregate principal amount of such Indebtedness together with the principal amount of any other such Indebtedness in default for failure to pay principal at final maturity or which has been accelerated (in each case with respect to which the 20-day period described above has elapsed), aggregates $20 million or more at any time;

          (e) the Company or any Significant Subsidiary pursuant to or within the meaning of any Bankruptcy Law:

               (i) commences a voluntary case;

               (ii) consents to the entry of an order for relief against it in an involuntary case;

               (iii) consents to the appointment of a Custodian of it or for any substantial part of its property; or

               (iv) makes a general assignment for the benefit of its creditors; or takes any comparable action under any foreign laws relating to insolvency;


          (f) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that is for relief against the Company or any Significant Subsidiary in an involuntary case, and which

               (i) appoints a Custodian of the Company or any Significant Subsidiary or for any substantial part of its property; or

               (ii) orders the winding up or liquidation of the Company or any Significant Subsidiary;

     and such order or decree remains unstayed and in effect for 60 days;

          (g) any judgment or decree for the payment of money in excess of $20.0 million or its foreign currency equivalent against the Company, Sub Co-Issuer or any Significant Subsidiary and either (i) an enforcement proceeding has been commenced by any creditor upon such judgment or decree or (ii) there is a period of 60 days following the entry of such judgment or decree during which such judgment or decree is not discharged, waived or the execution thereof stayed; or

          (h) any Subsidiary Guarantor fails to comply with its obligations under any Subsidiary Guarantee and such failure continues for 45 days after the notice required herein is given to such Subsidiary Guarantor.

          The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

          The term "Bankruptcy Law" means Title 11, United States Code, or any
                                                    ------------------
similar Federal or state law for the relief of debtors. The term "Custodian" means any receiver, trustee, assignee, liquidator, custodian or similar official under any Bankruptcy Law.

               A Default under clause (c) or (d) above is not an Event of Default until the Trustee notifies the Company or the Holders of at least 25% in principal amount of the outstanding Securities notify the Company or Sub Co-Issuer, as the case may be, and the Trustee of the Default and the Company, Sub Co-Issuer or the relevant Subsidiary Guarantor, as applicable, does not cure such Default within the time specified after receipt of such notice. Such notice must specify the Default, demand that it be remedied and state that such notice is a "Notice of Default".

               The Company shall deliver to the Trustee, within 30 days after the occurrence thereof, written notice in the form of an Officers' Certificate of any event which is, or with the giving of notice or the lapse of time or both would become, an Event of Default, its status and what action the Company and Sub Co-Issuer is taking or proposes to take with respect thereto.

               SECTION 6.02. Acceleration. If an Event of Default (other than an
                             ------------
Event of Default specified in Section 6.01(e) or (f) with respect to the Company) occurs and is continuing, the Trustee by notice to the Company and the Trustee, or the Holders of at least 25% in principal amount of the outstanding Securities by notice to the Company, may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. Upon such a declaration, such principal and interest shall be due and payable immediately. If an Event of Default specified in Section 6.01(e) or (f) with respect to the Company or Sub Co-Issuer occurs, the principal of and interest on all the Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. The Holders of a majority in principal amount of the outstanding Securities by notice to the Trustee may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent Default or impair any right consequent thereto.

               SECTION 6.03. Other Remedies. If an Event of Default occurs and
                             --------------
is continuing, the Trustee may pursue any available remedy to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

               The Trustee may maintain a proceeding even if it does not possess any of the Securities or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

               SECTION 6.04. Waiver of Past Defaults. The Holders of a majority
                             -----------------------
in principal amount of the outstanding Securities by notice to the Trustee may waive an existing Default and its consequences except (a) a Default in the payment of the principal of or interest on a Security, (b) a Default arising from the failure to redeem or purchase any Security when required pursuant to the terms of this Indenture or (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Holder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

               SECTION 6.05. Control by Majority. The Holders of a majority in
                             -------------------
principal amount of the outstanding Securities may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or, subject to Section 7.01, that the Trustee determines is unduly prejudicial to the rights of other Holders or would involve the Trustee in personal liability; provided, however, that the Trustee may take any other action deemed proper by
--------  -------
the Trustee that is not inconsistent with such direction. Prior to taking any action hereunder, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

               SECTION 6.06. Limitation on Suits. (a) Except to enforce the
                             -------------------
right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Securities unless:

               (i) the Holder gives to the Trustee written notice stating that an Event of Default is continuing;

               (ii) the Holders of at least 25% in principal amount of the outstanding Securities make a written request to the Trustee to pursue the remedy;

               (iii) such Holder or Holders offer to the Trustee reasonable security or indemnity against any loss, liability or expense;

               (iv) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of security or indemnity; and

               (v) the Holders of a majority in principal amount of the outstanding Securities do not give the Trustee a direction inconsistent with the request during such 60-day period.

               (b) A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder.

               SECTION 6.07. Rights of Holders to Receive Payment.
                             ------------------------------------
Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Securities held by such Holder, on or after the respective due dates expressed or provided for in the Securities, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

               SECTION 6.08. Collection Suit by Trustee. If an Event of Default
                             --------------------------
specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company and Sub Co-Issuer or any other obligor on the Securities for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Securities) and the amounts provided for in Section 7.07.

               SECTION 6.09. Trustee May File Proofs of Claim. The Trustee may
                             --------------------------------
file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expense, disbursements and advances of the Trustee, its agents and counsel) and the Holders allowed in any judicial proceedings relative to the Company, Sub Co-Issuer, any Subsidiary or Subsidiary Guarantor, their creditors or their property, shall be entitled and empowered to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matter and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any Custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.07.

               SECTION 6.10. Priorities. If the Trustee collects any money or
                             ----------
property pursuant to this Article 6, it shall pay out the money or property in the following order:

               FIRST: to the Trustee for amounts due under Section 7.07;

               SECOND: to holders of Senior Indebtedness of the Company and Sub Co-Issuer to the extent required by Article 10 and to holders of Senior Indebtedness of the Subsidiary Guarantors to the extent required by Article 12;

               THIRD: to Holders for amounts due and unpaid on the Securities for principal and interest, ratably, according to the amounts due and payable on the Securities for principal and interest, respectively; and

               FOURTH: to the Company and Sub Co-Issuer.

               The Trustee may fix a record date and payment date for any payment to Holders pursuant to this Section. At least 15 days before such record date, the Trustee shall mail to each Holder and the Company and Sub Co-Issuer a notice that states the record date, the payment date and amount to be paid.

               SECTION 6.11. Undertaking for Costs. In any suit for the
                             ---------------------
enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in principal amount of the outstanding Securities.

               SECTION 6.12. Waiver of Stay or Extension Laws. Neither the
                             --------------------------------
Company, Sub Co-Issuer nor any Subsidiary Guarantor (to the extent it may lawfully do so) shall at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company, Sub Co-Issuer and each Subsidiary Guarantor (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7

                                     Trustee
                                     -------

               SECTION 7.01. Duties of Trustee. (a) If an Event of Default has
                             -----------------
occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

               (b) Except during the continuance of an Event of Default:

                    (i) the Trustee need perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

                    (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

               (c) Notwithstanding anything to the contrary contained herein, the Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own wilful misconduct, except that:

                    (i)   this paragraph does not limit the effect of paragraph
          (b) of this Section 7.01;

                    (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts;

                    (iii) the Trustee shall not be liable with respect to any
               action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05; and

                    (iv) no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers, if it shall have reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

               (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

               (e) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree in writing with the Company and Sub Co-Issuer.

               (f) Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

               (g) Every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section and to the provisions of the TIA.

               SECTION 7.02. Rights of Trustee. (a) The Trustee may rely on any
                             -----------------
document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

               (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officers' Certificate or Opinion of Counsel.

               (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

               (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers; provided, however, that the Trustee's conduct does not
                  --------  -------
constitute wilful misconduct or negligence.

               (e) The Trustee may consult with counsel of its selection, and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Securities shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

               (f) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document unless requested in writing to do so by the Holders of not less than a majority in principal amount of the Securities at the time outstanding, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company and Sub Co-Issuer, personally or by agent or attorney.

               SECTION 7.03. Individual Rights of Trustee. The Trustee in its
                             ----------------------------
individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company, Sub Co-Issuer or their respective Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

               SECTION 7.04. Trustee's Disclaimer. The Trustee shall not be
                             --------------------
responsible for and makes no representation as to the validity or adequacy of this Indenture, any Subsidiary Guarantee or the Securities, it shall not be accountable for the Company's or Sub Co-Issuer's use of the proceeds from the Securities, and it shall not be responsible for any statement of the Company, Sub Co-Issuer or any Subsidiary Guarantor in this Indenture or in any document issued in connection with the sale of the Securities or in the Securities other than the Trustee's certificate of authentication. The Trustee shall not be charged with knowledge of any Default or Event of Default under Sections 6.01(c), (d), (g) or (h) or of the identity of any Significant Subsidiary unless either (a) a Trust Officer shall have actual knowledge thereof or (b) the Trustee shall have received notice thereof in accordance with Section 13.02 hereof from the Company, Sub Co-Issuer, any Subsidiary Guarantor or any Holder.

               SECTION 7.05. Notice of Defaults. If a Default occurs and is
                             ------------------
continuing and if it is known to the Trustee, or if the Trustee receives actual notice of the Default, the Trustee shall mail to each Holder notice of the Default within the earlier of 90 days after it occurs or 60 days after it is known to a Trust Officer. Except in the case of a Default in payment of principal of or interest on any Security (including payments pursuant to the mandatory redemption provisions of such Security, if any), the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders.

               SECTION 7.06. Reports by Trustee to Holders. As promptly as
                             -----------------------------
practicable but not later than 60 days after each August 15 beginning with the August 15 following the date of this Indenture, and in any event prior to September 15 in each year, the Trustee shall mail to each Holder a brief report dated as of such September 15 that complies with Section 313(a) of the TIA if and to the extent required thereby. The Trustee shall also comply with Section 313(b) of the TIA.

               A copy of each report at the time of its mailing to Holders shall be mailed to the Company and Sub Co-Issuer and shall be filed with the SEC and each stock exchange (if any) on which the Securities are listed. The Company and Sub Co-Issuer agree to notify promptly the Trustee whenever the Securities become listed on any stock exchange and of any delisting thereof and the Trustee shall comply with TIA Section 313(d).

               SECTION 7.07. Compensation and Indemnity. The Company shall pay
                             --------------------------
to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee's agents, counsel, accountants and experts. The Company, Sub Co-Issuer and each Subsidiary Guarantor, jointly and severally shall indemnify the Trustee against any and all loss, liability or expense (including reasonable attorneys' fees) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties hereunder, including the costs and expense of enforcing this Indenture against the Company and the Sub Co-Issuer (including this Section 7.07) and defending itself against any claim (whether asserted by the Company, Sub Co-Issuer, any Holder or any other person) or liability in connection with the exercise or performance of any of its rights, powers or duties hereunder. The Trustee shall notify the Company and Sub Co-Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however,
                                                            --------  -------
that any failure so to notify the Company and Sub Co-Issuer shall not relieve the Company, Sub Co-Issuer or any Subsidiary Guarantor of its indemnity obligations hereunder. The Company and Sub Co-Issuer may, subject to the approval of the Trustee, defend the claim and the Trustee shall provide reasonable cooperation at the Company's and Sub Co-Issuer's expense in the defense, except for such actions to the extent caused by negligence, bad faith or wilful misconduct on its part. Such indemnified party may have separate counsel and the Company, Sub Co-Issuer and the Subsidiary Guarantors, as applicable, shall pay the fees and expenses of such counsel; provided, however,
                                                             --------  -------
that the Company and Sub Co-Issuer shall not be required to pay such fees and expenses if it assumes the Trustee's defense and, in such indemnified parties' reasonable judgment, there is no conflict of interest between the Company, Sub Co-Issuer and the Subsidiary Guarantors, as applicable, and such parties in connection with such defense. Neither the Company, Sub Co-Issuer nor any Subsidiary Guarantor need pay for any written settlement without its written consent, which consent will not be unreasonably delayed, conditioned or withheld. The Company and Sub Co-Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party's own wilful misconduct, negligence or bad faith.

               To secure the Company's, the Sub Co-Issuer's and any Subsidiary Guarantor's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Securities.

               The Company's and Sub Co-Issuer's payment obligations pursuant to this Section 7.07 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(e) or (f) with respect to the Company and Sub Co-Issuer, the expenses are intended to constitute expenses of administration under the Bankruptcy Law.

               SECTION 7.08. Replacement of Trustee. (a) The Trustee may resign
                             ----------------------
at any time by so notifying the Company and Sub Co-Issuer. The Holders of a majority in principal amount of the Securities may remove the Trustee by so notifying the Trustee and may appoint a successor Trustee. The Company and/or Sub Co-Issuer may remove the Trustee if:

               (i)   the Trustee fails to comply with Section 7.10;

               (ii)  the Trustee is adjudged bankrupt or insolvent;

               (iii) a receiver or other public officer takes charge of the Trustee or its property; or

               (iv)  the Trustee otherwise becomes incapable of acting.

               (b) If the Trustee resigns, is removed by the Company and/or Sub Co-Issuer or by the Holders of a majority in principal amount of the Securities and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Company and Sub Co-Issuer shall promptly appoint a successor Trustee.

               (c) A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company and Sub Co-Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Holders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

               (d) If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee or the Holders of at least 10% in principal amount of the outstanding Securities may petition any court of competent jurisdiction for the appointment of a successor Trustee.

               (e) If the Trustee fails to comply with Section 7.10, unless the Trustee's duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide holder of a Security for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

               (f) Notwithstanding the replacement of the Trustee pursuant to this Section 7.08, the Company's and Sub Co-Issuer's obligations under Section
7.07 shall continue for the benefit of the retiring Trustee.

               SECTION 7.09. Successor Trustee by Merger. If the Trustee
                             ---------------------------
consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation without any further act shall be the successor Trustee.

               In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Securities so authenticated; and in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have.

               SECTION 7.10. Eligibility; Disqualification. The Trustee shall at
                             -----------------------------
all times satisfy the requirements of Section 310(a)(1), 310(a)(2) and 310(a)(3) of the TIA. The Trustee shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be
                                        --------  -------
excluded from the operation of Section 310(b)(1) of the TIA any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Company and Sub Co-Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

               SECTION 7.11. Preferential Collection of Claims Against Company.
                             -------------------------------------------------
The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

                                    ARTICLE 8

                       Discharge of Indenture; Defeasance
                       ----------------------------------

               SECTION 8.01. Discharge of Liability on Securities; Defeasance.
                             ------------------------------------------------
(a) When (i) all outstanding Securities (other than Securities replaced or paid pursuant to Section 2.08) have been canceled or delivered to the Trustee for cancelation or (ii) all outstanding Securities have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article 3 hereof, and the Company or Sub Co-Issuer irrevocably deposits with the Trustee funds in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, in the written opinion of a nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), to pay the principal of and interest on the outstanding Securities when due at maturity or upon redemption of, including interest thereon to maturity or such redemption date (other than Securities replaced or paid pursuant to Section 2.08), and if in either case the Company or Sub Co-Issuer pays all other sums payable hereunder by the Company or Sub Co-Issuer, then this Indenture shall, subject to Section 8.01(c), cease to be of further effect. The Trustee shall acknowledge satisfaction and discharge of this Indenture on demand of the Company and Sub Co-Issuer accompanied by an Officers' Certificate and an Opinion of Counsel and at the cost and expense of the Company and Sub Co-Issuer.

               (b) Subject to Sections 8.01(c) and 8.02, the Company or Sub Co-Issuer at any time may terminate (i) all of its obligations under the Securities and this Indenture ("legal defeasance option") or (ii) its obligations under Sections 4.02, 4.03, 4.04, 4.05, 4.06, 4.07, 4.08, 4.11, 4.12
and 4.13 and the operation of Section 5.01(a)(iii), 5.01(a)(iv), 6.01(c), 6.01(e) (with respect to Significant Subsidiaries of the Company only), 6.01(f) (with respect to Significant Subsidiaries of the Company only) and 6.01(g) ("covenant defeasance option"). The Company and Sub Co-Issuer may exercise their legal defeasance option notwithstanding their prior exercise of their covenant defeasance option. In the event that the Company and Sub Co-Issuer terminate all of their obligations under the Securities and this Indenture by exercising their legal defeasance option, the obligations under the Subsidiary Guarantees shall each be terminated simultaneously with the termination of such obligations.

               If the Company and Sub Co-Issuer exercise their legal defeasance option, payment of the Securities may not be accelerated because of an Event of Default. If the Company and Sub Co-Issuer exercise their covenant defeasance option, payment of the Securities may not be accelerated because of an Event of Default specified in Section 6.01(c), 6.01(e) (with respect to Significant Subsidiaries only), 6.01(f) (with respect to Significant Subsidiaries only) or 6.01(g) or because of the failure of the Company and Sub Co-Issuer to comply with clauses (iii) and (iv) of Section 5.01(a).

               Upon satisfaction of the conditions set forth herein and upon request of the Company and Sub Co-Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Company and Sub Co-Issuer terminate.

               (c) Notwithstanding clauses (a) and (b) above, the Company's and Sub Co-Issuer's obligations in Sections 2.04, 2.05, 2.06, 2.07, 2.08, 2.09, 7.07, 7.08 and in this Article 8 shall survive until the Securities have been paid in full. Thereafter, the Company's and Sub Co-Issuer's obligations in Sections 7.07, 8.05 and 8.06 shall survive.

               SECTION 8.02. Conditions to Defeasance. (a) The Company and Sub
                             ------------------------
Co-Issuer may exercise their legal defeasance option or their covenant defeasance option only if:


               (i) the Company irrevocably deposits in trust with the Trustee money in an amount sufficient or U.S. Government Obligations, the principal of and interest on which will be sufficient, or a combination thereof sufficient, to pay the principal of, and premium (if any), interest on the Securities when due at maturity or redemption, as the case may be, including interest thereon to maturity or such redemption date;

               (ii) the Company delivers to the Trustee a certificate from a nationally recognized firm of independent accountants expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal, premium, if any, interest when due on all the Securities to maturity or redemption, as the case may be;

               (iii) 123 days pass after the deposit is made and during the 123-day period no Default specified in Section 6.01(e) or (f) with respect to the Company or Sub Co-Issuer occurs which is continuing at the end of the period;

               (iv) the deposit does not constitute a default under any other agreement binding on the Company or Sub Co-Issuer and is not prohibited by
     Article 10;

               (v) the Company delivers to the Trustee an Opinion of Counsel to the effect that the trust resulting from the deposit does not constitute, or is qualified as, a regulated investment company under the Investment Company Act of 1940;

               (vi) in the case of the legal defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel stating that (1) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred;

               (vii) in the case of the covenant defeasance option, the Company shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders will not recognize income, gain or loss for Federal income tax purposes as a result of such deposit and defeasance and will be subject to Federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

               (viii) the Company delivers to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent to the defeasance and discharge of the Securities as contemplated by this Article 8 have been complied with.

               (b) Before or after a deposit, the Company and Sub Co-Issuer may make arrangements satisfactory to the Trustee for the redemption of Securities at a future date in accordance with Article 3.

               SECTION 8.03. Application of Trust Money. The Trustee shall hold
                             --------------------------
in trust money or U.S. Government Obligations deposited with it pursuant to this
Article 8. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Securities. Money and securities so held in trust are not subject to Article 10 or 12.

               SECTION 8.04. Repayment to Company. The Trustee and the Paying
                             --------------------
Agent shall promptly turn over to the Company and Sub Co-Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article which, in the written opinion of nationally recognized firm of independent public accountants delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof which would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article.

               Subject to any applicable abandoned property law, the Trustee and the Paying Agent shall pay to the Company and Sub Co-Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Company and

Sub Co-Issuer for payment as general creditors, and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

               SECTION 8.05. Indemnity for Government Obligations. The Company
                             ------------------------------------
and Sub Co-Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.


               SECTION 8.06. Reinstatement. If the Trustee or Paying Agent is
                             -------------
unable to apply any money or U.S. Government Obligations in accordance with this
Article 8 by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Company's and Sub Co-Issuer's obligations under this Indenture and the Securities shall be revived and reinstated as though no deposit had occurred pursuant to this Article 8 until such time as the Trustee or Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article 8; provided,
                                                               --------
however, that, if the Company or Sub Co-Issuer has made any payment of principal
-------
of or interest on, any Securities because of the reinstatement of its obligations, the Company and Sub Co-Issuer shall be subrogated to the rights of the Holders of such Securities to receive such payment from the money or U.S. Government Obligations held by the Trustee or Paying Agent.

                                    ARTICLE 9

                                   Amendments
                                   ----------

               SECTION 9.01. Without Consent of Holders. (a) The Company, Sub
                             --------------------------
Co-Issuer, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to or consent of any Holder:

               (i)  to cure any ambiguity, omission, defect or inconsistency;

               (ii)  to comply with Article 5;

               (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; provided, however, that the
                                          --------  -------
     uncertificated Securities are issued in registered form for purposes of
     Section 163(f) of the Code or in a manner such that the uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

               (iv) to make any change in Article 10 or Article 12 that would limit or terminate the benefits available to any holder of Senior Indebtedness of the

     Company or a Subsidiary Guarantor (or Representatives thereof) under
     Article 10 or Article 12, respectively;

               (v) to add additional Guarantees with respect to the Securities or to secure the Securities;

               (vi) to add to the covenants of the Company and/or Sub Co-Issuer for the benefit of the Holders or to surrender any right or power herein conferred upon the Company or Sub Co-Issuer;

               (vii) to comply with any requirement of the SEC in connection with qualifying, or maintaining the qualification of, this Indenture under the TIA;

               (viii) to make any change that does not adversely affect the rights of any Holder, subject to the provisions of this Indenture; or


               (ix) to provide for the issuance of the Exchange Securities or Additional Securities, which shall have terms substantially identical in all material respects to the Initial Securities (except that the transfer restrictions contained in the Initial Securities shall be modified or eliminated, as appropriate), and which shall be treated, together with any outstanding Initial Securities, as a single issue of securities.

               (b) An amendment under this Section 9.01 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or a Subsidiary Guarantor then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

               After an amendment under this Section 9.01 becomes effective, the Company shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.01.

               SECTION 9.02. With Consent of Holders. (a) The Company, Sub
                             -----------------------
Co-Issuer, the Subsidiary Guarantors and the Trustee may amend this Indenture or the Securities without notice to any Holder but with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding (including consents obtained in connection with a tender offer or exchange for the Securities). However, without the consent of each Holder affected, an amendment may not:

               (i) reduce the amount of Securities whose Holders must consent to an amendment;

               (ii) reduce the rate of or extend the time for payment of interest on any Security;

               (iii) reduce the principal of or extend the Stated Maturity of any Security;

               (iv) reduce the premium payable upon the redemption of any Security or change the time at which any Security may be redeemed in accordance with Article 3;

               (v) make any Security payable in money other than that stated in the Security;

               (vi) make any change in Article 10 or Article 12 that adversely affects the rights of any Holder under Article 10 or Article 12;

               (vii) make any change in Section 6.04 or 6.07 or the second sentence of this Section 9.02; or

               (viii) modify any Subsidiary Guarantee in any manner adverse to the Holders.

               It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

               An amendment under this Section 9.02 may not make any change that adversely affects the rights under Article 10 or Article 12 of any holder of Senior Indebtedness of the Company or Sub Co-Issuer then outstanding unless the holders of such Senior Indebtedness (or any group or Representative thereof authorized to give a consent) consent to such change.

               After an amendment under this Section 9.02 becomes effective, the Company and Sub Co-Issuer shall mail to Holders a notice briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this
Section 9.02.

               SECTION 9.03. Compliance with Trust Indenture Act. Every
                             -----------------------------------
amendment to this Indenture or the Securities shall comply with the TIA as then in effect.

               SECTION 9.04. Revocation and Effect of Consents and Waivers. (a)
                             ---------------------------------------------
A consent to an amendment or a waiver by a Holder of a Security shall bind the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same debt as the consenting Holder's Security, even if notation of the consent or waiver is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officers' Certificate from the Company and Sub Co-Issuer certifying that the requisite number of consents have been received. After an amendment or waiver becomes effective, it shall bind every Holder. An amendment or waiver becomes effective upon the (i) receipt by the Company, Sub Co-Issuer or the Trustee of the requisite number of consents, (ii) satisfaction of conditions to effectiveness as set forth in this Indenture and any indenture supplemental hereto containing such amendment or waiver and (iii) execution of such amendment or waiver (or supplemental indenture) by the Company, Sub Co-Issuer and the Trustee.

               (b) The Company and Sub Co-Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

               SECTION 9.05. Notation on or Exchange of Securities. If an
                             -------------------------------------
amendment changes the terms of a Security, the Trustee or the Company may require the Holder of the Security to deliver it to the Trustee. The Trustee may place an appropriate notation on the Security regarding the changed terms and return it to the Holder. Alternatively, if the Company, Sub Co-Issuer or the Trustee so determines, the Company and Sub Co-Issuer in exchange for the Security shall issue and the Trustee shall authenticate a new Security that reflects the changed terms. Failure to make the appropriate notation or to issue a new Security shall not affect the validity of such amendment.

               SECTION 9.06. Trustee to Sign Amendments. The Trustee shall sign
                             --------------------------
any amendment authorized pursuant to this Article 9 if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment the Trustee shall be entitled to receive indemnity reasonably satisfactory to it and to receive, and (subject to Section 7.01) shall be fully protected in relying upon, an Officers' Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture and that such amendment is the legal, valid and binding obligation of the Company, Sub Co-Issuer and the Subsidiary Guarantors enforceable against them in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof (including Section 9.03).

               SECTION 9.07. Payment for Consent. Neither the Company, Sub
                             -------------------
Co-Issuer nor any Affiliate of the Company shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture or the Securities unless such consideration is offered to be paid to all Holders that so consent, waive or agree to amend in the time frame set forth in solicitation documents relating to such consent, waiver or agreement.

                                   ARTICLE 10

                                  Subordination
                                  -------------

               SECTION 10.01. Agreement To Subordinate. The Company and Sub
                              ------------------------
Co-Issuer agree, and each Holder by accepting a Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article 10, to the prior payment in full of all Senior Indebtedness of the Company and Sub Co-Issuer and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness. The Securities shall in all respects rank pari passu with
                                                               ---- -----
all other Senior Subordinated Indebtedness of the Company and only Indebtedness of the Company or Sub Co-Issuer that is Senior Indebtedness of the Company shall rank senior to the Securities in accordance with the provisions set forth herein. For purposes of this Article 10, the Indebtedness evidenced by the Securities shall be deemed to include any additional interest charges payable pursuant to the provisions set forth in the Securities and the Registration Agreement. All provisions of this Article 10 shall be subject to Section 10.12.

               SECTION 10.02. Liquidation, Dissolution, Bankruptcy. Upon any
                              ------------------------------------
payment or distribution of the assets of the Company or Sub Co-Issuer to their respective creditors upon a total or partial liquidation or a total or partial dissolution of the Company or Sub Co-Issuer or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property or Sub Co-Issuer or its property:

               (a) holders of Senior Indebtedness of the Company or Sub Co-Issuer shall be entitled to receive payment in full of such Senior Indebtedness before Holders shall be entitled to receive any payment of principal of or interest on the Securities; and

               (b) until the Senior Indebtedness is paid in full, any payment or distribution to which Holders would be entitled but for this Article 10 shall be made to holders of such Senior Indebtedness as their interests may appear, except that Holders may receive (x) shares of stock or equity interests and (y) any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Securities.

               SECTION 10.03. Default on Senior Indebtedness. The Company and
                              ------------------------------
Sub Co-Issuer may not pay the principal of, premium (if any) or interest on the Securities or make any deposit pursuant to Section 8.01 and may not otherwise purchase, repurchase, redeem or otherwise acquire or retire for value any Securities (collectively, "pay the Securities") if (a) interest, premium or principal in respect of any Designated Senior Indebtedness of the Company is not paid when due or (b) any other default on such Designated Senior Indebtedness of the Company occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however,
                                                           --------  -------
that the Company and Sub Co-Issuer may pay the Securities without regard to the foregoing if the Company, Sub Co-Issuer and the Trustee receive written notice approving such payment from the Representative of such Designated Senior Indebtedness with respect to which either of the events set forth in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of the Company or Sub Co-Issuer pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, the Company may not pay the Securities for a period (a "Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a "Blockage Notice") of such default from the Representative of such Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (a) by written notice to the Trustee and the Company and Sub Co-Issuer from the Person or Persons who gave such Blockage Notice, (b) by repayment in full of such Designated Senior Indebtedness or (c) because the default giving rise to such Blockage Notice (and no other default) is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, the Company and Sub Co-Issuer may resume payments on the Securities after the end of such Payment Blockage Period, including any missed payments. Not more than one Blockage Notice may be given in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness during such period; provided, however, that if any Blockage Notice within such 360-day
        --------  -------
period is given by or on behalf of any holders of Designated Senior Indebtedness other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Blockage Notice within such period; provided further, however,
                                                     ----------------
that in no event may the total number of days during which any Payment

Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section, no default or event of default that existed or was continuing on the date of the commencement of any Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

               SECTION 10.04. Acceleration of Payment of Securities. If payment
                              -------------------------------------
of the Securities is accelerated because of an Event of Default, the Company, Sub Co-Issuer or the Trustee (provided, that the Trustee shall have received
                              --------
written notice from the Company and Sub Co-Issuer, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of the Company and Sub Co-Issuer (or their Representative) of the acceleration. If any Designated Senior Indebtedness is outstanding, the Company and Sub Co-Issuer may not pay the Securities until five Business Days after such holders or the Representative of such Designated Senior Indebtedness receive notice of such acceleration and, thereafter, may pay the Securities only if this Article 10 otherwise permits payment at that time.

               SECTION 10.05. When Distribution Must Be Paid Over. If a
                              -----------------------------------
distribution is made to Holders that because of this Article 10 should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness of the Company or Sub Co-Issuer and pay it over to them as their interests may appear.

               SECTION 10.06. Subrogation. After all Senior Indebtedness of the
                              -----------
Company and Sub Co-Issuer is paid in full and until the Securities are paid in full, Holders shall be subrogated to the rights of holders of such Senior Indebtedness to receive distributions applicable to Senior Indebtedness. A distribution made under this Article 10 to holders of such Senior Indebtedness which otherwise would have been made to Holders is not, as between the Company, Sub Co-Issuer and Holders, a payment by the Company and Sub Co-Issuer on such Senior Indebtedness.

               SECTION 10.07. Relative Rights. This Article 10 defines the
                              ---------------
relative rights of Holders and holders of Senior Indebtedness of the Company and Sub Co-Issuer. Nothing in this Indenture shall:

               (a) impair, as between the Company, Sub Co-Issuer and Holders, the obligation of the Company and Sub Co-Issuer, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a Default, subject to the rights of holders of Senior Indebtedness of the Company or Sub Co-Issuer to receive distributions otherwise payable to Holders.

          SECTION 10.08. Subordination May Not Be Impaired by Company and Sub
                         ----------------------------------------------------
Co-Issuer. No right of any holder of Senior Indebtedness of the Company or Sub
---------
Co-Issuer to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or Sub Co-Issuer or by their failure to comply with this Indenture.

          SECTION 10.09. Rights of Trustee and Paying Agent. Notwithstanding
                         ----------------------------------
Section 10.03, the Trustee or Paying Agent may continue to make payments on the Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 10. The Company, Sub Co-Issuer, the Registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of the Company or Sub Co-Issuer may give the notice; provided, however, that, if an issue of Senior
                               --------  -------
Indebtedness of the Company or Sub Co-Issuer has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of the Company or Sub Co-Issuer with the same rights it would have if it were not Trustee. The Registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this
Article 10 with respect to any Senior Indebtedness of the Company or Sub Co-Issuer which may at any time be held by it, to the same extent as any other holder of such Senior Indebtedness; and nothing in Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section
7.07 or any other Section of this Indenture.

          SECTION 10.10. Distribution or Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of the Company or Sub Co-Issuer, the distribution may be made and the notice given to their Representative (if any).

          SECTION 10.11. Article 10 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate. The failure to make a payment pursuant to the Securities by
-------------------
reason of any provision in this Article 10 shall not be construed as preventing the occurrence of a Default. Nothing in this Article 10 shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

          SECTION 10.12. Trust Monies Not Subordinated. Notwithstanding anything
                         -----------------------------
contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of and interest on the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of the Company or Sub Co-Issuer or subject to the restrictions set forth in this Article 10, and none of the Holders shall be obligated to pay over any such amount to the Company and Sub Co-Issuer or any holder of Senior Indebtedness of the Company or Sub Co-Issuer or any other creditor of the Company or Sub Co-Issuer.

          SECTION 10.13. Trustee Entitled To Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article 10, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 10.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the holders of Senior Indebtedness of the Company or Sub Co-Issuer for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of such Senior Indebtedness and other Indebtedness of the Company and Sub Co-Issuer, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 10. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of the Company or Sub Co-Issuer to participate in any payment or distribution pursuant to this Article 10, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of such Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 10, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 10.

          SECTION 10.14. Trustee To Effectuate Subordination. Each Holder by
                         -----------------------------------
accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of the Company or Sub Co-Issuer as provided in this Article 10 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 10.15. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the
------------
holders
of Senior Indebtedness of the Company or Sub Co-Issuer and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders, the Company, Sub Co-Issuer or any other Person, money or assets to which any holders of Senior Indebtedness of the Company or Sub Co-Issuer shall be entitled by virtue of this Article 10 or otherwise.

          SECTION 10.16. Reliance by Holders of Senior Indebtedness on
                         ---------------------------------------------
Subordination Provisions. Each Holder by accepting a Security acknowledges and
------------------------
agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of the Company or Sub Co-Issuer, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of such Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

                                   ARTICLE 11

                              Subsidiary Guarantees
                              ---------------------

          SECTION 11.01. Subsidiary Guarantees. (a) All existing and future
                         ---------------------
Domestic Subsidiaries of the Company hereby jointly and severally irrevocably and unconditionally guarantees, as primary obligors and not merely as sureties, to each Holder and to the Trustee and its successors and assigns (i) the full and punctual payment when due, whether at Stated Maturity, by acceleration, by redemption or otherwise, of all obligations of the Company and Sub Co-Issuer under this Indenture (including obligations to the Trustee) and the Securities, whether for payment of principal of or interest on the Securities and all other monetary obligations of the Company and Sub Co-Issuer under this Indenture and the Securities and (ii) the full and punctual performance within applicable grace periods of all other obligations of the Company and Sub Co-Issuer whether for fees, expenses, indemnification or otherwise under this Indenture and the Securities (all the foregoing being hereinafter collectively called the "Guaranteed Obligations"). Each Subsidiary Guarantor further agrees that the Guaranteed Obligations may be extended or renewed, in whole or in part, without notice or further assent from each such Subsidiary Guarantor, and that each such Subsidiary Guarantor shall remain bound under this Article 11 notwithstanding any extension or renewal of any Guaranteed Obligation.

          (b) Each Subsidiary Guarantor waives presentation to, demand of payment from and protest to the Company and Sub Co-Issuer of any of the Guaranteed Obligations and also waives notice of protest for nonpayment. Each Subsidiary Guarantor waives notice of any default under the Securities or the Guaranteed

Obligations. The obligations of each Subsidiary Guarantor hereunder shall not be affected by (i) the failure of any Holder or the Trustee to assert any claim or demand or to enforce any right or remedy against the Company and Sub Co-Issuer or any other Person under this Indenture, the Securities or any other agreement or otherwise; (ii) any extension or renewal of any thereof; (iii) any rescission, waiver, amendment or modification of any of the terms or provisions of this Indenture, the Securities or any other agreement; (iv) the release of any security held by any Holder or the Trustee for the Guaranteed Obligations or any of them; (v) the failure of any Holder or Trustee to exercise any right or remedy against any other guarantor of the Guaranteed Obligations; or (vi) any change in the ownership of such Subsidiary Guarantor, except as provided in
Section 11.02(b).

          (c) Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have its obligations hereunder divided among the Subsidiary Guarantors, such that such Subsidiary Guarantor's obligations would be less than the full amount claimed. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to have the assets of the Company and Sub Co-Issuer first be used and depleted as payment of the Company's, Sub Co-Issuer's or such Subsidiary Guarantor's obligations hereunder prior to any amounts being claimed from or paid by such Subsidiary Guarantor hereunder. Each Subsidiary Guarantor hereby waives any right to which it may be entitled to require that the Company and Sub Co-Issuer be sued prior to an action being initiated against such Subsidiary Guarantor.

          (d) Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein constitutes a guarantee of payment, performance and compliance when due (and not a guarantee of collection) and waives any right to require that any resort be had by any Holder or the Trustee to any security held for payment of the Guaranteed Obligations.

          (e) The Subsidiary Guarantee of each Subsidiary Guarantor is, to the extent and in the manner set forth in Article 12, subordinated and subject in right of payment to the prior payment in full of the principal of and premium, if any, and interest on all Senior Indebtedness of the relevant Subsidiary Guarantor and is made subject to such provisions of this Indenture.

          (f) Except as expressly set forth in Sections 8.01(b), 11.02 and 11.06, the obligations of each Subsidiary Guarantor hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, including any claim of waiver, release, surrender, alteration or compromise, and shall not be subject to any defense of setoff, counterclaim, recoupment or termination whatsoever or by reason of the invalidity, illegality or unenforceability of the Guaranteed Obligations or otherwise. Without limiting the generality of the foregoing, the obligations of each Subsidiary Guarantor herein shall not be discharged or impaired or otherwise affected by the failure of any Holder or the Trustee to assert any claim or demand or to enforce any remedy under this Indenture, the Securities or any other agreement, by any waiver or modification of any thereof, by any default, failure or delay, wilful or otherwise, in the performance of the obligations, or by any other act or thing or omission or delay to do any other act or thing which may or might in any manner or to any extent vary the risk of any Subsidiary Guarantor or would otherwise operate as a discharge of any Subsidiary Guarantor as a matter of law or equity.

          (g) Each Subsidiary Guarantor agrees that its Subsidiary Guarantee shall remain in full force and effect until payment in full of all the Guaranteed Obligations. Each Subsidiary Guarantor further agrees that its Subsidiary Guarantee herein shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of principal of or interest on any Guaranteed Obligation is rescinded or must otherwise be restored by any Holder or the Trustee upon the bankruptcy or reorganization of the Company or Sub Co-Issuer or otherwise.

          (h) In furtherance of the foregoing and not in limitation of any other right which any Holder or the Trustee has at law or in equity against any Subsidiary Guarantor by virtue hereof, upon the failure of the Company and Sub Co-Issuer to pay the principal of or interest on any Guaranteed Obligation when and as the same shall become due, whether at maturity, by acceleration, by redemption or otherwise, or to perform or comply with any other Guaranteed Obligation, each Subsidiary Guarantor hereby promises to and shall, upon receipt of written demand by the Trustee, forthwith pay, or cause to be paid, in cash, to the Holders or the Trustee an amount equal to the sum of (i) the unpaid principal amount of such Guaranteed Obligations, (ii) accrued and unpaid interest on such Guaranteed Obligations (but only to the extent not prohibited by law) and (iii) all other monetary obligations of the Company and Sub Co-Issuer to the Holders and the Trustee.

          (i) Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any Guaranteed Obligations guaranteed hereby until payment in full of all Guaranteed Obligations and all obligations to which the Guaranteed Obligations are subordinated as provided in Article 12. Each Subsidiary Guarantor further agrees that, as between it, on the one hand, and the Holders and the Trustee, on the other hand, (i) the maturity of the Guaranteed Obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of any Subsidiary Guarantee herein, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the Guaranteed Obligations guaranteed hereby, and (ii) in the event of any declaration of acceleration of such Guaranteed Obligations as provided in Article 6, such Guaranteed Obligations (whether or not due and payable) shall forthwith become due and payable by such Subsidiary Guarantor for the purposes of this Section 11.01.

          (j) Each Subsidiary Guarantor also agrees to pay any and all costs and expenses (including reasonable attorneys' fees and expenses) incurred by the Trustee or any Holder in enforcing any rights under this Section 11.01.

          (k) Upon request of the Trustee, each Subsidiary Guarantor shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

          SECTION 11.02. Limitation on Liability. (a) Any term or provision of
                         -----------------------
this Indenture to the contrary notwithstanding, the maximum aggregate amount of the Guaranteed Obligations guaranteed hereunder by any Subsidiary Guarantor shall not exceed the maximum amount that can be hereby guaranteed without rendering this Indenture, as it relates to such Subsidiary Guarantor, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer or similar laws affecting the rights of creditors generally.

          (b) A Subsidiary Guarantee as to any Subsidiary Guarantor shall terminate and be of no further force or effect and such Subsidiary Guarantor shall be deemed to be released from all obligations under this Article 11 upon
(i) the merger or consolidation of such Subsidiary Guarantor with or into any Person other than the Company, Sub Co-Issuer or a Subsidiary or Affiliate of the Company where such Subsidiary Guarantor is not the surviving entity of such consolidation or merger or (ii) the sale by the Company, Sub Co-Issuer or any Subsidiary of the Company (or any pledgee of the Company) of the Capital Stock of such Subsidiary Guarantor, where, after such sale, such Subsidiary Guarantor is no longer a Subsidiary of the Company or Sub Co-Issuer; provided, however,
                                                           --------  -------
that each such merger, consolidation or sale (or, in the case of a sale by such a pledgee, the disposition of the proceeds of such sale) shall comply with
Section 4.06 and Section 5.01(b). At the request of the Company or Sub Co-Issuer, the Trustee shall execute and deliver an appropriate instrument evidencing such release (in the form provided by the Company and Sub Co-Issuer).

          SECTION 11.03. Successors and Assigns. This Article 11 shall be
                         ----------------------
binding upon each Subsidiary Guarantor and its successors and assigns and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder or the Trustee, the rights and privileges conferred upon that party in this Indenture and in the Securities shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions of this Indenture.

          SECTION 11.04. No Waiver. Neither a failure nor a delay on the part of
                         ---------
either the Trustee or the Holders in exercising any right, power or privilege under this Article 11 shall operate as a waiver thereof, nor shall a single or partial exercise thereof preclude any other or further exercise of any right, power or privilege. The rights, remedies and benefits of the Trustee and the Holders herein expressly specified are cumulative and not exclusive of any other rights, remedies or benefits which either may have under this Article 11 at law, in equity, by statute or otherwise.

          SECTION 11.05. Modification. No modification, amendment or waiver of
                         ------------
any provision of this Article 11, nor the consent to any departure by any Subsidiary Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by the Trustee, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Subsidiary Guarantor in any case shall entitle such Subsidiary Guarantor to any other or further notice or demand in the same, similar or other circumstances.

          SECTION 11.06. Execution of Supplemental Indenture for Future
                         ----------------------------------------------
Subsidiary Guarantors. Each Subsidiary which is required to become a Subsidiary
---------------------
Guarantor pursuant to Section 4.11 shall promptly execute and deliver to the Trustee a supplemental indenture in the form of Exhibit C hereto pursuant to which such Subsidiary shall become a Subsidiary Guarantor under this Article 11 and shall guarantee the Guaranteed Obligations. Concurrently with the execution and delivery of such supplemental indenture, the Company shall deliver to the Trustee an Opinion of Counsel and an Officers' Certificate to the effect that such supplemental indenture has been duly authorized, executed and delivered by such Subsidiary and that, subject to the application of bankruptcy, insolvency, moratorium, fraudulent conveyance or transfer and other similar laws relating to creditors' rights generally and to the principles of equity, whether considered in a proceeding at law or in equity, the Subsidiary Guarantee of such Subsidiary Guarantor is a legal, valid and binding obligation of such Subsidiary Guarantor, enforceable against such Subsidiary Guarantor in accordance with its terms and or to such other matters as the Trustee may reasonably request.

          SECTION 11.07. Non-Impairment. The failure to endorse a Subsidiary
                         --------------
Guarantee on any Security shall not affect or impair the validity thereof.

                                   ARTICLE 12

                   Subordination of the Subsidiary Guarantees
                   ------------------------------------------

          SECTION 12.01. Agreement To Subordinate. Each Subsidiary Guarantor
                         ------------------------
agrees, and each Holder by accepting a Security agrees, that the obligations of a Subsidiary Guarantor hereunder are subordinated in right of payment, to the extent and in the manner provided in this Article 12, to the prior payment in full of all Senior Indebtedness of such Subsidiary Guarantor and that the subordination is for the benefit of and enforceable by the holders of such Senior Indebtedness of such Subsidiary Guarantor. The obligations hereunder with respect to a Subsidiary Guarantor shall in all respects rank pari passu with all other Senior Subordinated Indebtedness of such
              ---- -----
Subsidiary Guarantor and shall rank senior to all existing and future Subordinated Obligations of such Subsidiary Guarantor; and only Indebtedness of such Subsidiary Guarantor that is Senior Indebtedness of such Subsidiary Guarantor shall rank senior to the obligations of such Subsidiary Guarantor in accordance with the provisions set forth herein.

          SECTION 12.02. Liquidation, Dissolution, Bankruptcy. Upon any payment
                         ------------------------------------
or distribution of the assets of a Subsidiary Guarantor to creditors upon a total or partial liquidation or a total or partial dissolution of such Subsidiary Guarantor or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to such Subsidiary Guarantor and its properties:

          (a) holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled to receive payment in full of such Senior Indebtedness before Holders shall be entitled to receive any payment pursuant to any Guaranteed Obligations from such Subsidiary Guarantor; and

          (b) until the Senior Indebtedness of such Subsidiary Guarantor is paid in full, any payment or distribution to which Holders would be entitled but for this Article 12 shall be made to holders of such Senior Indebtedness as their respective interests may appear, except that Holders may receive shares of stock and any debt securities that are subordinated to such Senior Indebtedness to at least the same extent as the Subsidiary Guarantees.

          SECTION 12.03. Default on Designated Senior Indebtedness of a
                         ----------------------------------------------
Subsidiary Guarantor. A Subsidiary Guarantor may not make any payment pursuant
--------------------
to any of the Guaranteed Obligations or repurchase, redeem or otherwise retire any Securities (collectively, "pay its Guarantee") if (a) any Designated Senior Indebtedness of such Subsidiary Guarantor is not paid when due or (b) any other default on Designated Senior Indebtedness of such Subsidiary Guarantor occurs and the maturity of such Designated Senior Indebtedness is accelerated in accordance with its terms unless, in either case, (i) the default has been cured or waived and any such acceleration has been rescinded or (ii) such Designated Senior Indebtedness has been paid in full; provided, however, that such
                                           --------  -------
Subsidiary Guarantor may pay its Guarantee without regard to the foregoing if such Subsidiary Guarantor and the Trustee receive written notice approving such payment from the Representative of the holders of such Designated Senior Indebtedness with respect to which either of the events in clause (a) or (b) of this sentence has occurred and is continuing. During the continuance of any default (other than a default described in clause (a) or (b) of the preceding sentence) with respect to any Designated Senior Indebtedness of a Subsidiary Guarantor pursuant to which the maturity thereof may be accelerated immediately without further notice (except such notice as may be required to effect such acceleration) or the expiration of any applicable grace periods, such Subsidiary Guarantor may not pay its Guarantee for a period (a "Guarantee Payment Blockage Period") commencing upon the receipt by the Trustee (with a copy to such Subsidiary Guarantor and the Company and Sub Co-Issuer) of written notice (a "Guarantee Blockage Notice") of such default from the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor specifying an election to effect a Guarantee Payment Blockage Period and ending 179 days thereafter (or earlier if such Guarantee Payment Blockage Period is terminated (a) by written notice to the Trustee (with a copy to such Subsidiary Guarantor and the Company and Sub Co-Issuer) from the Person or Persons who gave such Guarantee Blockage Notice, (b) because such Designated Senior Indebtedness has been repaid in full or (c) because the default giving rise to such Guarantee Blockage Notice is no longer continuing). Notwithstanding the provisions described in the immediately preceding sentence (but subject to the provisions contained in the first sentence of this Section 12.03), unless the holders of such Designated Senior Indebtedness or the Representative of such holders shall have accelerated the maturity of such Designated Senior Indebtedness, such Subsidiary Guarantor may resume to paying its Subsidiary Guarantee after such Guarantee Payment Blockage Period, including any missed payments. Not more than one Guarantee Blockage Notice may be given with respect to a Subsidiary Guarantor in any consecutive 360-day period, irrespective of the number of defaults with respect to Designated Senior Indebtedness of such Subsidiary Guarantor during such period; provided, however,
                                                              --------  -------
that if any Guarantee Blockage Notice within such 360-day period is given by or on behalf of any holders of Designated Senior Indebtedness of such Subsidiary Guarantor other than the Bank Indebtedness, the Representative of the Bank Indebtedness may give another Guarantee Blockage Notice within such period; provided further, however, that in no event may the total number of days during
----------------  -------
which any Guarantee Payment Blockage Period or Periods is in effect exceed 179 days in the aggregate during any 360 consecutive day period. For purposes of this Section 12.03, no default or event of default that existed or was continuing on the date of the commencement of any Guarantee Payment Blockage Period with respect to the Designated Senior Indebtedness initiating such Guarantee Payment Blockage Period shall be, or be made, the basis of the commencement of a subsequent Guarantee Payment Blockage Period by the Representative of such Designated Senior Indebtedness, whether or not within a period of 360 consecutive days, unless such default or event of default shall have been cured or waived for a period of not less than 90 consecutive days.

          SECTION 12.04. Demand for Payment. If payment of the Securities is
                         ------------------
accelerated because of an Event of Default and a demand for payment is made on a Subsidiary Guarantor pursuant to Article 11, the Trustee (provided that the
                                                          --------
Trustee shall have received written notice from the Company, Sub Co-Issuer or such Subsidiary Guarantor, on which notice the Trustee shall be entitled to conclusively rely) shall promptly notify the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor (or the Representative of such holders) of such demand. If any Designated Senior Indebtedness of such Subsidiary Guarantor is outstanding, such Subsidiary

Guarantor may not pay its Guarantee until five Business Days after such holders or the Representative of the holders of the Designated Senior Indebtedness of such Subsidiary Guarantor receive notice of such demand and, thereafter, may pay its Guarantee only if this Article 12 otherwise permits payment at that time.

          SECTION 12.05. When Distribution Must Be Paid Over. If a payment or
                         -----------------------------------
distribution is made to Holders that because of this Article 12 should not have been made to them, the Holders who receive the payment or distribution shall hold such payment or distribution in trust for holders of the Senior Indebtedness of the relevant Subsidiary Guarantor and pay it over to them as their respective interests may appear.

          SECTION 12.06. Subrogation. After all Senior Indebtedness of a
                         -----------
Subsidiary Guarantor is paid in full and until the Securities are paid in full in cash, Holders shall be subrogated to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions applicable to Designated Senior Indebtedness of such Subsidiary Guarantor. A distribution made under this Article 12 to holders of Senior Indebtedness of such Subsidiary Guarantor which otherwise would have been made to Holders is not, as between such Subsidiary Guarantor and Holders, a payment by such Subsidiary Guarantor on Senior Indebtedness of such Subsidiary Guarantor.

          SECTION 12.07. Relative Rights. This Article 12 defines the relative
                         ---------------
rights of Holders and holders of Senior Indebtedness of a Subsidiary Guarantor. Nothing in this Indenture shall:

          (a) impair, as between a Subsidiary Guarantor and Holders, the obligation of a Subsidiary Guarantor which is absolute and unconditional, to make payments with respect to the Guaranteed Obligations to the extent set forth in Article 11; or

          (b) prevent the Trustee or any Holder from exercising its available remedies upon a default by a Subsidiary Guarantor under its obligations with respect to the Guaranteed Obligations, subject to the rights of holders of Senior Indebtedness of such Subsidiary Guarantor to receive distributions otherwise payable to Holders.

          SECTION 12.08. Subordination May Not Be Impaired by a Subsidiary
                         -------------------------------------------------
Guarantor. No right of any holder of Senior Indebtedness of a Subsidiary
---------
Guarantor to enforce the subordination of the obligations of such Subsidiary Guarantor hereunder shall be impaired by any act or failure to act by such Subsidiary Guarantor or by its failure to comply with this Indenture.

          SECTION 12.09. Rights of Trustee and Paying Agent. Notwithstanding
                         ----------------------------------
Section 12.03, the Trustee or the Paying Agent may continue to make payments on the

Securities and shall not be charged with knowledge of the existence of facts that would prohibit the making of any such payments unless, not less than two Business Days prior to the date of such payment, a Trust Officer of the Trustee receives notice satisfactory to it that payments may not be made under this
Article 12. A Subsidiary Guarantor, the Registrar or co-registrar, the Paying Agent, a Representative or a holder of Senior Indebtedness of a Subsidiary Guarantor may give the notice; provided, however, that if an issue of Senior
                               --------  -------
Indebtedness of a Subsidiary Guarantor has a Representative, only the Representative may give the notice.

          The Trustee in its individual or any other capacity may hold Senior Indebtedness of a Subsidiary Guarantor with the same rights it would have if it were not Trustee. The Registrar and co-registrar and the Paying Agent may do the same with like rights. The Trustee shall be entitled to all the rights set forth in this Article 12 with respect to any Senior Indebtedness of a Subsidiary Guarantor which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness of such Subsidiary Guarantor; and nothing in
Article 7 shall deprive the Trustee of any of its rights as such holder. Nothing in this Article 12 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 7.07 or any other Section of this Indenture.

          SECTION 12.10. Distribution or Notice to Representative. Whenever a
                         ----------------------------------------
distribution is to be made or a notice given to holders of Senior Indebtedness of a Subsidiary Guarantor, the distribution may be made and the notice given to their Representative (if any).

          SECTION 12.11. Article 12 Not To Prevent Events of Default or Limit
                         ----------------------------------------------------
Right To Accelerate. The failure of a Subsidiary Guarantor to make a payment on
-------------------
any of its obligations by reason of any provision in this Article 12 shall not be construed as preventing the occurrence of a default by such Subsidiary Guarantor under such obligations. Nothing in this Article 12 shall have any effect on the right of the Holders or the Trustee to make a demand for payment on a Subsidiary Guarantor pursuant to Article 11.

          SECTION 12.12. Trustee Entitled To Rely. Upon any payment or
                         ------------------------
distribution pursuant to this Article 12, the Trustee and the Holders shall be entitled to rely (a) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 12.02 are pending, (b) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or
(c) upon the Representatives for the holders of Senior Indebtedness of a Subsidiary Guarantor for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Senior Indebtedness of a Subsidiary Guarantor and other Indebtedness of a Subsidiary Guarantor, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article 12. In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of Senior Indebtedness of a Subsidiary Guarantor to participate in any payment or distribution pursuant to this Article 12, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness of such Subsidiary Guarantor held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article 12, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment. The provisions of Sections 7.01 and 7.02 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article 12.

          SECTION 12.13. Trustee To Effectuate Subordination. Each Holder by
                         -----------------------------------
accepting a Security authorizes and directs the Trustee on his or her behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holders and the holders of Senior Indebtedness of each of the Subsidiary Guarantors as provided in this Article 12 and appoints the Trustee as attorney-in-fact for any and all such purposes.

          SECTION 12.14. Trustee Not Fiduciary for Holders of Senior
                         -------------------------------------------
Indebtedness of a Subsidiary Guarantor. The Trustee shall not be deemed to owe
--------------------------------------
any fiduciary duty to the holders of Senior Indebtedness of a Subsidiary Guarantor and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the relevant Subsidiary Guarantor or any other Person, money or assets to which any holders of Senior Indebtedness of such Subsidiary Guarantor shall be entitled by virtue of this Article 12 or otherwise.

          SECTION 12.15. Reliance by Holders of Senior Indebtedness of a
                         -----------------------------------------------
Subsidiary Guarantor on Subordination Provisions. Each Holder by accepting a
------------------------------------------------
Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness of a Subsidiary Guarantor, whether such Senior Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

          SECTION 12.16. Defeasance. Notwithstanding anything contained herein
                         ----------
to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under Article 8 by the Trustee for the payment of principal of, and interest on, the Securities shall not be subordinated to the prior payment of any Senior Indebtedness of any Subsidiary Guarantor or subject to the restrictions set forth in this Article 12, and none of the Holders shall be obligated to pay over any such amount to a Subsidiary Guarantor or any holder of Senior Indebtedness of Subsidiary Guarantor or any other creditor of a Subsidiary Guarantor.

                                   ARTICLE 13

                                  Miscellaneous
                                  -------------

          SECTION 13.01. Trust Indenture Act Controls. If and to the extent that
                         ----------------------------
any provision of this Indenture limits, qualifies or conflicts with the duties imposed by, or with another provision (an "incorporated provision") included in this Indenture by operation of, Sections 310 to 318 of the TIA, inclusive, such imposed duties or incorporated provision shall control.

          SECTION 13.02. Notices. Any notice or communication shall be in
                         -------
writing and delivered in person or mailed by first-class mail addressed as follows:

                           if to the Company:

                           Armkel, LLC
                           469 North Harrison Street
                           Princeton, New Jersey 08543

                           Attention of: Secretary


                           if to Sub Co-Issuer:

                           Armkel Finance, Inc.
                           469 North Harrison Street
                           Princeton, New Jersey 08543

                           Attention of: Secretary


                           if to the Trustee:

                           The Bank of New York
                           101 Barclay Street, 21W
                           New York, NY 10286


                           Attention of: Sirojni L. Dindial

                         Corporate Trust Administration

          The Company, Sub Co-Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

          Any notice or communication to the Company, Sub Co-Issuer or the Trustee shall be deemed to have been given or made as of the date so delivered if personally delivered when receipt acknowledged, if telecopied, and five (5) calendar days after mailing if sent by registered or certified mail, postage prepaid (except that a notice of change of address shall not be deemed to have been given until actually received by the addressee). Notices to the Trustee shall not be deemed effective or given unless actually received by the Trustee.

          Any notice or communication mailed to a Holder shall be mailed, first class mail, to the Holder at the Holder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed.

          Failure to mail a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is mailed in the manner provided above, it is duly given, whether or not the addressee receives it.

          SECTION 13.03. Communication by Holders with Other Holders. Holders
                         -------------------------------------------
may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Securities. The Company, Sub Co-Issuer, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

          SECTION 13.04. Certificate and Opinion as to Conditions Precedent.
                         --------------------------------------------------
Upon any request or application by the Company or Sub Co-Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Company or Sub Co-Issuer shall furnish to the Trustee:

          (a) an Officers' Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

          (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

          SECTION 13.05. Statements Required in Certificate or Opinion. Each
                         ---------------------------------------------
certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.09) shall include:

          (a) a statement that the individual making such certificate or opinion has read such covenant or condition;

          (b) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

          (c) a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

          (d) a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided,
                                                                    --------
     however, that with respect to matters of fact an opinion of counsel may
     -------
     rely on an Officers' Certificate or certificates of public officials.

          SECTION 13.06. When Securities Disregarded. In determining whether the
                         ---------------------------
Holders of the required principal amount of Securities have concurred in any direction, waiver or consent, Securities owned by the Company, Sub Co-Issuer, any Subsidiary Guarantor or by any Person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company, Sub Co-Issuer or any Subsidiary Guarantor shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Securities which the Trustee knows are so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time shall be considered in any such determination.

          SECTION 13.07. Rules by Trustee, Paying Agent and Registrar. The
                         --------------------------------------------
Trustee, Paying Agent or Registrar may make reasonable rules for their functions.

          SECTION 13.08. Legal Holidays. A "Legal Holiday" is a Saturday, a
                         --------------
Sunday or other day on which banking institutions are not required by law or regulation to be open in the State of New York. If a payment date is a Legal Holiday, payment shall be made on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period. If a regular record date is a Legal Holiday, the record date shall not be affected.

          SECTION 13.09. GOVERNING LAW. THIS INDENTURE, THE SECURITIES AND THE
                         -------------
GUARANTEES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE GUARANTEES.

          SECTION 13.10. No Recourse Against Others. A director, officer,
                         --------------------------
employee, stockholder or equity holder, as such, of the Company, Sub Co-Issuer or any of the Subsidiary Guarantors, shall not have any liability for any obligations of the Company, Sub Co-Issuer or any of the Subsidiary Guarantors under the Securities or this Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

          SECTION 13.11. Successors. All agreements of the Company, Sub
                         ----------
Co-Issuer and each Subsidiary Guarantor in this Indenture and the Securities shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successors.

          SECTION 13.12. Multiple Originals. The parties may sign any number of
                         ------------------
copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.

          SECTION 13.13. Table of Contents; Headings. The table of contents,
                         ---------------------------
cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

          IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

                                                ARMKEL, LLC,


                                                  by_______________________
                                                    Name:
                                                    Title:


                                                ARMKEL FINANCE, INC.,


                                                  by_______________________
                                                    Name:
                                                    Title:




                                                THE BANK OF NEW YORK, as Trustee


                                                  by_______________________
                                                    Name:
                                                    Title:

                                                                      APPENDIX A

                   PROVISIONS RELATING TO ORIGINAL SECURITIES,
                   ------------------------------------------

                              ADDITIONAL SECURITIES
                              ---------------------
                             AND EXCHANGE SECURITIES
                             -----------------------
         1. Definitions
            -----------

         1.1  Definitions
              -----------

         For the purposes of this Appendix A the following terms shall have the meanings indicated below:

               "Applicable Procedures" means, with respect to any transfer or transaction involving a Regulation S Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Global Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect from time to time.

               "Clearstream" means Clearstream Banking, societe anonyme, or any successor securities clearing agency.

               "Definitive Security" means a certificated Initial Security or Exchange Security (bearing the Restricted Securities Legend if the transfer of such Security is restricted by applicable law) that does not include the Global Securities Legend.

               "Depositary" means The Depository Trust Company, its nominees and their respective successors.

               "Euroclear" means the Euroclear Clearance System or any successor securities clearing agency.

               "Global Securities Legend" means the legend set forth under that caption in Exhibit A to this Indenture.

               "IAI" means an institutional "accredited investor" as described in Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

               "Initial Purchasers" means J.P. Morgan Securities Inc. and Deutsche Banc Alex. Brown Inc.

               "Purchase Agreement" means (a) the Purchase Agreement dated August 14, 2001 , among the Company, Sub Co-Issuer and the Initial Purchasers and (b) any other similar Purchase Agreement relating to Additional Securities.

               "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

               "Registered Exchange Offer" means the offer by the Company and Sub Co-Issuer, pursuant to the Registration Agreement, to certain Holders of Initial Securities, to issue and deliver to such Holders, in exchange for their Initial Securities, a like aggregate principal amount of Exchange Securities registered under the Securities Act.

               "Registration Agreement" means (a) the Registration Rights Agreement dated August 28, 2001, among the Company, Sub Co-Issuer, and the Initial Purchasers and (b) any other similar Exchange and Registration Rights Agreement relating to Additional Securities.

               "Regulation S" means Regulation S under the Securities Act.

               "Regulation S Securities" means all Initial Securities offered and sold outside the United States in reliance on Regulation S.

               "Restricted Period", with respect to any Securities, means the period of 40 consecutive days beginning on and including the later of (a) the day on which such Securities are first offered to persons other than distributors (as defined in Regulation S under the Securities Act) in reliance on Regulation S, notice of which day shall be promptly given by the Company to the Trustee, and (b) the Issue Date with respect to such Securities.

               "Restricted Securities Legend" means the legend set forth in
Section 2.3(e)(i) herein.

               "Rule 501" means Rule 501(a)(1), (2), (3) or (7) under the Securities Act.

               "Rule 144A" means Rule 144A under the Securities Act.

               "Rule 144A Securities" means all Initial Securities offered and sold to QIBs in reliance on Rule 144A.

               "Securities Act" means the Securities Act of 1933, as amended.

               "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary) or any successor person thereto, who shall initially be the Trustee.

                "Shelf Registration Statement" means a registration statement filed by the Company and Sub Co-Issuer in connection with the offer and sale of Initial Securities pursuant to the Registration Agreement.

                "Transfer Restricted Securities" means Definitive Securities and any other Securities that bear or are required to bear the Restricted Securities Legend.

         1.2  Other Definitions
              -----------------

         Term:                                               Defined in Section:
         ----                                                ------------------

"Agent Members" ............................................              2.1(c)
"IAI Global Security" ......................................              2.1(b)
"Global Security" ..........................................              2.1(b)
"Regulation S Global Security" .............................              2.1(b)
"Rule 144A Global Security" ................................              2.1(b)


         2.   The Securities
              --------------

         2.1  Form and Dating
              ---------------

                (a) The Initial Securities issued on the date hereof will be (i) offered and sold by the Company and Sub Co-Issuer pursuant to the Purchase Agreement and (ii) resold, initially only to (1) QIBs in reliance on Rule 144A and (2) Persons other than U.S. Persons (as defined in Regulation S) in reliance on Regulation S. Such Initial Securities may thereafter be transferred to, among others, QIBs, purchasers in reliance on Regulation S and, except as set forth below, IAIs in accordance with Rule 501. Additional Securities offered after the date hereof may be offered and sold by the Company and Sub Co-Issuer from time to time pursuant to one or more Purchase Agreements in accordance with applicable law.

                (b) Global Securities. Rule 144A Securities shall be issued
                    -----------------
initially in the form of one or more permanent global Securities in definitive, fully registered form (collectively, the "Rule 144A Global Security") and Regulation S Securities shall be issued initially in the form of one or more global Securities (collectively, the "Regulation S Global Security"), in each case without interest coupons and bearing the Global Securities Legend and Restricted Securities Legend, which shall be deposited on behalf of the purchasers of the Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture. One or more global securities in definitive, fully registered form without interest coupons and bearing the Global Securities Legend and the Restricted Securities Legend (collectively, the "IAI Global Security") shall also be issued on the Closing Date with $0 original principal amount, deposited with the

Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Trustee as provided in this Indenture to accommodate transfers of beneficial interests in the Securities to IAIs subsequent to the initial distribution. Beneficial ownership interests in the Regulation S Global Security shall not be exchangeable for interests in the Rule 144A Global Security, the IAI Global Security or any other Security without a Restricted Securities Legend until the expiration of the Restricted Period. The Rule 144A Global Security, the IAI Global Security and the Regulation S Global Security are each referred to herein as a "Global Security" and are collectively referred to herein as "Global Securities", provided, that the term "Global Security" when used in Sections
             --------
2.1(b)(third paragraph), 2.1(c), 2.3(g)(i), 2.3(h)(i) and 2.4 shall also include any Security in global form issued in connection with a Registered Exchange Offer. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary or its nominee and on the schedules thereto as hereinafter provided.

                (c) Book-Entry Provisions. This Section 2.1(c) shall apply only
                    ---------------------
to a Global Security deposited with or on behalf of the Depositary.

                The Company and Sub Co-Issuer shall execute and the Trustee shall, in accordance with this Section 2.1(c) and Section 2.2 and pursuant to an order of the Company and Sub Co-Issuer signed by two Officers or assistant secretaries, authenticate and deliver initially one or more Global Securities that (i) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (ii) shall be delivered by the Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Trustee as Securities Custodian.

                Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Trustee as Securities Custodian or under such Global Security, and the Depositary may be treated by the Company, Sub Co-Issuer, the Trustee and any agent of the Company, Sub Co-Issuer or the Trustee as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, Sub Co-Issuer, the Trustee or any agent of the Company, Sub Co-Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

                (d) Definitive Securities. Except as provided in Section 2.3 or
                    ---------------------
2.4, owners of beneficial interests in Global Securities will not be entitled to receive physical delivery of certificated Securities.

         2.2 Authentication. The Trustee shall authenticate and make available
             --------------
for delivery upon a written order of the Company and Sub Co-Issuer signed by one Officer or assistant secretary of the Company and one Officer or assistant Secretary of the Sub Co-Issuer, (a) Original Securities for original issue on the date hereof in an aggregate principal amount of $225,000,000 (b) subject to the terms of this Indenture, Additional Securities in an aggregate principal amount of up to $225,000,000 and (c) the (i) Exchange Securities for issue only in a Registered Exchange Offer pursuant to a Registration Agreement and for a like principal amount of Initial Securities exchanged pursuant thereto. Such order shall specify the amount of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated and whether the Securities are to be Initial Securities or Exchange Securities. The aggregate principal amount of Securities outstanding at any time may not exceed $450,000,000 except as provided in Sections 2.08 and 2.09 of this Indenture. Notwithstanding anything to the contrary in this Appendix or otherwise in this Indenture, any issuance of Additional Securities after the Closing Date shall be in a principal amount of at least $225,000,000, whether such Additional Securities are of the same or a different series than the Original Securities.

         2.3 Transfer and Exchange. (a) Transfer and Exchange of Definitive
             ---------------------      -----------------------------------
Securities. When Definitive Securities are presented to the Registrar with a
----------
request:

                  (i)  to register the transfer of such Definitive Securities;
         or

                  (ii) to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations, the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities
                              --------  -------
         surrendered for transfer or exchange:

                  (1) shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, Sub Co-Issuer and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing; and

                  (2) in the case of Transfer Restricted Securities, are accompanied by the following additional information and documents, as applicable:

                           (A) if such Definitive Securities are being delivered
                  to the Registrar by a Holder for registration in the name of such Holder, without transfer, a certification from such Holder to that effect (in the form set forth on the reverse side of the Initial Security); or

                           (B) if such Definitive Securities are being
                  transferred to the Company or Sub Co-Issuer, a certification to that effect (in the form set forth on the reverse side of the Initial Security); or

                          (C) if such Definitive Securities are being
                  transferred pursuant to an exemption from registration in accordance with Rule 144 under the Securities Act or in reliance upon another exemption from the registration requirements of the Securities Act, (x) a certification to that effect (in the form set forth on the reverse side of the Initial Security) and (y) if the Company or Sub Co-Issuer so requests, an opinion of counsel or other evidence reasonably satisfactory to it as to the compliance with the restrictions set forth in the legend set forth in Section 2.3(e)(i).

                  (b)  Restrictions on Transfer of a Definitive Security for a
                       -------------------------------------------------------
Beneficial Interest in a Global Security. A Definitive Security may not be
----------------------------------------
exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Trustee of a Definitive Security, duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company, Sub Co-Issuer and the Registrar, together with:

                  (i) certification (in the form set forth on the reverse side of the Initial Security) that such Definitive Security is being transferred (1) to a QIB in accordance with Rule 144A, (2) to an IAI that has furnished to the Trustee a signed letter substantially in the form of Exhibit D or (3) outside the United States in an offshore transaction within the meaning of Regulation S and in compliance with Rule 904 under the Securities Act; and

                  (ii) written instructions directing the Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase, then the Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding and the Global Security has not been previously exchanged for certificated securities pursuant to
         Section 2.4, the Company and Sub Co-Issuer shall issue and the Trustee shall authenticate, upon written order of the Company and Sub Co-Issuer in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

                  (c)  Transfer and Exchange of Global Securities. (i) The
                       ------------------------------------------
         transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in such Global Security or another Global Security and such account shall be credited in accordance with such order with a beneficial interest in the applicable Global Security and the account of the Person making the transfer shall be debited by an amount equal to the beneficial interest in the Global Security being transferred. Transfers by an owner of a beneficial interest in the Rule 144A Global Security or the IAI Global Security to a transferee who takes delivery of such interest through the Regulation S Global Security, whether before or after the expiration of the Restricted Period, shall be made only upon receipt by the Trustee of a certification in the form provided on the reverse of the Initial Securities from the transferor to the effect that such transfer is being made in accordance with Regulation S or (if available) Rule 144 under the Securities Act and that, if such transfer is being made prior to the expiration of the Restricted Period, the interest transferred shall be held immediately thereafter through Euroclear or Clearstream. In the case of a transfer of a beneficial interest in either the Regulation S Global Security or the Rule 144A Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

     (ii) If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of Global Security from which such interest is being transferred.

     (iii) Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

     (iv) In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 prior to the consummation of a Registered Exchange Offer or the effectiveness of a Shelf Registration Statement with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this
Section 2.3 (including the certification requirements set forth on the reverse of the Initial Securities intended to ensure that such transfers comply with Rule 144A, Regulation S or such other applicable exemption from registration under the Securities Act, as the case may be) and such other procedures as may from time to time be adopted by the Company and Sub Co-Issuer.

              (d)  Restrictions on Transfer of Regulation S Global Security. (i)
                   --------------------------------------------------------
Prior to the expiration of the Restricted Period, interests in the Regulation S Global Security may only be held through Euroclear or Clearstream. During the Restricted Period, beneficial ownership interests in the Regulation S Global Security may only be sold, pledged or transferred through Euroclear or Clearstream in accordance with the Applicable Procedures and only (1) to the Company and Sub Co-Issuer, (2) so long as such security is eligible for resale pursuant to Rule 144A, to a person whom the selling holder reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, (3) in an offshore transaction in accordance with Regulation S, (4) pursuant to an exemption from registration under the Securities Act provided by Rule 144 (if applicable) under the Securities Act, (5) to an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of Securities of $250,000 or (6) pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States. Prior to the expiration of the Restricted Period, transfers by an owner of a beneficial interest in the Regulation S Global Security to a transferee who takes delivery of such interest through the Rule 144A Global Security or the IAI Global Security shall be made only in accordance with Applicable Procedures and upon receipt by the Trustee of a written certification from the transferor of the beneficial interest in the form provided on the reverse of the Initial Security to the effect that such transfer is being made to (1) a QIB within the meaning of Rule 144A in a transaction meeting the requirements of Rule 144A or (2) an IAI purchasing for its own account, or for the account of such an IAI, in a minimum principal amount of the Securities of $250,000. Such written certification shall no longer be required after the expiration of the Restricted Period. In the case of a transfer of a beneficial interest in the Regulation S Global Security for an interest in the IAI Global Security, the transferee must furnish a signed letter substantially in the form of Exhibit D to the Trustee.

              (ii) Upon the expiration of the Restricted Period, beneficial ownership interests in the Regulation S Global Security shall be transferable in accordance with applicable law and the other terms of this Indenture.

              (e)  Legend.
                   ------

              (i) Except as permitted by the following paragraphs (ii), (iii) or (iv), each Security certificate evidencing the Global Securities and the Definitive Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear a legend in substantially the following form (each defined term in the legend being defined as such for purposes of the legend only):

"THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

     THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTMENT ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, SUB CO-ISSUER OR ANY AFFILIATE OF THE COMPANY WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY AND SUB CO-ISSUER,
(B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO

     ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S, SUB CO-ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D),
     (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE."

Each Definitive Security shall bear the following additional legend:

     "IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS."

           (ii) Upon any sale or transfer of a Transfer Restricted Security that is a Definitive Security, the Registrar shall permit the Holder thereof to exchange such Transfer Restricted Security for a Definitive Security that does not bear the legends set forth above and rescind any restriction on the transfer of such Transfer Restricted Security if the Holder certifies in writing to the Registrar that its request for such exchange was made in reliance on Rule 144 (such certification to be in the form set forth on the reverse of the Initial Security).

           (iii) After a transfer of any Original or Additional Securities during the period of the effectiveness of a Shelf Registration Statement with respect to such Original or Additional Securities, as the case may be, all requirements pertaining to the Restricted Securities Legend on such Original or Additional Securities shall cease to apply and the requirements that any such Original or Additional Securities be issued in global form shall continue to apply.

           (iv) Upon the consummation of a Registered Exchange Offer with respect to the Original or Additional Securities pursuant to which Holders of such Original or Additional Securities are offered Exchange Securities in exchange for their Original or Additional Securities, all requirements pertaining to Original or Additional Securities that Original or Additional Securities be issued in global form shall continue to apply, and Exchange Securities in global form without the Restricted Securities Legend shall be available to Holders that exchange such Initial Securities in such Registered Exchange Offer.

         (v) Upon a sale or transfer after the expiration of the Restricted Period of any Initial Security acquired pursuant to Regulation S, all requirements that such Initial Security bear the Restricted Securities Legend shall cease to apply and the requirements requiring any such Initial Security be issued in global form shall continue to apply.

         (vi) Any Additional Securities sold in a registered offering shall not be required to bear the Restricted Securities Legend.

         (f)   Cancelation or Adjustment of Global Security. At such time as all
               --------------------------------------------
beneficial interests in a Global Security have either been exchanged for Definitive Securities, transferred, redeemed, repurchased or canceled, such Global Security shall be returned by the Depositary to the Trustee for cancelation or retained and canceled by the Trustee, or at the direction of the Trustee, the Registrar or Paying Agent. At any time prior to such cancelation, if any beneficial interest in a Global Security is exchanged for Definitive Securities, transferred in exchange for an interest in another Global Security, redeemed, repurchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Trustee (if it is then the Securities Custodian for such Global Security) with respect to such Global Security, by the Trustee or the Securities Custodian, to reflect such reduction.

         (g)   Obligations with Respect to Transfers and Exchanges of
               ------------------------------------------------------
     Securities.
     ----------

         (i) To permit registrations of transfers and exchanges, the Company and Sub Co-Issuer shall execute and the Trustee shall authenticate, Definitive Securities and Global Securities at the Registrar's request.

         (ii) No service charge shall be made for any registration of transfer or exchange, but the Company and Sub Co-Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Sections 2.07, 3.06, 4.06, 4.08 and 9.05 of this Indenture).

         (iii) Prior to the due presentation for registration of transfer of any Security, the Company, Sub Co-Issuer, the Subsidiary Guarantors, the Trustee, the Paying Agent or the Registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and (subject to paragraph 2 of the Securities) interest on such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, Sub Co-Issuer, any Subsidiary Guarantor, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

         (iv) All Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same debt and shall be entitled to the same benefits under this Indenture as the Securities surrendered upon such transfer or exchange.

         (h)  No Obligation of the Trustee.
              ----------------------------

         (i) The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in the Depositary or any other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

         (ii) The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

2.4 Definitive Securities
    ---------------------

         (a) A Global Security deposited with the Depositary or with the Trustee as Securities Custodian pursuant to Section 2.1 or issued in connection with a Registered Exchange Offer shall be transferred to the beneficial owners thereof in the form of Definitive Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company and Sub Co-Issuer that it is unwilling or unable to continue as a Depositary for such Global Security or if at any time the Depositary ceases to be a "clearing agency"
     registered under the Exchange Act, and a successor depositary is not appointed by the Company within 90 days of such notice or after the Company or Sub Co-Issuer becomes aware of such cessation, or (ii) an Event of Default has occurred and is continuing or (iii) the Company and Sub Co-Issuer, in their sole discretion, notify the Trustee in writing that they elect to cause the issuance of certificated Securities under this Indenture.

         (b) Any Global Security that is transferable to the beneficial owners thereof pursuant to this Section 2.4 shall be surrendered by the Depositary to the Trustee, to be so transferred, in whole or from time to time in part, without charge, and the Trustee shall authenticate and make available for delivery, upon such transfer of each portion of such Global Security, an equal aggregate principal amount of Definitive Securities of authorized denominations. Any portion of a Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of $1,000 and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Security in the form of a Definitive Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(e), bear the Restricted Securities Legend.

         (c) Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

         (d) In the event of the occurrence of any of the events specified in
Section 2.4(a)(i), (ii) or (iii), the Company will promptly make available to the Trustee a reasonable supply of Definitive Securities in fully registered form without interest coupons.

                                                                       EXHIBIT A

                       [FORM OF FACE OF INITIAL SECURITY]

                           [Global Securities Legend]

                  UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY, SUB CO-ISSUER OR THE COMPANY'S AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

                         [Restricted Securities Legend]

                  THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION.

                  THE HOLDER OF THIS SECURITY, BY ITS ACCEPTANCE HEREOF AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTMENT ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SECURITY, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") THAT IS TWO YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH THE COMPANY, SUB CO-ISSUER OR ANY AFFILIATE OF THE COMPANY WAS THE

OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF SUCH SECURITY), ONLY (A) TO THE COMPANY AND SUB CO-ISSUER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SECURITIES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) PURSUANT TO OFFERS AND SALES THAT OCCUR OUTSIDE THE UNITED STATES WITHIN THE MEANING OF REGULATION S UNDER THE SECURITIES ACT, (E) TO AN INSTITUTIONAL "ACCREDITED INVESTOR" WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING THE SECURITY FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SECURITIES OF $250,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (F) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE COMPANY'S, SUB CO-ISSUER'S AND THE TRUSTEE'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D), (E) OR (F) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

Each Definitive Security shall bear the following additional legend:

IN CONNECTION WITH ANY TRANSFER, THE HOLDER WILL DELIVER TO THE REGISTRAR AND TRANSFER AGENT SUCH CERTIFICATES AND OTHER INFORMATION AS SUCH TRANSFER AGENT MAY REASONABLY REQUIRE TO CONFIRM THAT THE TRANSFER COMPLIES WITH THE FOREGOING RESTRICTIONS.

No. [_]                                                              $__________

                    9 1/2% Senior Subordinated Note due 2009

                                                                    CUSIP No.[_]
                                                                    ISIN No. [_]

             ARMKEL, LLC, a Delaware limited liability company (the "Company") and ARMKEL FINANCE, INC., a Delaware corporation ("Sub Co-Issuer"), promise to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on August 15, 2009.

             Interest Payment Dates: February 15 and August 15.

             Record Dates: February 1 and August 1.

             Additional provisions of this Security are set forth on the other side of this Security.

             IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                            ARMKEL, LLC,

                                            by

                                               _________________________________
                                               Name:
                                               Title:

                                            ARMKEL FINANCE, INC.,

                                            by

                                               _________________________________
                                               Name:
                                               Title:



Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

THE BANK OF NEW YORK,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

By:_________________________
     Authorized Signatory

                   [FORM OF REVERSE SIDE OF INITIAL SECURITY]

                    9 1/2% Senior Subordinated Note due 2009

1.  Interest
    --------

             (a) Armkel, LLC, a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") and Armkel Finance, Inc., a Delaware corporation ("Sub Co-Issuer"), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Company and Sub Co-Issuer shall pay interest semiannually on February 15 and August 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 28, 2001 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company and Sub Co-Issuer shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. All references in this Security to interest rate shall include any additional interest.

             (b) Additional Interest. The Holder of this Security is entitled to
                 -------------------
the benefits of a Registration Rights Agreement, dated as of August 28, 2001, among the Company, Sub Co-Issuer and the Initial Purchasers named therein (the "Registration Agreement"). Capitalized terms used in this paragraph (b) but not defined herein have the meanings assigned to them in the Registration Agreement. If (i) the Exchange Offer Registration Statement under the Registration Agreement is not filed with the Commission on or prior to 90 days after the closing date of the Acquisition, (ii) the Exchange Offer Registration Statement or the Shelf Registration Statement, as the case may be, is not declared effective within 180 days after the closing date of the Acquisition or 180 days after delivery of the notice and opinion of counsel pursuant to Section 2(b)(iii) of the Registration Agreement or (iii) the Exchange Offer is not consummated on or prior to 210 days after the closing date of the Acquisition, the annual interest rate borne by this Security will be increased by 1.0% per annum until the Exchange Offer is completed or the Shelf Registration Statement, if required by the Registration Agreement, is declared effective by the Commission or the Securities become freely tradeable under the Securities Act. Notwithstanding the foregoing, Holders who exchange Securities for freely tradeable Securities will not be entitled to additional interest, as set forth more fully in the Registration Agreement. Certain Holders who could have exchanged Securities in the Exchange Offer for freely transferable Securities but did not do so may not be entitled to additional interest, as set forth more fully in the Registration Agreement. Following the cure of all Registration Defaults, the annual interest rate borne by the Securities shall return to the rate before the Registration Default. For purposes of the foregoing, "Transfer Restricted Securities" means (i) each Initial Security until the date on which such Initial Security has been exchanged for a freely transferable Exchange Security in the Registered Exchange Offer, (ii) each Initial Security until the date on which such Initial Security has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement or (iii) each Initial Security until the date on which such Initial Security is distributed to the public pursuant to Rule 144 under the Securities Act or is saleable pursuant to Rule 144(k) under the Securities Act.

2.  Method of Payment
    -----------------

             The Company and Sub Co-Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company and Sub Co-Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium, if any, and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company and Sub Co-Issuer will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company and Sub Co-Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also
                     --------  -------
be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

             Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company and Sub Co-Issuer may appoint and change any Paying Agent or Registrar without notice to Holders. The Company, Sub Co-Issuer or any of the Company's domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture
    ---------

             The Company and Sub Co-Issuer issued the Securities under an Indenture dated as of August 28, 2001 (the "Indenture"), among the Company, Sub Co-Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-
                          ------

77bbbb) as in effect on the date of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

             The Securities are senior subordinated unsecured obligations of the Company and Sub Co-Issuer limited to $450,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.08 and 2.09 of the Indenture). This Security is one of the Initial Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and any Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company, Sub Co-Issuer and its Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates and make asset sales. The Indenture also imposes limitations on the ability of the Company, Sub Co-Issuer and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all its property.

             To guarantee the due and punctual payment of the principal and interest on the Securities and all other amounts payable by the Company and Sub Co-Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have jointly and severally unconditionally guaranteed the Guaranteed Obligations on a senior subordinated basis pursuant to the terms of the Indenture.

5. Redemption
   ----------

             (a) Optional Redemption. Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company prior to August 15, 2005. Thereafter, the Securities shall be redeemable at the option of the Company, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                                    Redemption
             Year                                                      Price
             -----------------------------------------------------------------

             2005                                                    104.750%
             2006                                                    103.167%
             2007                                                    101.583%
             2008 and thereafter                                     100.000%

             In addition, prior to August 15, 2004, the Company may redeem, on one or more occasions, up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings by the Company or Sub Co-Issuer, at a redemption price equal to 109.500% of the principal amount thereof, plus accrued and unpaid interest thereon to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that after giving effect to any such redemption, at
       --------  -------
least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

             (b) Special Redemption. Notwithstanding the foregoing, in the event that, (i) in the sole judgement of the Company and Sub Co-Issuer, the Acquisition will not be consummated by December 15, 2001, then the Company and Sub Co-Issuer may redeem the Securities, in whole but not in part, at their sole option prior to December 31, 2001, at a redemption price (the "Special Redemption Price") in cash equal to 101% of the issue price of the Securities (i.e., 101% X 99.323% = 100.316% of the principal amount at maturity) plus accrued and unpaid interest to the Special Redemption Date or (ii) the Acquisition has not be consummated on or prior to December 15, 2001, then the Company and Sub Co-Issuer will mandatorily redeem all the Securities on December 31, 2001, at the Special Redemption Price.

             The "Special Redemption Date" means the earlier of (a) the date that the Company and Sub Co-Issuer elect to redeem all the Securities if in the sole judgment of the Company or Sub Co-Issuer, the Acquisition will not be consummated by December 15, 2001, or (b) December 31, 2001, if the Acquisition is not consummated by December 15, 2001 (either redemption, a "Special Redemption").

             "Acquisition" means the acquisition by the Company of the consumer products businesses of Carter-Wallace, Inc. pursuant to the Acquisition Agreement and the substantially concurrent sale pursuant to the Product Line Purchase Agreement.

             "Acquisition Agreement" means the Asset Purchase Agreement between the Company and Carter-Wallace Inc., dated as of May 7, 2001, as the same may be amended, modified or supplemented from time to time.

             "Product Line Purchase Agreement" means the Amended and Restated Product Line Purchase Agreement, dated as July 26, 2001 and effective as of May 7, 2001, by and between the Company and C&D, providing for the Company's sale of assets relating to the Arrid Extra Dry, Arrid XX and Lady's Choice antiperspirant and deodorant product lines (in the United States and Canada), and the assets relating to the Lambert-Kay line of pet products, to C&D and C&D's assumption of related liabilities, as the same may be amended, modified or supplemented from time to time.

6.  Sinking Fund
    ------------

               The Securities are not subject to any sinking fund.

7.  Notice of Redemption
    --------------------

             Notice of an optional redemption pursuant to paragraph 5(a) above will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date and notice of a Special Redemption pursuant to paragraph 5(b) above will be mailed 10 days prior to the Special Redemption Date, in each case, to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control and
    ----------------------------------------------------------------------------
    Asset Dispositions
    ------------------

             Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company and Sub Co-Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date) as provided in, and subject to the terms of, the Indenture.

               In accordance with Section 4.06 of the Indenture, the Company and Sub Co-Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

9.  Subordination
    -------------

               The Securities and Subsidiary Guarantees are subordinated to Senior Indebtedness, as defined and set forth more fully in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities and Subsidiary Guarantees may be paid. The Company, Sub Co-Issuer and each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10. Denominations; Transfer; Exchange
    ---------------------------------

               The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed.

11. Persons Deemed Owners
    ---------------------

               Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

12. Unclaimed Money
    ---------------

               If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company and Sub Co-Issuer upon their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company and Sub Co-Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13. Discharge and Defeasance
    ------------------------

               Subject to certain conditions, the Company and Sub Co-Issuer at any time may terminate some of or all of their obligations under the Securities and the Indenture if the

Company or Sub Co-Issuer deposits with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal of, and interest on, the Securities to redemption or maturity, as the case may be.

14. Amendment, Waiver
    -----------------

               Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, Sub Co-Issuer, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Subsidiary Guarantees with respect to the Securities;
(v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company and Sub Co-Issuer; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company and Sub Co-Issuer (or any Representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Exchange Securities or Additional Securities.

15. Defaults and Remedies
    ---------------------

               If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or Sub Co-Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or Sub Co-Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

               If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16. Trustee Dealings with the Company
    ---------------------------------

               Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company, Sub Co-Issuer or the Company's Affiliates with the same rights it would have if it were not Trustee.

17. No Recourse Against Others
    --------------------------

               A director, officer, employee or stockholder, as such, of the Company, Sub Co-Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or Sub Co-Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18. Authentication
    --------------

               This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19. Abbreviations
    -------------

               Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20. Governing Law
    -------------

               THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21. CUSIP and ISIN Numbers
    ----------------------

               The Company and Sub Co-Issuer have caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

               Either the Company or Sub Co-Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)

and irrevocably appoint            agent to transfer this Security on the books
of the Company and Sub Co-Issuer. The agent may substitute another to act for him.

___________________________________________________________________

Date: ________________ Your Signature: _____________________

____________________________________________________________________
Sign exactly as your name appears on the other side of this Security.

      CERTIFICATE TO BE DELIVERED UPON EXCHANGE OR REGISTRATION OF TRANSFER
                              RESTRICTED SECURITIES

This certificate relates to $_________ principal amount of Securities held in (check applicable space) ____ book-entry or _____ definitive form by the undersigned.

The undersigned (check one box below):

[_] has requested the Trustee by written order to deliver in exchange for its beneficial interest in the Global Security held by the Depositary a Security or Securities in definitive, registered form of authorized denominations and an aggregate principal amount equal to its beneficial interest in such Global Security (or the portion thereof indicated above);

[_] has requested the Trustee by written order to exchange or register the transfer of a Security or Securities.

In connection with any transfer of any of the Securities evidenced by this certificate occurring prior to the expiration of the period referred to in Rule 144(k) under the Securities Act, the undersigned confirms that such Securities are being transferred in accordance with its terms:

CHECK ONE BOX BELOW

         (1)  [_]    to the Company and Sub Co-Issuer; or

         (2)  [_]    to the Registrar for registration in the name of the
                     Holder, without transfer; or

         (3)  [_]    pursuant to an effective registration statement under the
                     Securities Act of 1933; or

         (4)  [_]    inside the United States to a "qualified institutional
                     buyer" (as defined in Rule 144A under the Securities Act of 1933) that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that such transfer is being made in reliance on Rule 144A, in each case pursuant to and in compliance with Rule 144A under the Securities Act of 1933; or

         (5)  [_]    outside the United States in an offshore transaction within the meaning of Regulation S under the Securities Act in compliance with Rule 904 under the Securities Act of 1933 and such Security shall be held immediately after the transfer through Euroclear or Clearstream until the expiration of the Restricted Period (as defined in the Indenture); or

         (6)  [_]   to an institutional "accredited investor" (as defined in
                    Rule 501(a)(1), (2), (3) or (7) under the Securities Act of
                    1933) that has furnished to the Trustee a signed letter containing certain representations and agreements; or

         (7)  [_]   pursuant to another available exemption from registration
                    provided by Rule 144 under the Securities Act of 1933.

         Unless one of the boxes is checked, the Trustee will refuse to register any of the Securities evidenced by this certificate in the name of any Person other than the registered Holder thereof; provided, however,
                                                          --------  -------
         that if box (5), (6) or (7) is checked, the Trustee may require, prior to registering any such transfer of the Securities, such legal opinions, certifications and other information as the Company and Sub Co-Issuer have reasonably requested to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933.

                                                  _________________________
                                                  Your Signature

Signature Guarantee:

Date: ________________________               ______________________________
Signature must be guaranteed                      Signature of Signature
by a participant in a                             Guarantee
recognized signature guaranty
medallion program or other
signature guarantor acceptable
to the Trustee

___________________________________________________________________________

              TO BE COMPLETED BY PURCHASER IF (4) ABOVE IS CHECKED.

                  The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company and Sub Co-Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated: ________________                ______________________________
                                            NOTICE: To be executed by
                                                   an executive officer

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

               The initial principal amount of this Global Security is $[     ].
   The following increases or decreases in this Global Security have been made:

Date of            Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange           in Principal Amount    in Principal Amount    this Global Security   authorized signatory
                   of this Global         of this Global         following such         of Trustee or
                   Security               Security               decrease or increase   Securities Custodian

                       OPTION OF HOLDER TO ELECT PURCHASE

                 If you want to elect to have this Security purchased by the Company and Sub Co-Issuer pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                   Asset Disposition [_] Change of Control [_]

                 If you want to elect to have only part of this Security purchased by the Company and Sub Co-Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$

Date: __________________ Your Signature: __________________
(Sign exactly as your name appears on the other side of the Security)

Signature Guarantee:_______________________________________
                         Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee

                                                                       EXHIBIT B



                       [FORM OF FACE OF EXCHANGE SECURITY]
                           [Global Securities Legend]

         UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), NEW YORK, NEW YORK, TO THE COMPANY, SUB CO-ISSUER OR THE COMPANY'S AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

         TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

No. [  ]                                                         $_____________

                    9 1/2% Senior Subordinated Note due 2009

                                                                  CUSIP No. [  ]
                                                                   ISIN No. [  ]

         ARMKEL, LLC, a Delaware limited liability company (the "Company") and ARMKEL FINANCE, INC., a Delaware corporation ("Sub Co-Issuer"), promise to pay to Cede & Co., or registered assigns, the principal sum listed on the Schedule of Increases or Decreases in Global Security attached hereto on August 15, 2009.

         Interest Payment Dates: February 15 and August 15.

         Record Dates: February 1 and August 1.

         Additional provisions of this Security are set forth on the other side of this Security.

         IN WITNESS WHEREOF, the parties have caused this instrument to be duly executed.

                                                ARMKEL, LLC,

                                                by

                                                  ______________________________
                                                  Name:
                                                  Title:


                                                ARMKEL FINANCE, INC.,

                                                by

                                                  ______________________________
                                                  Name:
                                                  Title:



Dated:

TRUSTEE'S CERTIFICATE OF
     AUTHENTICATION

THE BANK OF NEW YORK,

     as Trustee, certifies
     that this is one of
     the Securities referred
     to in the Indenture.

     by

       _____________________________
           Authorized Signatory

                   [FORM OF REVERSE SIDE OF EXCHANGE SECURITY]

                    9 1/2% Senior Subordinated Note due 2009


1.  Interest.
    --------

                Armkel, LLC, a Delaware limited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company") and Armkel Finance, Inc., a Delaware corporation ("Sub Co-Issuer"), promise to pay interest on the principal amount of this Security at the rate per annum shown above. The Company shall pay interest semiannually on February 15 and August 15 of each year. Interest on the Securities shall accrue from the most recent date to which interest has been paid or duly provided for or, if no interest has been paid or duly provided for, from August 28, 2001 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Company shall pay interest on overdue principal at the rate borne by the Securities plus 1% per annum, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

2.  Method of Payment
    -----------------

                The Company and Sub Co-Issuer shall pay interest on the Securities (except defaulted interest) to the Persons who are registered Holders at the close of business on the February 1 or August 1 next preceding the interest payment date even if Securities are canceled after the record date and on or before the interest payment date. Holders must surrender Securities to a Paying Agent to collect principal payments. The Company and Sub Co-Issuer shall pay principal, premium, if any, and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Securities represented by a Global Security (including principal, premium and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Company and Sub Co-Issuer will make all payments in respect of a certificated Security (including principal, premium, if any, and interest), at the office of the Paying Agent, except that, at the option of the Company and Sub Co-Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Securities may also
                     --------  -------
be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Securities, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

3.  Paying Agent and Registrar
    --------------------------

                Initially, The Bank of New York, a New York banking corporation (the "Trustee"), will act as Paying Agent and Registrar. The Company and Sub Co-Issuer may appoint and change any Paying Agent or Registrar without notice to the Holders. The Company, Sub Co-Issuer or any of the Company's domestically incorporated Wholly Owned Subsidiaries may act as Paying Agent or Registrar.

4.  Indenture
    ---------

                The Company and Sub Co-Issuer issued the Securities under an Indenture dated as of August 28, 2001 (the "Indenture"), among the Company, Sub Co-Issuer and the Trustee. The terms of the Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. (S)(S) 77aaa-77bbbb) as in effect on the date
                          -----
of the Indenture (the "TIA"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Securities are subject to all terms and provisions of the Indenture, and Holders (as defined in the Indenture) are referred to the Indenture and the TIA for a statement of such terms and provisions.

                The Securities are senior subordinated unsecured obligations of the Company and Sub Co-Issuer limited to $450,000,000 aggregate principal amount at any one time outstanding (subject to Sections 2.08 and 2.09 of the Indenture). This Security is one of the Exchange Securities referred to in the Indenture. The Securities include the Original Securities, the Additional Securities and any Exchange Securities issued in exchange for the Initial Securities pursuant to the Indenture. The Original Securities, the Additional Securities and the Exchange Securities are treated as a single class of securities under the Indenture. The Indenture imposes certain limitations on the ability of the Company, Sub Co-Issuer and the Company's Restricted Subsidiaries to, among other things, make certain Investments and other Restricted Payments, pay dividends and other distributions, incur Indebtedness, enter into consensual restrictions upon the payment of certain dividends and distributions by such Restricted Subsidiaries, issue or sell shares of capital stock of such Restricted Subsidiaries, enter into or permit certain transactions with Affiliates, create or incur Liens and make Asset Sales. The Indenture also imposes limitations on the ability of the Company, Sub Co-Issuer and each Subsidiary Guarantor to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

                To guarantee the due and punctual payment of the principal and interest, if any, on the Securities and all other amounts payable by the Company and Sub Co-Issuer under the Indenture and the Securities when and as the same shall be due and payable, whether at maturity, by acceleration or otherwise, according to the terms of the Securities and the Indenture, the Subsidiary Guarantors have, jointly and severally, unconditionally guaranteed the Guaranteed Obligations on a senior basis subordinated pursuant to the terms of the Indenture.

5.  Redemption
    ----------

                (a) Optional Redemption. Except as set forth in the following paragraph, the Securities shall not be redeemable at the option of the Company or Sub Co-Issuer prior to August 15, 2005. Thereafter, the Securities shall be redeemable at the option of the Company or Sub Co-Issuer, in whole or in part, on not less than 30 nor more than 60 days prior notice, at the following redemption prices (expressed as percentages of principal amount), plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date), if redeemed during the 12-month period commencing on August 15 of the years set forth below:

                                                                     Redemption
                Year                                                    Price
                ----------------------------------------------------------------

                2005                                                    104.750%
                2006                                                    103.167%
                2007                                                    101.583%
                2008 and thereafter                                     100.000%

                In addition, prior to August 15, 2004, the Company or Sub Co-Issuer may redeem, on one or more occasions, up to a maximum of 35% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) with the Net Cash Proceeds of one or more Equity Offerings at a redemption price equal to 109.500% of the principal amount thereof, plus accrued and unpaid interest to the redemption date (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date); provided, however, that
                                                     --------  -------
after giving effect to any such redemption, at least 65% of the original aggregate principal amount of the Securities (calculated giving effect to any issuance of Additional Securities) remains outstanding. Any such redemption shall be made within 90 days of such Equity Offering upon not less than 30 nor more than 60 days notice mailed to each Holder of Securities being redeemed and otherwise in accordance with the procedures set forth in the Indenture.

                (b) Special Redemption. Notwithstanding the foregoing, in the event that, (i) in the sole judgement of the Company and Sub Co-Issuer, the Acquisition will not be consummated by December 15, 2001, then the Company and Sub Co-Issuer may redeem the Securities, in whole but not in part, at their sole option prior to December 31, 2001, at a redemption price (the "Special Redemption Price") in cash equal to 101% of the issue price of the Securities (i.e., 101% X 99.323% = 100.316% of the principal amount at maturity) plus accrued and unpaid interest to the Special Redemption Date or (ii) the Acquisition has not be consummated on or prior to December 15, 2001, then the Company and Sub Co-Issuer will mandatorily redeem all the Securities on December 31, 2001, at the Special Redemption Price.

                The "Special Redemption Date" means the earlier of (a) the date that the Company and Sub Co-Issuer elect to redeem all the Securities if in the sole judgment of the Company or Sub Co-Issuer, the Acquisition will not be consummated by December 15, 2001, or (b) December 31, 2001 if the Acquisition is not consummated by December 15, 2001 (either redemption, a "Special Redemption").

                "Acquisition" means the acquisition by the Company of the consumer products businesses of Carter-Wallace, Inc. pursuant to the Acquisition Agreement and the substantially concurrent sale pursuant to the Product Line Purchase Agreement.

                "Acquisition Agreement" means the Asset Purchase Agreement between the Company and Carter-Wallace Inc., dated as of May 7, 2001, as the same may be amended, modified or supplemented from time to time.

                "Product Line Purchase Agreement" means the Amended and Restated Product Line Purchase Agreement, dated as July 26, 2001 and effective as of May 7, 2001, by and between the Company and C&D, providing for the Company's sale of assets relating to the Arrid Extra Dry, Arrid XX and Lady's Choice antiperspirant and deodorant product lines (in the United States and Canada), and the assets relating to the Lambert-Kay line of pet products, to C&D and C&D's assumption of related liabilities, as the same may be amended, modified or supplemented from time to time.

6.  Sinking Fund
    ------------

                The Securities are not subject to any sinking fund.

7.  Notice of Redemption
    --------------------

                Notice of an optional redemption pursuant to paragraph 5(a) above will be mailed by first-class mail at least 30 days but not more than 60 days before the redemption date and notice of a Special Redemption pursuant to paragraph 5(b) above will be mailed 10 days prior to the Special Redemption Date, in each case, to each Holder of Securities to be redeemed at his or her registered address. Securities in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. If money sufficient to pay the redemption price of and accrued and unpaid interest on all Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Securities (or such portions thereof) called for redemption.

8.  Repurchase of Securities at the Option of Holders upon Change of Control and
    ----------------------------------------------------------------------------
Asset Dispositions
------------------

                Upon a Change of Control, any Holder of Securities will have the right, subject to certain conditions specified in the Indenture, to cause the Company and Sub Co-Issuer to repurchase all or any part of the Securities of such Holder at a purchase price equal to 101% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest to the date of repurchase (subject to the right of Holders of record on the relevant record date to receive interest due on the relevant interest payment date that is on or prior to the date of purchase) as provided in, and subject to the terms of, the Indenture.

         In accordance with Section 4.06 of the Indenture, the Company and Sub Co-Issuer will be required to offer to purchase Securities upon the occurrence of certain events.

9.   Subordination
     -------------

         The Securities and Subsidiary Guarantees are subordinated to Senior Indebtedness, as defined and as set forth more fully in the Indenture. To the extent provided in the Indenture, Senior Indebtedness must be paid before the Securities may be paid. The Company, Sub Co-Issuer and each Subsidiary Guarantor agrees, and each Holder by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

10.  Denominations; Transfer; Exchange
     ---------------------------------

         The Securities are in registered form without coupons in denominations of $1,000 and whole multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. Upon any transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes required by law or permitted by the Indenture. The Registrar need not register the transfer of or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or to transfer or exchange any Securities for a period of 15 days prior to a selection of Securities to be redeemed or 15 days before an interest payment date.

11.  Persons Deemed Owners
     ---------------------

         Except as provided in paragraph 2 hereof, the registered Holder of this Security may be treated as the owner of it for all purposes.

12.  Unclaimed Money
     ---------------

         If money for the payment of principal or interest remains unclaimed for two years, the Trustee and the Paying Agent shall pay the money back to the Company or Sub Co-Issuer upon their written request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look to the Company or Sub Co-Issuer for payment as general creditors and the Trustee and the Paying Agent shall have no further liability with respect to such monies.

13.  Discharge and Defeasance
     ------------------------

         Subject to certain conditions, the Company and Sub Co-Issuer at any time may terminate some of or all their obligations under the Securities and the Indenture if the Company and Sub Co-Issuer deposits with the Trustee money or U.S. Government Obligations or a combination thereof for the payment of principal and interest on the Securities to redemption or maturity, as the case may be.

14.  Amendment, Waiver
     -----------------

         Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended without prior notice to any Holder but with the written consent of the Holders of at least a majority in aggregate principal amount of the Securities then outstanding and (ii) any default may be waived with the written consent of the Holders of at least a majority in principal amount of the Securities then outstanding. Subject to certain exceptions set forth in the Indenture, without the consent of any Holder, the Company, Sub Co-Issuer, the Subsidiary Guarantors and the Trustee may amend the Indenture or the Securities (i) to cure any ambiguity, omission, defect or inconsistency; (ii) to comply with Article 5 of the Indenture; (iii) to provide for uncertificated Securities in addition to or in place of certificated Securities; (iv) to add Subsidiary Guarantees with respect to the Securities;
(v) to secure the Securities; (vi) to add additional covenants or to surrender rights and powers conferred on the Company and Sub Co-Issuer; (vii) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA; (viii) to make any change that does not adversely affect the rights of any Holder; (ix) to make any change in the subordination provisions of the Indenture that would limit or terminate the benefits available to any holder of Senior Indebtedness of the Company and Sub Co-Issuer (or any Representative thereof) under such subordination provisions; or (x) to provide for the issuance of the Exchange Securities or Additional Securities.

15.  Defaults and Remedies
     ---------------------

         If an Event of Default occurs (other than an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or Sub Co-Issuer) and is continuing, the Trustee or the Holders of at least 25% in principal amount of the Securities then outstanding may declare the principal of and accrued but unpaid interest on all the Securities to be due and payable. If an Event of Default relating to certain events of bankruptcy, insolvency or reorganization of the Company or Sub Co-Issuer occurs, the principal of and interest on all the Securities shall become immediately due and payable without any declaration or other act on the part of the Trustee or any Holders. Under certain circumstances, the Holders of a majority in principal amount of the outstanding Securities may rescind any such acceleration with respect to the Securities and its consequences.

         If an Event of Default occurs and is continuing, the Trustee shall be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense and certain other conditions are complied with. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder may pursue any remedy with respect to the Indenture or the Securities unless (i) such Holder has previously given the Trustee notice that an Event of Default is continuing, (ii) Holders of at least 25% in principal amount of the outstanding Securities have requested the Trustee in writing to pursue the remedy, (iii) such Holders have offered the Trustee reasonable security or indemnity against any loss, liability or expense, (iv) the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity and (v) the Holders of a majority in principal amount of the outstanding Securities have not given the Trustee a direction inconsistent with such request within such 60-day period. Subject to certain restrictions, the Holders of a majority in principal amount of the outstanding Securities are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

16.  Trustee Dealings with the Company
     ---------------------------------

         Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company, Sub Co-Issuer or the Company's Affiliates with the same rights it would have if it were not Trustee.

17.  No Recourse Against Others
     --------------------------

         A director, officer, employee or stockholder, as such, of the Company, Sub Co-Issuer or any Subsidiary Guarantor shall not have any liability for any obligations of the Company or Sub Co-Issuer under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Holder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  Authentication
     --------------

         This Security shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Security.

19.  Abbreviations
     -------------

         Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  Governing Law
     -------------

         THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITH OUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

21.  CUSIP and ISIN Numbers
     ----------------------

         The Company and Sub Co-Issuer have caused CUSIP and ISIN numbers to be printed on the Securities and have directed the Trustee to use CUSIP and ISIN numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

         Either the Company or Sub Co-Issuer will furnish to any Holder of Securities upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Security.

                                 ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to


         (Print or type assignee's name, address and zip code)

         (Insert assignee's soc. sec. or tax I.D. No.)


and irrevocably appoint             agent to transfer this Security on the books
of the Company and Sub Co-Issuer. The agent may substitute another to act for him.


____________________________________________________________

Date: ________________ Your Signature: __________________


____________________________________________________________
Sign exactly as your name appears on the other side of this Security. Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                       OPTION OF HOLDER TO ELECT PURCHASE

                If you want to elect to have this Security purchased by the Company or Sub Co-Issuer pursuant to Section 4.06 (Asset Disposition) or 4.08 (Change of Control) of the Indenture, check the box:

                        Asset Disposition [_] Change of Control [_]

                   If you want to elect to have only part of this Security purchased by the Company or Sub Co-Issuer pursuant to Section 4.06 or 4.08 of the Indenture, state the amount ($1,000 or an integral multiple thereof):

$


Date: __________________ Your Signature: __________________

                                (Sign exactly as your name appears
                   on the other side of the Security)


Signature Guarantee:_______________________________________

                       Signature must be guaranteed by a participant in a recognized signature guaranty medallion program or other signature guarantor acceptable to the Trustee.

                      [TO BE ATTACHED TO GLOBAL SECURITIES]

              SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

                 The initial principal amount of this Global Security is $[   ].
The following increases or decreases in this Global Security have been made:

Date of           Amount of decrease     Amount of increase     Principal amount of    Signature of
Exchange          in Principal  Amount   in Principal Amount    this Global Security   authorized signatory
                  of this Global         of this Global         following such         of Trustee or
                  Security               Security               decrease or increase   Securities Custodian

                                                                       EXHIBIT C

                        [FORM OF SUPPLEMENTAL INDENTURE]

                      SUPPLEMENTAL INDENTURE (this "Supplemental Indenture")
                dated as of [     ], among [GUARANTOR] (the "New Guarantor"), a
                subsidiary of ARMKEL, LLC (or its successor), a Delaware limited liability company (the "Company"), ARMKEL FINANCE, INC., a Delaware corporation (the "Sub Co-Issuer"), [EXISTING GUARANTORS] and THE BANK OF NEW YORK, a New York banking corporation, as trustee under the indenture referred to below (the "Trustee").

                              W I T N E S S E T H :

           WHEREAS the Company, Sub Co-Issuer and [OLD GUARANTORS] (the "Existing Guarantors") have heretofore executed and delivered to the Trustee an Indenture (the "Indenture") dated as of August 28, 2001, providing for the issuance of an aggregate principal amount of up to $225,000,000 of 9 1/2% Senior Subordinated Notes due 2009 (the "Securities");

           WHEREAS Section 4.11 of the Indenture provides that under certain circumstances the Company and Sub Co-Issuer are required to cause the New Guarantor to execute and deliver to the Trustee a supplemental indenture pursuant to which the New Guarantor shall unconditionally guarantee all the Company's and Sub Co-Issuer's obligations under the Securities pursuant to a Subsidiary Guarantee on the terms and conditions set forth herein; and

           WHEREAS pursuant to Section 9.01 of the Indenture, the Trustee, the Company, Sub Co-Issuer and the Existing Guarantors are authorized to execute and deliver this Supplemental Indenture;

           NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Guarantor, the Company, Sub Co-Issuer, the Existing Guarantors and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Securities as follows:

           1. Agreement to Guarantee. The New Guarantor hereby agrees, jointly
              ----------------------
and severally with all the Existing Guarantors, to unconditionally guarantee the Company's and Sub Co-Issuer's obligations under the Securities on the terms and subject to the conditions set forth in Articles 11 and 12 of the Indenture and to be bound by all other applicable provisions of the Indenture and the Securities.

           2. Ratification of Indenture; Supplemental Indentures Part of
              ----------------------------------------------------------
Indenture. Except as expressly amended hereby, the Indenture is in all respects
---------
ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every holder of Securities heretofore or hereafter authenticated and delivered shall be bound hereby.

           3. Governing Law. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY,
              -------------
AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

           4. Trustee Makes No Representation. The Trustee makes no
              -------------------------------
representation as to the validity or sufficiency of this Supplemental Indenture.

           5. Counterparts. The parties may sign any number of copies of this
              ------------
Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

           6. Effect of Headings. The Section headings herein are for
              ------------------
convenience only and shall not effect the construction thereof.

           IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first above written.

                                      [NEW GUARANTOR],

                                       by

                                        ________________________________________
                                        Name:
                                        Title:

                                      ARMKEL, LLC,

                                       by

                                        ________________________________________
                                        Name:
                                        Title:

                                      ARMKEL FINANCE, INC.,

                                       by

                                        ________________________________________
                                        Name:
                                        Title:

                                      [EXISTING GUARANTORS],

                                       by_______________________________________

                                        Name:
                                        Title:

                                      THE BANK OF NEW YORK, as Trustee,

                                       by

                                        ________________________________________
                                        Name:
                                        Title:

                                                                       EXHIBIT D


                                     Form of
                       Transferee Letter of Representation


Armkel, LLC
Armkel Finance, Inc.

In care of
The Bank of New York
101 Barclay Street, 21W
New York, NY 10286

Attention of: Sirojni L. Dindial
Corporate Trust Administration


Ladies and Gentlemen:


         This certificate is delivered to request a transfer of $      principal
amount of the 9 1/2% Senior Subordinated Notes due 2009 (the "Securities") of Armkel, LLC (the "Company") and Armkel Finance, Inc. (the "Sub Co-Issuer").

         Upon transfer, the Securities would be registered in the name of the new beneficial owner as follows:

Name:________________________

Address:_____________________

Taxpayer ID Number:__________

         The undersigned represents and warrants to you that:

         1. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act of 1933, as amended (the "Securities Act")), purchasing for our own account or for the account of such an institutional "accredited investor" at least $250,000 principal amount of the Securities, and we are acquiring the Securities not with a view to, or for offer or sale in connection with, any distribution in violation of the Securities Act. We have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Securities, and we invest in or purchase securities similar to the Securities in the normal course of our business. We, and any accounts for which we are acting, are each able to bear the economic risk of our or its investment.

         2. We understand that the Securities have not been registered under the Securities Act and, unless so registered, may not be sold except as permitted in the following sentence. We agree on our own behalf and on behalf of any investor account for which we are purchasing Securities to offer, sell or otherwise transfer such Securities prior to the date that is two years after the later of the date of original issue and the last date on which the Company, Sub Co-Issuer or any affiliate of the Company was the owner of such Securities (or any predecessor thereto) (the "Resale Restriction Termination Date") only (a) to the Company and Sub Co-Issuer, (b) pursuant to a registration statement that has been declared effective under the Securities Act, (c) in a transaction complying with the requirements of Rule 144A under the Securities Act ("Rule 144A"), to a person we reasonably believe is a qualified institutional buyer under Rule 144A (a "QIB") that is purchasing for its own account or for the account of a QIB and to whom notice is given that the transfer is being made in reliance on Rule 144A, (d) pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act, (e) to an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2),
(3) or (7) under the Securities Act that is purchasing for its own account or for the account of such an institutional "accredited investor," in each case in a minimum principal amount of Securities of $250,000, or (f) pursuant to any other available exemption from the registration requirements of the Securities Act, subject in each of the foregoing cases to any requirement of law that the disposition of our property or the property of such investor account or accounts be at all times within our or their control and in compliance with any applicable state securities laws. The foregoing restrictions on resale will not apply subsequent to the Resale Restriction Termination Date. If any resale or other transfer of the Securities is proposed to be made pursuant to clause (e) above prior to the Resale Restriction Termination Date, the transferor shall deliver a letter from the transferee substantially in the form of this letter to the Company, Sub Co-Issuer and the Trustee, which shall provide, among other things, that the transferee is an institutional "accredited investor" within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act and that it is acquiring such Securities for investment purposes and not for distribution in violation of the Securities Act. Each purchaser acknowledges that the Company and the Trustee reserve the right prior to the offer, sale or other transfer prior to the Resale Restriction Termination Date of the Securities pursuant to clause (d), (e) or (f) above to require the delivery of an opinion of counsel, certifications or other information satisfactory to the Company, Sub Co-Issuer and the Trustee.

                                                   TRANSFEREE:_________________,

                                                   by:_________________________